Exhibit 2.1 AGREEMENT AND PLAN OF MERGER by and among LIONBRIDGE TECHNOLOGIES, INC., LBT ACQUISITION, INC. and LBT MERGER SUB, INC. December 12, 2016 The Agreement and Plan of Merger (the “Agreement”) contains representations, warranties and covenants that were made only for purposes of the Agreement and as of specific dates; were solely for the benefit of the parties to the Agreement; may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Agreement instead of establishing these matters as facts; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Lionbridge’s stockholders and other investors are not third-party beneficiaries under the Agreement and should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts or condition of Lionbridge, LBT Acquisition, or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Agreement, which subsequent information may or may not be fully reflected in public disclosures by Lionbridge and LBT Acquisition.

CONFIDENTIAL i TABLE OF CONTENTS Page ARTICLE 1 DEFINITIONS ........................................................................................................... 1 Section 1.01 Definitions................................................................................................... 1 Section 1.02 Other Definitional and Interpretative Provisions ...................................... 12 ARTICLE 2 THE MERGER ........................................................................................................ 13 Section 2.01 The Closing ............................................................................................... 13 Section 2.02 The Merger................................................................................................ 13 Section 2.03 Conversion of Shares ................................................................................ 14 Section 2.04 Surrender and Payment ............................................................................. 14 Section 2.05 Dissenting Shares ...................................................................................... 16 Section 2.06 Company Stock Options; Restricted Stock Awards; Restricted Stock Unit Awards ................................................................................................ 17 Section 2.07 Adjustments .............................................................................................. 18 Section 2.08 Withholding Rights ................................................................................... 18 Section 2.09 Lost Certificates ........................................................................................ 18 ARTICLE 3 THE SURVIVING CORPORATION ..................................................................... 19 Section 3.01 Certificate of Incorporation....................................................................... 19 Section 3.02 Bylaws....................................................................................................... 19 Section 3.03 Directors and Officers ............................................................................... 19 ARTICLE 4 REPRESENTATIONS AND WARRANTIES OF THE COMPANY .................... 19 Section 4.01 Corporate Existence and Power ................................................................ 19 Section 4.02 Corporate Authorization ........................................................................... 20 Section 4.03 Governmental Authorization .................................................................... 20 Section 4.04 Non-contravention .................................................................................... 21 Section 4.05 Capitalization ............................................................................................ 22 Section 4.06 Subsidiaries ............................................................................................... 23 Section 4.07 SEC Filings and the Sarbanes-Oxley Act ................................................. 24 Section 4.08 Financial Statements; Internal Controls .................................................... 25 Section 4.09 Absence of Certain Changes ..................................................................... 26 Section 4.10 No Undisclosed Material Liabilities ......................................................... 27 Section 4.11 Litigation ................................................................................................... 27 Section 4.12 Compliance with Applicable Law ............................................................ 27 Section 4.13 Anti-Corruption Laws; Trade Control Laws ............................................. 28 Section 4.14 Material Contracts ..................................................................................... 28 Section 4.15 Taxes ......................................................................................................... 31 Section 4.16 Employee Benefit Plans ............................................................................ 33 Section 4.17 Labor and Employment Matters ............................................................... 36 Section 4.18 Insurance Policies ..................................................................................... 36

CONFIDENTIAL ii Section 4.19 Environmental Matters.............................................................................. 37 Section 4.20 Intellectual Property .................................................................................. 37 Section 4.21 Properties .................................................................................................. 40 Section 4.22 Data Privacy .............................................................................................. 41 Section 4.23 Interested Party Transactions .................................................................... 41 Section 4.24 Customers ................................................................................................. 41 Section 4.25 Brokers’ Fees ............................................................................................ 42 Section 4.26 Opinion of Financial Advisor ................................................................... 42 ARTICLE 5 REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB ................................................................................................................. 42 Section 5.01 Corporate Existence and Power ................................................................ 42 Section 5.02 Corporate Authorization ........................................................................... 42 Section 5.03 Governmental Authorization .................................................................... 43 Section 5.04 Non-contravention .................................................................................... 43 Section 5.05 Capitalization and Operation of Merger Sub ............................................ 43 Section 5.06 No Vote of Parent Stockholders; Required Approval ............................... 43 Section 5.07 Litigation ................................................................................................... 44 Section 5.08 Available Funds ........................................................................................ 44 Section 5.09 Solvency .................................................................................................... 45 Section 5.10 Absence of Certain Agreements ............................................................... 46 Section 5.11 Stock Ownership ....................................................................................... 46 Section 5.12 Competing Businesses .............................................................................. 46 Section 5.13 Brokers’ Fees ............................................................................................ 46 ARTICLE 6 COVENANTS ......................................................................................................... 47 Section 6.01 Conduct of the Company .......................................................................... 47 Section 6.02 Go-Shop; Unsolicited Proposals ............................................................... 50 Section 6.03 Board Recommendation............................................................................ 53 Section 6.04 Approval of Merger .................................................................................. 57 Section 6.05 Access to Information ............................................................................... 59 Section 6.06 Notice of Certain Events ........................................................................... 59 Section 6.07 Employee Benefit Plan Matters ................................................................ 60 Section 6.08 State Takeover Laws ................................................................................. 61 Section 6.09 Obligations of Merger Sub........................................................................ 61 Section 6.10 Voting of Shares ....................................................................................... 61 Section 6.11 Director and Officer Liability ................................................................... 62 Section 6.12 Reasonable Best Efforts ............................................................................ 64 Section 6.13 Stockholder Litigation .............................................................................. 66 Section 6.14 Public Announcements ............................................................................. 67 Section 6.15 Further Assurances.................................................................................... 67 Section 6.16 Section 16 Matters .................................................................................... 67 Section 6.17 Financing................................................................................................... 68 Section 6.18 Confidentiality .......................................................................................... 73 Section 6.19 Director Resignations................................................................................ 73

CONFIDENTIAL iii ARTICLE 7 CONDITIONS TO THE MERGER ........................................................................ 73 Section 7.01 Conditions to the Obligations of Each Party............................................. 73 Section 7.02 Conditions to the Obligations of Parent and Merger Sub ......................... 74 Section 7.03 Conditions to the Obligations of the Company......................................... 74 ARTICLE 8 TERMINATION ...................................................................................................... 75 Section 8.01 Termination ............................................................................................... 75 Section 8.02 Effect of Termination ................................................................................ 77 ARTICLE 9 MISCELLANEOUS ................................................................................................ 77 Section 9.01 Notices ...................................................................................................... 77 Section 9.02 Survival of Representations and Warranties ............................................. 78 Section 9.03 Amendments and Waivers ........................................................................ 78 Section 9.04 Expenses; Payment of Termination Fee ................................................... 78 Section 9.05 Assignment; Benefit.................................................................................. 82 Section 9.06 Governing Law ......................................................................................... 83 Section 9.07 Jurisdiction ................................................................................................ 83 Section 9.08 Waiver of Jury Trial .................................................................................. 83 Section 9.09 Specific Performance; Parent Liability Cap ............................................. 84 Section 9.10 Severability ............................................................................................... 86 Section 9.11 Parent Guarantee ....................................................................................... 86 Section 9.12 Debt Financing Parties .............................................................................. 87 Section 9.13 Entire Agreement; No Reliance ................................................................ 87 Section 9.14 Rules of Construction ............................................................................... 88 Section 9.15 Counterparts; Effectiveness ...................................................................... 88 Schedule 1.01(a) – Knowledge Parties Schedule 6.01 – Permitted Conduct of the Company Schedule 6.07(b) – Employment Arrangements

AGREEMENT AND PLAN OF MERGER THIS AGREEMENT AND PLAN OF MERGER (this “Agreement”), dated December 12, 2016, is entered into by and among Lionbridge Technologies, Inc., a Delaware corporation (the “Company”), LBT Acquisition, Inc., a Delaware corporation (“Parent”), and LBT Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Parent (“Merger Sub”). WHEREAS, the Boards of Directors of each of the Company (acting upon the recommendation of the Special Committee), Parent and Merger Sub have approved this Agreement and deem it advisable and in the best interests of their respective stockholders to consummate the merger of Merger Sub with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned Subsidiary of Parent in accordance with the Delaware General Corporation Law (the “DGCL”); WHEREAS, concurrently with the execution and delivery of this Agreement, and as a condition and inducement to the Company’s willingness to enter into this Agreement, H.I.G. Middle Market LBO Fund II, L.P. (“Guarantor”) is entering into a guarantee in favor of the Company (the “Guarantee”) with respect to the obligations of Parent and Merger Sub under this Agreement; WHEREAS, concurrently with the execution and delivery of this Agreement, and as an inducement to Parent’s and Merger Sub’s willingness to enter into this Agreement, the Rollover Investor is entering into the Rollover Agreement, pursuant to which the Rollover Investor will contribute to LBT Investment Holdings, LLC, a Delaware limited liability company and an Affiliate of Parent (“Holdings”), subject to the terms and conditions therein, the Rollover Investment in a transaction intended to be tax-deferred under Section 721 of the Code; WHEREAS, (i) the Boards of Directors of each of the Company (acting upon the recommendation of the Special Committee), Parent and Merger Sub have (A) determined that this Agreement and the Merger are advisable and in the best interests of their respective stockholders, (B) approved the Merger on the terms and subject to the conditions set forth herein, and (C) adopted this Agreement, and (ii) the Company Board has resolved to recommend that the stockholders of the Company adopt and approve this Agreement; and NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth below, the parties hereto agree as follows: ARTICLE 1 DEFINITIONS Section 1.01 Definitions. As used herein, the following terms have the following meanings: “Acceptable Confidentiality Agreement” means a customary confidentiality agreement between the Company and any Third Party containing terms no less favorable, in the aggregate, to the Company than the terms of the Confidentiality Agreement; provided, however, that such confidentiality agreement may contain provisions that permit the Company to comply with the

2 provisions of Article 6. Notwithstanding the foregoing, a Person who has previously entered into a confidentiality agreement with the Company relating to a purchase of, or business combination with, the Company shall not be required to enter into a new or revised confidentiality agreement, and such existing confidentiality agreement shall be deemed to be an Acceptable Confidentiality Agreement. “Acquisition Proposal” means any inquiry (in writing or otherwise), offer, proposal or indication of interest from any Third Party relating to any transaction or series of related transactions involving (i) any acquisition or purchase by any Third Party, directly or indirectly, of 20% or more of any class of outstanding voting or equity securities of the Company, or any tender offer (including a self-tender) or exchange offer that, if consummated, would result in any Third Party beneficially owning 20% or more of any class of outstanding voting or equity securities of the Company, (ii) any merger, amalgamation, consolidation, share exchange, business combination, joint venture or other similar transaction involving the Company or any of its Subsidiaries, the business of which constitutes 20% or more of the net revenues, net income or assets of the Company and its Subsidiaries, taken as a whole, (iii) any sale, lease, exchange, transfer, license (other than licenses in the ordinary course of business), acquisition or disposition of 20% or more of the consolidated assets of the Company and its Subsidiaries (measured by the lesser of book or fair market value thereof) or (iv) any liquidation, dissolution, recapitalization, extraordinary dividend or other significant corporate reorganization of the Company or any of its Subsidiaries, the business of which constitutes 20% or more of the net revenues, net income or assets of the Company and its Subsidiaries, taken as a whole. “Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with such Person. As used in this definition, the term “control” (including the terms “controlling,” “controlled by” and “under common control with”) means possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise. “Antitrust Laws” means applicable federal, state, local or foreign antitrust, competition, premerger notification or trade regulation laws, regulations or Orders. “Applicable Law” means, with respect to any Person, any international, national, federal, state or local law (statutory, common or otherwise), constitution, treaty, convention, ordinance, code, rule, regulation or other similar requirement enacted, adopted, promulgated, issued or applied by a Governmental Authority that is binding upon and applicable to such Person, as amended unless expressly specified otherwise. “Business Day” means a day, other than Saturday, Sunday or other day on which commercial banks in Boston, Massachusetts or New York, New York are authorized or required by Applicable Law to close. “Closing Date” means the date of the Closing. “Code” means the Internal Revenue Code of 1986, as amended.

3 “Company Balance Sheet” means the consolidated balance sheet of the Company and its Subsidiaries as of September 30, 2016 and the footnotes thereto set forth in the Company’s quarterly report on Form 10-Q for the fiscal quarter ended September 30, 2016. “Company Balance Sheet Date” means September 30, 2016. “Company Board” means the Board of Directors of the Company. “Company Common Stock” means the shares of common stock, par value $0.01 per share, of the Company. “Company Equity Awards” means the Company Stock Options, the Company Restricted Stock Awards and the Company RSUs, and any other outstanding equity-based award (whether vested or unvested) denominated in shares of Company Common Stock. “Company Financial Advisor” means Union Square Advisors or another independent financial advisor of nationally recognized reputation. “Company Material Adverse Effect” means any effect, change, event or circumstance that, individually or in the aggregate, has or would be reasonably excepted to have, a material adverse effect (i) on the business, assets, financial condition or results of operations of the Company and its Subsidiaries, taken as a whole, or (ii) on the ability of the Company to consummate the Merger and the other transactions contemplated by this Agreement, excluding in each case any such material adverse effect resulting from or arising out of: (A) the execution, announcement, pendency or consummation of the Merger or the other transactions contemplated by this Agreement (including any loss of or adverse change in the relationship of the Company and its Subsidiaries with their respective employees, contractors, customers, partners, or suppliers related thereto); (B) the identity of Parent or any of its Affiliates as the acquirer of the Company; (C) general business, economic, financial market, or political conditions in the United States or elsewhere in the world; (D) general conditions in the industry in which the Company and its Subsidiaries operate or in any specific jurisdiction or geographical area in the United States or elsewhere in the world; (E) any changes in GAAP (or interpretations thereof) or Applicable Law (or interpretations thereof); (F) any changes, adoption, implementation, repeal, modification, reinterpretation or proposal of any law, regulation or policy (or interpretations thereof) by any Governmental Authority, or any panel or advisory body empowered or appointed thereby, in each case, after the date hereof; (G) the taking of any specific action, or refraining from taking any specific action, in each case at the written direction of Parent or Merger Sub or as expressly required by this Agreement; (H) any Stockholder Litigation; (I) any outbreak or escalation of acts of terrorism, hostilities, sabotage or war, or any weather-related event, fire or natural disaster or any escalation thereof; or (J) any failure by the Company to meet internal or analysts’ estimates, or projections, performance measures, operating statistics, or revenue, earnings or any other financial or performance measures (whether made by the Company or any third parties) for any period, or any decline in the price, or change in trading volume, of shares of the Company Common Stock; provided, however, that, except as otherwise provided in this definition, the underlying causes of such failure or decline may be taken into account in determining whether a Company Material Adverse Effect has occurred (unless such underlying cause would otherwise by excepted by this definition); provided, further, in the case of clauses

4 (C), (D), (E), (F) or (I), such effect may be taken into account in determining whether or not there has been a Company Material Adverse Effect to the extent such effect has a materially disproportionate adverse on the Company and its Subsidiaries, taken as a whole, as compared to other participants in the industry in which the Company and its Subsidiaries operate, in which case only the incremental disproportionate impact or impacts may be taken into account in determining whether or not there has been a Company Material Adverse Effect. “Company Restricted Stock Award” means each award with respect to a share of Company Common Stock outstanding under any Company Stock Plan or otherwise that is, at the time of determination, subject to a risk of forfeiture or repurchase by the Company, whether subject to time- or performance-based vesting, including awards under the Company’s long-term incentive plan. “Company Stock Option” means each option (whether vested or unvested) to purchase shares of Company Common Stock outstanding under any Company Stock Plan or otherwise, and any other outstanding equity-based award denominated in shares of Company Common Stock (whether vested or unvested) other than Company Restricted Stock Awards and Company RSUs. “Company Stock Plan” means any stock option, stock incentive, stock award or other equity compensation plan or agreement sponsored or maintained by the Company or any Subsidiary or Affiliate of the Company. “Company Termination Fee” shall mean an amount equal to $5,342,000 if this Agreement is terminated by the Company on or before the Non-Solicitation Start Date pursuant to Section 8.01(h) so as to enter into an Alternative Acquisition Agreement with an Excluded Person who is not also a Prior Party and $10,684,000 in all other cases. “Contract” means any legally binding written or oral contract, agreement, note, bond, indenture, mortgage, guarantee, option, lease (or sublease), license, sales or purchase order, warranty, commitment, or other instrument, obligation, arrangement or understanding of any kind to which the Company or any of its Subsidiaries is a party. “Credit Facility” means that certain Amended and Restated Credit Agreement, dated as of January 2, 2015, by and among the Company, the other credit parties party thereto, the financial institutions party thereto as lenders, and HSBC Bank as administrative agent for the lenders and as a lender (as amended, restated, supplemented or otherwise modified from time to time). “Debt Financing Party” means the entities that have committed to provide the Debt Financing pursuant to the Debt Commitment Letters, and any joinder agreements or credit agreements (including the definitive agreements executed pursuant to and in accordance with the terms of the Debt Commitment Letters) in connection therewith, and any arrangers, administrative agents, collateral agents or trustees part of such Debt Financing, and the respective affiliates, managers, members, directors, agents, officers and employees of the foregoing, in each case who are directly involved with the Debt Financing.

5 “Environmental Law” means any Applicable Law concerning pollution or protection of the environment or human health and safety (as such relates to the management of or exposure to Hazardous Substances), including any Applicable Law relating to the manufacture, handling, transport, use, treatment, storage, disposal or release of, or exposure to, any Hazardous Substance. “Environmental Permits” means any Governmental Authorizations issued or required under any Environmental Law. “Equity Commitment Letter” means (i) that certain equity commitment letter by and between Parent and Sponsor, dated as of December 12, 2016. “Equity Interest” means any share, capital stock, partnership, member or similar interest in any entity, and any option, warrant, right or security convertible, exchangeable or exercisable therefor. “ERISA” means the Employee Retirement Income Security Act of 1974, as amended. “ERISA Affiliate” of any Person means any other Person that, together with such entity, would be treated as a single employer within the meaning of Section 414(b), (c), (m) or (o) of the Code or Section 4001(b)(1) of ERISA. “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder. “Excluded Person” means any Person from whom the Company has received during the Go-Shop Period a written Acquisition Proposal that the Company Board or any committee thereof determines in good faith (such determination to be made no later than the Non- Solicitation Start Date), after consultation with its financial advisor and outside legal counsel, is, or would reasonably be expected to lead to, a Superior Proposal. A group of Persons that includes an Excluded Person shall itself be considered an Excluded Person, even if all members of such group are not each an Excluded Person individually, provided that no member of the group is a Prior Party. An Excluded Person shall cease to be an Excluded Person for all purposes of this Agreement immediately at such time as an offer or proposal by such Excluded Person is withdrawn, terminated or expires or the Special Committee determines in good faith, that such offer or proposal has ceased to constitute, or is no longer reasonably likely to lead to, a Superior Proposal. “executive officer” shall be as defined in Rule 16a-1(f) under the Exchange Act. “Ex-Im Laws” means all applicable U.S. and non-U.S. laws relating to export, reexport, transfer, and import controls, including, without limitation, the Export Administration Regulations, the International Traffic in Arms Regulations, and the EU Dual Use Regulation. “GAAP” means generally accepted accounting principles in the United States, consistently applied.

6 “Governmental Authority” means (i) any government or any state, department, local authority or other political subdivision thereof, or (ii) any governmental or quasi-governmental body, agency, authority (including any central bank, Taxing Authority or transgovernmental or supranational entity or authority), minister or instrumentality (including any court or tribunal or any arbitrator or arbitration panel) exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government. “Governmental Authorizations” means, with respect to any Person, all licenses, permits, certificates, waivers, registrations, consents, franchises (including similar authorizations or permits), exemptions, variances, expirations and terminations of any waiting period requirements and other authorizations and approvals issued to such Person by or obtained by such Person from any Governmental Authority, or of which such Person has the benefit under any Applicable Law. “Government Contract” means any prime contract, subcontract, task order or delivery order that is (i) between the Company and a Governmental Authority or (ii) is entered into by the Company as a subcontractor (at any tier) to provide supplies or services in connection with a Contract between another entity and a Governmental Authority. “Government Official” means any officer or employee of a Governmental Authority or any department, agency or instrumentality thereof, including state-owned entities, or of a public organization or any person acting in an official capacity for or on behalf of any such government, department, agency, or instrumentality or on behalf of any such public organization. “Hazardous Substance” means any pollutant, contaminant, toxic substance, hazardous waste, hazardous material, hazardous substance, petroleum or petroleum-containing product, asbestos-containing material or polychlorinated biphenyl, as listed or regulated under, or any other waste, substance or material which is regulated by or may give rise to standards of conduct or liability pursuant to, any Environmental Law. “HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder. “Indebtedness” means, with respect to any Person, all obligations (including all obligations in respect of principal, accrued interest, penalties, fees and premiums, and any other fees, expenses, indemnities and other amounts, in each case payable as a result of prepayment or discharge) of such Person: (i) for borrowed money (including obligations in respect of drawings under overdraft facilities), (ii) evidenced by notes, bonds, debentures or similar instruments, (iii) for the deferred purchase price of property, goods or services (other than trade payables or accruals incurred in the ordinary course of business consistent with past practices), (iv) under capital leases (in accordance with GAAP), (v) in respect of outstanding letters of credit and bankers’ acceptances or (vi) for contracts or agreements relating to interest rate or currency rate protection, swap agreements, collar agreements and similar hedging agreements. “Knowledge of the Company” means knowledge, after reasonable inquiry, of each of the individuals identified in Schedule 1.01(a).

7 “Lease Agreement” means any lease, sublease, license, concession or other agreement (written or oral), including all amendments, extensions, renewals, guarantees and other agreements with respect thereto, pursuant to which the Company or any Subsidiary holds any Leased Real Property. “Leased Real Property” means all leasehold or subleasehold estates and other rights to use or occupy any land, buildings, structures, improvements, fixtures or other interest in real property held by the Company or any of its Subsidiaries. “Lien” means, with respect to any property or asset, any mortgage, lien, pledge, charge, security interest, encumbrance, right of first refusal, preemptive right, community property right or other similar adverse claim in respect of such property or asset. “Made Available” means that such information, document or material was (a) publicly available on the SEC EDGAR database as of 11:59 p.m. Eastern time on December 8, 2016; or (b) made available for review by Parent or Parent’s Representatives in the virtual data room maintained by the Company with R.R. Donnelley in connection with the transactions contemplated by this Agreement as of 5:00 p.m. Eastern time on December 11, 2016. “Marketing Period” means the period of fifteen (15) consecutive Business Days after the date hereof beginning on the first day on which Parent shall have received the Required Financial Information then due; provided, that (i) if such Business Day period has not ended on or prior to December 16, 2016, then it will not commence until January 3, 2017 (provided, further that February 20, 2017, April 14th, 2017 and May 29, 2017 shall not be considered Business Days for the purposes of the Marketing Period), and (ii) after commencement of the Marketing Period, the delivery of additional financial statements or financial information required to be delivered pursuant to Section 6.17(c) due to the passage of time shall not terminate or restart the Marketing Period; provided, further, that the Marketing Period shall end on any earlier date on which the Debt Financing is funded. Notwithstanding anything to the contrary herein, the Marketing Period will not commence and will not be deemed to have commenced if, on or prior to the completion of such fifteen (15) consecutive Business Day period, the Company has publicly announced any intention to restate any financial statements or financial information included in the Required Financial Information or has publicly announced that any such restatement is under consideration, in which case the Marketing Period will be deemed not to commence unless and until such restatement has been completed and the applicable Required Financial Information has been amended or the Company has announced that it has concluded that no restatement will be required, and the requirements described in the immediately preceding sentence would be satisfied on the first (1st) Business Day, throughout and on the last Business Day of such new consecutive fifteen (15) Business Day period. If the Company believes in good faith that it has delivered the Required Financial Information, it may deliver to Parent a written notice to that effect (stating when it believes it completed any such delivery), in which case the Company shall be deemed to have delivered the Required Financial Information as of the date of delivery of such notice unless Parent in good faith reasonably believes that the Company has not completed delivery of the Required Financial Information and, within three (3) Business Days after the delivery of such notice to the Company, Parent delivers a written notice to the Company to that effect (stating with reasonable specificity which Required Financial Information the Company has not delivered), in which case the Marketing Period shall be

8 deemed to have commenced upon the delivery by the Company to the Parent of such information so specified by Parent in its written notice (provided that it is understood that the delivery of such written notice from Parent to the Company will not prejudice the Company’s right to assert that the Required Financial Information has in fact been delivered). Notwithstanding anything to the contrary herein, such Required Financial Information will be deemed to not have been delivered if, at any point prior to the completion of the Debt Financing, (a) such Required Financial Information contains any untrue statement of a material fact or omits to state any material fact necessary in order to make such Required Financial Information, in the light of the circumstances under which they were made, not misleading or (b) the Company’s auditors have withdrawn any audit opinion with respect to any financial statements contained in the Required Financial Information. “Nasdaq” means the Nasdaq Global Market. “Order” means, with respect to any Person, any order, writ, injunction, judgment, decree, ruling, settlement or stipulation or other similar requirement enacted, adopted, promulgated or applied by a Governmental Authority or arbitrator that is binding upon or applicable to such Person or its property. “Parent Material Adverse Effect” means any event, condition, change, occurrence or development of a state of circumstances that, individually or in the aggregate, would reasonably be expected to prevent or materially delay consummation of the Merger or materially impair or delay the ability of Parent or Merger Sub to perform their respective obligations under this Agreement. “Parent Termination Fee” shall mean an amount equal to $21,368,000. “Permitted Liens” means (i) Liens disclosed on the Company Balance Sheet (including Liens arising under the Credit Facility), (ii) Liens for Taxes that are not yet due and payable as of the Closing Date, (iii) Liens to secure landlords or lessors under leases or rental agreements, (iv) requirements and restrictions of zoning, building and other laws which are not violated by the current use or occupancy of such property; (v) mechanics’, carriers’, workmen’s, repairmen’s or other like liens or other similar encumbrances arising or incurred in the ordinary course of business consistent with past practice that, in the aggregate, do not materially impair the value or the present or the Company’s currently intended use and operation of the assets to which they relate, and (vi) Liens imposed under Applicable Law. “Person” means an individual, corporation, partnership, limited liability company, association, trust, firm, joint venture, association or other entity or organization, including a Governmental Authority. “Prior Party” means a Third Party who, prior to the date hereof, has entered into a confidentiality agreement with the Company on or after the date of, and with the same or similar purpose as, the Confidentiality Agreement. A group of Persons that includes an Prior Party shall itself be considered a Prior Party, even if all members of such group are not each a Prior Party individually.

9 “Proceeding” means any suit, claim, action, charge, complaint, litigation, arbitration, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding), hearing, audit, examination or investigation commenced, brought, conducted or heard by or before, or otherwise involving, any court or other Governmental Authority. “Representatives” means, with respect to any Person, the directors, officers, employees, financial advisors, attorneys, accountants, consultants, agents and other authorized representatives of such Person, acting in such capacity. “Sanctioned Country” means any country or region that is the subject or target of a comprehensive embargo under Sanctions Laws (including, without limitation, Cuba, Iran, North Korea, Sudan, Syria, and the Crimea region of Ukraine). “Sanctions Laws” means all U.S. and non-U.S. laws relating to economic or trade sanctions, including, without limitation, the Applicable Laws administered or enforced by the United States (including by OFAC or the U.S. Department of State), the United Nations Security Council, and the European Union. “Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by OFAC, the U.S. Department of State, or by the United Nations Security Council, the European Union or any European Union member state, (b) any Person operating, organized or resident in a Sanctioned Country or (c) any Person owned or controlled by any such Person or Persons described in the foregoing clauses (a) or (b). “Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002, and the rules and regulations promulgated thereunder. “SEC” means the U.S. Securities and Exchange Commission. “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder. “Special Committee” means the special committee of the Company Board. “Stockholder Litigation” means any Proceeding (including any class action or derivative litigation) or Order asserted or commenced by, on behalf of or in the name of, against or otherwise involving the Company, the Company Board, any committee thereof and/or any of the Company’s directors or officers relating directly or indirectly to the Agreement, the Merger or any related transaction (including any such Proceeding or Order based on allegations that the Company’s entry into the Agreement or the terms and conditions of the Agreement or any related transaction constituted a breach of the fiduciary duties of any member of the Company Board, any member of the board of directors of any of the Company’s Subsidiaries or any officer of the Company or any of its Subsidiaries). “Subsidiary” means, with respect to any Person, any entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at any time directly or indirectly owned by such Person.

10 “Superior Proposal” means any bona fide written Acquisition Proposal that the Company Board (acting upon the recommendation of the Special Committee) determines in good faith (after consultation with the Company Financial Advisor and outside legal counsel), taking into account, among other things, the legal, financial, regulatory, financing, and other aspects of the Acquisition Proposal and the Third Party making the Acquisition Proposal, including the form of consideration, financing terms (and certainty of financing) thereof, and the likelihood of consummation (in each case, if applicable, taking into account any revisions to this Agreement or the Financing Commitment Letters and the Rollover Agreement made or proposed in writing by Parent prior to the time of determination), which, if consummated, would result in a transaction that is more favorable to the Company’s stockholders (solely in their capacity as such, and excluding the Rollover Investor) than the Merger (after taking into account the expected timing and risk and likelihood on consummation); provided, however, that, for purposes of this definition of “Superior Proposal,” references in the term “Acquisition Proposal” to “20% or more” shall be deemed to be references to “more than 50%.” “Third Party” means any Person or “group” (as defined under Section 13(d) of the Exchange Act) of Persons, other than the Company, Parent, or any of their respective Affiliates or Representatives. “Treasury Regulations” means the regulations promulgated under the Code by the United States Department of Treasury. “WARN Act” means the Worker Adjustment and Retraining Notification Act of 1988 and any similar Applicable Law. Each of the following terms is defined in the Section set forth opposite such term: Term Section Adverse Recommendation Change 6.03(a) Aggregate Merger Consideration 2.06(c) Agreement Preamble Alternative Acquisition Agreement 6.02(b)(i) Anti-Corruption Laws 4.13(a) Board Recommendation 4.02(b) Business 4.20(j)(i) Capitalization Date 4.05(a) Cash Amount 2.06(a) Certificate of Merger 2.02(a) Certificates 2.04(a) Closing 2.01 Company Preamble Company Common Stock 4.05(a) Company Disclosure Schedule Article 4 Company Employee Plan 4.16(a) Company Expenses 9.04(d) Company Intellectual Property Assets 4.20(j)(ii) Company Preferred Stock 4.05(a) Company Return 4.15(m)

11 Term Section Company RSUs 2.06(c) Company SEC Documents 4.07(a) Company Securities 4.05(c) Company Software 4.20(j)(iii) Confidentiality Agreement 6.18 Continuing Employees 6.07(a) Copyrights 4.20(j)(iv)(C) Current Premium 6.11(a) Debt Commitment Letter 5.08 Debt Financing 5.08 DGCL Preamble Divestiture Action 6.12(d) DOJ 6.12(b) Effective Time 2.02(b) End Date 8.01(b) Equity Commitment Letter 5.08 Equity Financing 5.08 Exchange Agent 2.04(a) Financing 5.08 Financing Commitment Letters 5.08 Financing Indemnities 6.17(e) Foreign Benefit Plan 4.16(e) FTC 6.12(b) Go-Shop Period 6.02(a) Guarantee Preamble Guarantor Preamble Holdings Preamble Indemnified Party 6.11(b) Indemnified Party Proceeding 6.11(b) Insurance Policies 4.18 Intellectual Property Assets 4.20(j)(iv) Intervening Event 6.03(b)(i) Marks 4.20(j)(iv)(B) Material Contract 4.14 Merger Preamble Merger Consideration 2.03(a) Merger Sub Preamble Non-Solicitation Start Date 6.02(a) Notice of Intervening Event 6.03(b)(iii)(A) Notice of Superior Proposal 6.03(b)(ii)(A) Parent Preamble Open Source Software 4.20(j)(v) Parent Preamble Parent Benefit Plans 6.07(a) Parent Expenses 9.04(g)

12 Term Section Parent Liability Cap 9.09(c) Patents 4.20(j)(iv)(A) Payment Fund 2.04(a) Personal Information 4.22 Payoff Amount 6.17(c) Proxy Statement 6.04(b) Required Financial Information 6.17(c) Rollover Agreement 5.08 Rollover Investment 5.08 Rollover Investor 5.08 Rollover Shares 2.03(c) RSU Award Payments 2.06(c) Significant Customer 4.24 Software 4.20(j)(iv)(E) Solvent 5.09 Specific Performance Conditions 9.09(a) Sponsor 5.08 Standstill Release/Waiver 6.02(a) Stockholder Approval 4.02(a) Stockholder Meeting 6.04(a) Surviving Corporation 2.02(c) Systems 4.20(j)(vi) Tax 4.15(n) Tax Return 4.15(p) Taxing Authority 4.15(o) Third Party Component 4.20(j)(vi) Third Party Rights 4.20(c) Tier I Parent Expenses 9.04(f) Tier II Parent Expenses 9.04(g) Trade Control Laws 4.13(a) Trade Secrets 4.20(j)(iv)(F) Transaction Commitment Letter 5.08 Section 1.02 Other Definitional and Interpretative Provisions. The words “hereof,” “herein” and “hereunder” and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof. References to Articles, Sections, Exhibits and Schedules are to Articles, Sections, Exhibits and Schedules of this Agreement unless otherwise specified. All Exhibits and Schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein. Any capitalized terms used in any Exhibit or Schedule but not otherwise defined therein shall have the meaning as defined in this Agreement. Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation,” whether

13 or not they are in fact followed by those words or words of like import. “Writing,” “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form. References to any agreement or contract are to that agreement or contract as amended, modified or supplemented from time to time in accordance with the terms hereof and thereof. References to any Person include the successors and permitted assigns of that Person. References to any statute are to that statute and to the rules and regulations promulgated thereunder, in each case, as amended from time to time. References to “$” and “dollars” are to the currency of the United States. References from or through any date shall mean, unless otherwise specified, from and including or through and including, respectively. Accounting terms used, but not specifically defined, in this Agreement shall be construed in accordance with GAAP. ARTICLE 2 THE MERGER Section 2.01 The Closing. Upon the terms and subject to the conditions set forth herein, the closing of the Merger (the “Closing”) will take place at 10:00 a.m., Eastern time, on the date that is as soon as practicable (and, in any event, within two (2) Business Days) after satisfaction or, to the extent permitted hereunder, waiver of all conditions to the Merger set forth in Article 7 (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver (to the extent permitted hereunder) of such conditions), unless this Agreement has been terminated pursuant to its terms or unless another time or date is agreed to in writing by the parties hereto. The Closing shall be held at the offices of Goodwin Procter LLP, 100 Northern Avenue, Boston, Massachusetts, 02110, unless another place is agreed to in writing by the parties hereto. Notwithstanding this Section 2.01 or Article 7, if the Marketing Period has not ended at the time when the Closing would otherwise be required to occur pursuant to this Section 2.01, the Closing will occur on the earlier of (i) a Business Day before or during the Marketing Period specified by Parent on two (2) Business Days’ prior written notice to the Company and (ii) the second (2nd) Business Day after the expiration of the Marketing Period (subject, in each case, to the satisfaction or waiver (to the extent permitted hereunder) of all of the conditions set forth in Article 7, other than those conditions that by their terms are to be satisfied at the Closing, but subject to the satisfaction or waiver (to the extent permitted hereunder) of such conditions at the Closing), or at such other date and time as Parent and the Company shall mutually agree upon in writing. Section 2.02 The Merger. Upon the terms and subject to the conditions set forth in this Agreement, as soon as practicable on the Closing Date, Parent and the Company shall cause a certificate of merger (the “Certificate of Merger”) to be executed and delivered to the Secretary of State of the State of Delaware for filing as provided in the DGCL. The Merger shall become effective on such date and at such time when the Certificate of Merger has been received for filing by the Secretary of State of the State of Delaware or at such later time and date as may be agreed by the parties in writing and specified in the Certificate of Merger (the “Effective Time”).

14 At the Effective Time, Merger Sub shall be merged with and into the Company in accordance with the DGCL, whereupon the separate existence of Merger Sub shall cease, and the Company shall be the surviving corporation in the Merger (the “Surviving Corporation”), and the separate corporate existence of the Company, with all its rights, privileges, immunities, powers and franchises, shall continue unaffected by the Merger. The Merger shall have the effects specified in the DGCL. Section 2.03 Conversion of Shares. At the Effective Time, as a result of the Merger and without any action on the part of Parent, Merger Sub, the Company or the holders of any capital stock of Parent, Merger Sub or the Company: except as otherwise provided in Section 2.03(b), Section 2.03(c) or Section 2.05 and except for any shares of Company Common Stock (including Company Restricted Stock Awards, if any) contributed to Holdings by the Rollover Investor (collectively, the “Rollover Shares”) immediately prior to the Effective Time, each share of Company Common Stock issued and outstanding immediately prior to the Effective Time shall be automatically canceled and converted into the right to receive $5.75 in cash without interest (the “Merger Consideration”). As of the Effective Time, all such shares of Company Common Stock shall no longer be issued and outstanding and shall automatically be canceled and shall cease to exist, and each holder of a Certificate representing any such shares of Company Common Stock shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration upon surrender of such certificate in accordance with Section 2.04, without interest. For the avoidance of doubt, no Rollover Shares shall be converted into the right to receive the Merger Consideration; each share of Company Common Stock owned by the Company and any shares of Company Common Stock owned by Parent or Merger Sub (or any of their respective Affiliates) immediately prior to the Effective Time, shall automatically be canceled and shall cease to exist and no consideration shall be delivered in exchange therefor; and each share of common stock of Merger Sub issued and outstanding immediately prior to the Effective Time shall automatically be converted into and become one fully paid, nonassessable share of common stock, par value $0.01 per share, of the Surviving Corporation with the same rights, powers and privileges as the shares so converted and shall constitute the only outstanding shares of capital stock of the Surviving Corporation. Section 2.04 Surrender and Payment. Prior to the Effective Time, Parent shall appoint American Stock Transfer & Trust Company as the exchange agent (or such other nationally recognized exchange agent agreed to between the parties) (the “Exchange Agent”) to act as agent for the Company’s stockholders who shall become entitled to receive funds pursuant to this Agreement, including as agent for the purpose of exchanging for the Merger Consideration, certificates representing shares of Company Common Stock (the

15 “Certificates;” provided, however, that any references herein to “Certificates” are deemed to include references to book-entry account statements relating to the ownership of shares of Company Common Stock). At or prior to the Effective Time, Parent shall deposit, or shall cause to be deposited, with the Exchange Agent the Aggregate Merger Consideration (the “Payment Fund”). To the extent such fund diminishes for any reason below the level required to make prompt payment of the Merger Consideration, Parent and the Surviving Corporation shall promptly replace or restore, or cause to be replaced or restored, the lost portion of such fund so as to ensure that it is, at all times, maintained at a level sufficient to make such payments. The Payment Fund shall be invested by the Exchange Agent as directed by Parent; provided, that (i) no such investment or losses thereon shall relieve Parent from making the payments required by this Article 2 or affect the amount of Merger Consideration payable hereunder, and following any losses Parent shall promptly provide additional funds to the Exchange Agent in the amount of any such losses, (ii) no such investment shall have maturities that could prevent or delay payments to be made pursuant to this Agreement and (iii) such investments shall be in short-term obligations of the United States with maturities of no more than thirty (30) days, or guaranteed by, and backed by the full faith and credit of, the United States. Any and all interest or other amounts earned with respect to such funds shall become part of the Payment Fund, and any amounts in excess of the amounts payable hereunder shall be promptly returned to either Parent or the Surviving Corporation. The Payment Fund shall not be used for any other purpose. The Surviving Corporation shall (and Parent shall cause the Surviving Corporation to) pay all charges and expenses, including those of the Exchange Agent, in connection with the exchange of shares of Company Common Stock and the payment of the Merger Consideration in respect of such shares. Promptly after the Effective Time, and in any event no later than three (3) Business Days after the Effective Time, Parent shall send, or shall cause the Exchange Agent to send, to each record holder of shares of Company Common Stock at the Effective Time whose shares were converted into the right to receive the Merger Consideration pursuant to Section 2.03(a) a letter of transmittal and instructions in forms reasonably satisfactory to the Company (which shall specify that the delivery shall be effected, and risk of loss and title shall pass, only upon proper delivery or transfer of the Certificates (or affidavits of loss in lieu of the Certificates pursuant to Section 2.09) to the Exchange Agent for use in such exchange. Each holder of shares of Company Common Stock that have been converted into the right to receive the Merger Consideration shall be entitled to receive the Merger Consideration in respect of the shares of Company Common Stock represented by a Certificate, promptly, upon (i) surrender to the Exchange Agent of a Certificate, together with a duly completed and validly executed letter of transmittal and such other documents as may reasonably be requested by the Exchange Agent, or (ii) receipt of an “agent’s message” by the Exchange Agent (or such other evidence, if any, of transfer as the Exchange Agent may reasonably request) in the case of a book-entry transfer of shares of Company Common Stock, and, in each case, delivery to the Exchange Agent of such other documents as may reasonably be requested by the Exchange Agent. Until so surrendered or transferred, each such Certificate shall represent after the Effective Time for all purposes only the right to receive such Merger

16 Consideration. No interest shall be paid or accrued on the cash payable upon the surrender or transfer of such Certificate. If any portion of the Merger Consideration is to be paid to a Person other than the Person in whose name the surrendered Certificate is registered, it shall be a condition to such payment that (i) either such Certificate shall be properly endorsed or shall otherwise be in proper form for transfer and (ii) the Person requesting such payment shall pay to the Exchange Agent any transfer or other Tax required as a result of such payment to a Person other than the registered holder of such Certificate or establish to the satisfaction of the Exchange Agent that such Tax has been paid or is not payable. All Merger Consideration paid upon the surrender of Certificates in accordance with the terms hereof shall be deemed to have been paid in full satisfaction of all rights pertaining to the shares of Company Common Stock formerly represented by such Certificate and from and after the Effective Time, there shall be no further registration of transfers of shares of Company Common Stock on the stock transfer books of the Surviving Corporation. If, after the Effective Time, Certificates are presented to the Surviving Corporation, they shall be canceled and exchanged for the Merger Consideration provided for, and in accordance with the procedures set forth, in this Article 2. Any portion of the Payment Fund that remains unclaimed by the holders of shares of Company Common Stock twelve (12) months after the Effective Time shall be delivered to the Surviving Corporation, upon demand, and any such holder who has not exchanged shares of Company Common Stock for the Merger Consideration in accordance with this Section 2.04 prior to that time shall thereafter look only to Parent or the Surviving Corporation for payment of the Merger Consideration, without interest. Any amounts remaining unclaimed by such holders at such time at which such amounts would otherwise escheat to or become property of any Governmental Authority shall become, to the extent permitted by Applicable Law, the property of Parent or its designee, free and clear of all claims or interest of any Person previously entitled thereto. Section 2.05 Dissenting Shares. Notwithstanding Section 2.03, shares of Company Common Stock issued and outstanding immediately prior to the Effective Time and held by a holder who has not voted in favor of adoption of this Agreement or consented thereto in writing, who is entitled to appraisal and who has properly exercised appraisal rights for such shares in accordance with Section 262 of the DGCL shall not be converted into a right to receive the Merger Consideration but instead shall be entitled only to payment of the appraised value of such shares in accordance with Section 262 of the DGCL following which such shares shall automatically be canceled and shall cease to exist; provided, however, that if, after the Effective Time, such holder fails to perfect, withdraws or loses such holder’s right to appraisal, pursuant to Section 262 of the DGCL or if a court of competent jurisdiction shall determine that such holder is not entitled to the relief provided by Section 262 of the DGCL, such shares of Company Common Stock shall be treated as if they had been converted as of the Effective Time into the right to receive the Merger Consideration (less any amounts entitled to be deducted or withheld pursuant to Section 2.08) in accordance with Section 2.03(a), without interest thereon, upon surrender of such Certificate formerly representing such shares. The Company shall provide

17 Parent prompt written notice of any demands received by the Company for appraisal of shares of Company Common Stock, any withdrawal of any such demand and any other demand, notice, instrument delivered to the Company prior to the Effective Time pursuant to Section 262 of the DGCL that relate to such demand, and Parent shall have the opportunity and right to participate in all negotiations and proceedings with respect to such demands. Except with the prior written consent of Parent, the Company shall not make any payment with respect to, or offer to settle or settle, any such demands. Section 2.06 Company Stock Options; Restricted Stock Awards; Restricted Stock Unit Awards. Immediately prior to the Effective Time, by virtue of the Merger and without any action on the part of the holders thereof, each Company Stock Option, whether or not vested and exercisable, that is outstanding and unexercised immediately prior to the Effective Time, shall be automatically converted into the right to receive from Parent or the Surviving Corporation an amount in cash equal to the product obtained by multiplying (i) the excess, if any, of the Merger Consideration over the per share exercise price of such Company Stock Option, by (ii) the aggregate number of shares of Company Common Stock that were issuable upon exercise or settlement of such Company Stock Option immediately prior to the Effective Time (such product, the “Cash Amount”). From and after the Effective Time, any Company Stock Option shall no longer represent the right to purchase shares of Company Common Stock by the former holder thereof, but shall only entitle such holder to the payment of the Cash Amount, if any. Payments of the Cash Amount shall be paid as soon as practicable following the Effective Time, without interest. All payments provided pursuant to this Section 2.06(a) shall be made through the Company’s payroll systems, subject to withholding in accordance with the provisions of Section 2.08. If the exercise price per share of any Company Stock Option equals or exceeds the Merger Consideration, the Cash Amount therefor shall be zero. Immediately prior to the Effective Time, by virtue of the Merger and without any action on the part of the holders thereof, each outstanding Company Restricted Stock Award shall become fully vested and the restrictions with respect thereto shall lapse. All Company Restricted Stock Awards, including shares that become fully vested and with respect to which the restrictions shall lapse immediately prior to the Effective Time, shall be treated in the Merger in the same manner as the other shares of Company Common Stock in accordance with Section 2.03(a) and Section 2.04. Company Restricted Stock Awards that become fully vested pursuant to this Section 2.06(b) shall be subject to withholding in accordance with the provisions of Section 2.08. In no event shall this Section 2.06 and Section 2.04 result in a duplication of benefits with respect to any Company Restricted Stock Awards. Immediately prior to the Effective Time, by virtue of the Merger and without any action on the part of the holders thereof, each outstanding restricted stock unit award under the Company Stock Plans (the “Company RSUs”) shall become fully vested, shall not be assumed by Parent or Merger Sub in the Merger and shall be canceled and extinguished as of the Effective Time and, in exchange therefor, each former holder of any such Company RSU shall have the right to receive from Parent or the Surviving

18 Corporation an amount in cash equal to the product obtained by multiplying (i) the maximum number of shares of Company Common Stock subject to such Company RSU by (ii) the Merger Consideration (such amounts payable hereunder, the “RSU Award Payments” and, together with the aggregate Merger Consideration and the aggregate Cash Amount, the “Aggregate Merger Consideration”). From and after the Effective Time, any Company RSU shall no longer represent the right to receive shares of Company Common Stock by the former holder thereof, but shall only entitle such holder to the payment of the RSU Award Payment. The RSU Award Payments shall be paid as soon as practicable following the Effective Time, without interest. All payments provided pursuant to this Section 2.06(c) shall be made through the Company’s payroll systems, subject to withholding in accordance with the provisions of Section 2.08. As soon as reasonably practicable following the date hereof and in any event prior to the Effective Time, the Company Board (or, if appropriate, any committee administering the Company Stock Plans) shall adopt such resolutions that are necessary for the treatment of the Company Equity Awards pursuant to this Section 2.06, which resolutions will also provide that such Company Equity Awards shall terminate conditioned upon, and effective immediately after, the Effective Time. Section 2.07 Adjustments. If, during the period between the date hereof and the Effective Time, any change in the outstanding shares of capital stock of the Company shall occur, including by reason of any reclassification, recapitalization, stock split (including reverse stock split) or combination, exchange or readjustment of shares, or any stock dividend, the Merger Consideration and any other amounts payable pursuant to this Agreement shall be appropriately adjusted. Section 2.08 Withholding Rights. Each of Parent, Merger Sub, the Surviving Corporation and the Exchange Agent shall be entitled to deduct and withhold from the consideration otherwise payable to any Person pursuant to this Agreement such amounts as it is required to deduct and withhold with respect to the making of such payment under any provision of any applicable Tax law. To the extent that amounts are so deducted and withheld and are paid to the applicable Taxing Authority in accordance with Applicable Law by Parent, Merger Sub, the Surviving Corporation or the Exchange Agent, as the case may be, such amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which Parent, Merger Sub, the Surviving Corporation or the Exchange Agent, as the case may be, made such deduction and withholding. Section 2.09 Lost Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if reasonably required by the Surviving Corporation, the posting by such Person of a bond, in such customary amount as the Surviving Corporation may direct, as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue, in exchange for such lost, stolen or destroyed Certificate, the Merger Consideration to be paid in respect of the shares of Company Common Stock formerly represented by such Certificate, as contemplated under this Article 2.

19 ARTICLE 3 THE SURVIVING CORPORATION Section 3.01 Certificate of Incorporation. The certificate of incorporation of the Company shall be amended at the Effective Time to read in its entirety as the certificate of incorporation of Merger Sub in effect immediately prior to the Effective Time (which shall contain such provisions as are necessary to give full effect to Section 6.11 hereof), and as so amended shall be the certificate of incorporation of the Surviving Corporation until amended in accordance with Applicable Law. Section 3.02 Bylaws. The bylaws of the Company shall be amended at the Effective Time to read in their entirety as the bylaws of Merger Sub in effect immediately prior to the Effective Time (which shall contain such provisions as are necessary to give full effect to Section 6.11 hereof), and as so amended shall be the bylaws of the Surviving Corporation until amended in accordance with Applicable Law. Section 3.03 Directors and Officers. From and after the Effective Time, until successors are duly elected or appointed and qualified in accordance with Applicable Law, (i) the directors of Merger Sub immediately prior to the Effective Time shall be the directors of the Surviving Corporation and (ii) the officers of the Company immediately prior to the Effective Time shall be the officers of the Surviving Corporation. ARTICLE 4 REPRESENTATIONS AND WARRANTIES OF THE COMPANY Except (a) as disclosed in the Company SEC Documents filed with or furnished to the SEC and made publicly available after January 1, 2015 and prior to the date hereof, other than information set forth solely in the forward looking statements or in the risk factors sections of such Company SEC Documents (except to the extent such information consists of factual and/or historical statements) or any other disclosures contained therein that are cautionary, predictive or forward looking in nature, (it being acknowledged that nothing disclosed in the Company SEC Documents shall be deemed to be a qualification of, or modification to, the representations and warranties set forth in Section 4.01 (Corporate Existence and Power), Section 4.02 (Corporate Authorization), Section 4.05 (Capitalization), Section 4.25 (Brokers, Fees) and Section 4.26 (Opinion of Financial Advisor) or (b) as set forth in the disclosure schedule delivered by the Company to Parent and Merger Sub prior to the execution of this Agreement (the “Company Disclosure Schedule”), the Company hereby represents and warrants to Parent and Merger Sub as follows: Section 4.01 Corporate Existence and Power. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate powers and authority to own, lease and operate its properties and assets and to carry on its business as now conducted. The Company is duly licensed or qualified to do business as a foreign corporation and is in good standing in each jurisdiction where such qualification is necessary, except for those jurisdictions where failure to be so qualified would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. The Company has Made Available to Parent complete and correct copies of the

20 certificate of incorporation and bylaws of the Company as currently in effect. The Company is not in violation of any provision of its certificate of incorporation or bylaws in any material respect. Section 4.02 Corporate Authorization. The Company has all requisite corporate power and authority to enter into this Agreement and, subject to the Stockholder Approval, to consummate the Merger and the other transactions contemplated by this Agreement. The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the Merger and the other transactions contemplated by this Agreement, except for obtaining the Stockholder Approval, have been duly authorized by all necessary corporate action on the part of the Company. The only vote of holders of any class of capital stock of the Company necessary to adopt and approve this Agreement and to consummate the Merger and the transactions contemplated by this Agreement (under Applicable Law, the bylaws of the Company or otherwise) is adoption and approval of this Agreement by the affirmative vote of a majority of the outstanding shares of Company Common Stock, voting as a single class (such vote, the “Stockholder Approval”). This Agreement constitutes a valid and binding agreement of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium and other similar Applicable Law affecting creditors’ rights generally and by general principles of equity. At a meeting duly called and held, prior to the execution of this Agreement, at which all directors of the Company were present and voting in favor (other than the Rollover Investor, who was present but abstained from voting), the Company Board (acting upon the recommendation of the Special Committee) duly adopted resolutions (i) declaring that this Agreement, the Merger and the other transactions contemplated by this Agreement are advisable and in the best interests of the Company and its stockholders, (ii) approving the Merger and the execution, delivery and performance by the Company of this Agreement and the transactions contemplated hereby, including consummation of the Merger, (iii) taking all actions necessary so that the restrictions on business combinations and stockholder vote requirements contained in Section 203 of the DGCL will not apply with respect to or as a result of the Merger, this Agreement and the transactions contemplated hereby and thereby, (iv) to the extent applicable, directing that the adoption of this Agreement, the Merger and the other transactions contemplated by this Agreement be submitted to a vote of the stockholders of the Company at the Stockholder Meeting and (v) recommending adoption and approval of this Agreement to the stockholders of the Company (the “Board Recommendation”). Section 4.03 Governmental Authorization; Government Contracts. The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby do not require any action, approval, permit, consent, declaration, registration or authorization by or in respect of, or filing with, any Governmental Authority, other than

21 (i) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware and appropriate documents with the relevant authorities of other states in which the Company is qualified to do business, (ii) compliance with any applicable requirements of (A) the HSR Act and (B) any other applicable Antitrust Laws, (iii) compliance with any applicable requirements of the Securities Act, the Exchange Act, any other applicable U.S. state or federal or foreign securities laws, or the rules or regulations of Nasdaq, and (iv) any actions, filings, approvals, permits, consents, declarations, registrations or authorizations the absence of which would not (x) reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect or (y) prevent the Company from consummating the Merger and the other transactions contemplated by this Agreement. The Company has complied in all material respects with all terms and conditions of, and all Applicable Laws relating to, each Government Contract, and the Company has not received any written notice from the U.S. Government or any prime contractor or subcontractor asserting that the Company has breached, violated or defaulted under (as applicable) any Applicable Law, certification, representation, clause, provision or requirement relating to any Government Contract. All invoices or other demands for payment submitted by or on behalf of the Company pursuant to any Government Contract were current, accurate and complete in all material respects as of their respective submission dates and all pricing discounts have been properly reported and credited. The Company has not (i) been suspended or debarred from bidding on government contracts by a Governmental Authority; (ii) been audited or investigated by any Governmental Authority with respect to any Government Contract; (iii) conducted or initiated any internal investigation or made a voluntary or mandatory disclosure to any Governmental Authority or other customer or prime contractor or higher-tier subcontractor with respect to any alleged or potential irregularity, misstatement or omission arising under or relating to a Government Contract; or (iv) had any Government Contract terminated by any Governmental Authority or other customer or prime contractor or higher-tier subcontractor for default or failure to perform in accordance with applicable standards. Section 4.04 Non-contravention. Except as set forth in Section 4.04 of the Company Disclosure Schedule, the execution, delivery and performance by the Company of this Agreement, the consummation by the Company of the Merger and the other transactions contemplated by this Agreement do not and will not (with or without notice or lapse of time, or both): (i) contravene, conflict with, or result in any violation or breach of any provision of the certificate of incorporation or bylaws of the Company, (ii) contravene, conflict with, or result in any violation or breach of any provision of the certificate of incorporation or bylaws (or other organizational and governing documents, as applicable) of any of the Company’s Subsidiaries, (iii) assuming compliance with the matters referred to in Section 4.03 and that the Stockholder Approval is obtained, contravene, conflict with or result in a violation or breach of any provision of any Applicable Law or Order binding upon or applicable to the Company or any of its Subsidiaries or any of their respective properties or assets; (iv) require any consent or approval

22 under, violate, conflict with, result in any breach of or any loss of any benefit under, or constitute a change of control or default (with or without notice or lapse of time, or both) under, or result in termination or give to others any right of termination, vesting, amendment, acceleration or cancelation of any material benefit under any Contract (other than Company Employee Plans or customer Contracts entered into in the ordinary course and consistent with past practice, but including Contracts with Significant Customers) to which the Company or any Subsidiary of the Company is a party, or by which they or any of their respective properties or assets may be bound or affected or any Governmental Authorization affecting, or relating in any way to, the property, assets or business of the Company or any of its Subsidiaries; or (v) result in the creation or imposition of any Lien on any asset of the Company or any of its Subsidiaries, with such exceptions, in each case of clauses (ii), (iii), (iv) and (v), as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Section 4.05 Capitalization. The authorized capital stock of the Company consists solely of (i) 100,000,000 shares of common stock of the Company, par value $0.01 per share (the “Company Common Stock”), and (ii) 5,000,000 shares of preferred stock, par value $0.01 per share (the “Company Preferred Stock”). The rights and privileges of the Company Common Stock and the Company Preferred Stock are as set forth in the Company’s certificate of incorporation. At the close of business on December 9, 2016 (the “Capitalization Date”): 61,069,691 shares of Company Common Stock were issued and outstanding (of which 3,833,482 were Company Restricted Stock Awards); Company Stock Options to purchase an aggregate of 1,299,763 shares of Company Common Stock with a weighted average exercise price of $4.05 per share were issued and outstanding; an aggregate of 481,837 shares of Company Common Stock were subject to outstanding Company RSUs; 3,522,879 shares of Company Common Stock were reserved for future issuance under the Company Stock Plans; and zero shares of Company Preferred Stock were issued and outstanding. All outstanding shares of capital stock of the Company have been, and all shares that may be issued pursuant to any Company Stock Plan will be, when issued in accordance with the respective terms thereof, duly authorized and validly issued and are (or, in the case of shares that have not yet been issued, will be) fully paid, nonassessable and free of preemptive rights. Since the Capitalization Date through the date hereof, neither the Company nor any of its Subsidiaries has (1) issued any Company Securities or incurred any obligation to make any payments to any Person based on the price or value of any Company Securities or (2) established a record date for, declared, set aside for payment or paid any dividend on, or made any other distribution in respect of, any Company Securities. Section 4.05(b) of the Company Disclosure Schedule sets forth, as of the close of business on the Capitalization Date, a complete and correct list of (i) all outstanding Company Stock Options, including the number of shares of Company Common Stock subject to such award, the name of the holder, the grant date and the exercise or purchase price per share and (ii) all outstanding Company RSUs, including the number of shares of Company Common Stock underlying such awards, the name of the holder and the grant date. The Company Stock Plans set forth on Section 4.05(b) of the Company Disclosure Schedule are the only plans or programs the Company or any of

23 its Subsidiaries maintain under which stock options, restricted stock awards, restricted stock units, stock appreciation rights or other compensatory equity-based awards or profit participation or similar rights are outstanding. The Company Stock Options and the Company RSUs set forth in Section 4.05(b) of the Company Disclosure Schedule constitute all of the Company Equity Awards (other than Company Restricted Stock Awards) outstanding as of the Capitalization Date. The Company has Made Available to Parent each form of award agreement under the Company Stock Plans. Except as set forth in this Section 4.05 (including, for the avoidance of doubt, as contemplated in the Company Disclosure Schedule) and for changes since the Capitalization Date resulting from the exercise or settlement of Company Equity Awards outstanding on such date, there are no outstanding (i) shares of capital stock or voting securities of the Company, (ii) securities of the Company convertible into or exchangeable for shares of capital stock or voting securities of the Company, (iii) options, warrants or other rights or arrangements to acquire from the Company, or other obligations or commitments (contingent or otherwise) of the Company to issue, transfer, dispose or sell any capital stock or other voting securities or ownership interests in, or any securities convertible into or exchangeable for capital stock or other voting securities or ownership interests in, the Company, or (iv) restricted shares, stock appreciation rights, performance shares, contingent value rights, “phantom” stock or similar securities or rights that are derivative of, or provide economic benefits based, directly or indirectly, on the value or price of, any capital stock of, or other voting securities or ownership interests in, the Company (the items in clauses (i)-(iv) being referred to collectively as the “Company Securities”), (v) voting trusts, proxies or other similar agreements or understandings to which Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound with respect to the disposition or voting of any shares of capital stock of the Company or any of its Subsidiaries or (vi) contractual obligations or commitments of any character of the Company or its Subsidiaries relating to any Company Securities or any securities of the Company’s Subsidiaries, including any agreements restricting the transfer of, requiring the registration for sale of or granting any preemptive rights, subscription rights, anti-dilutive rights, rights of first refusal or similar rights with respect to, any Company Securities or any securities of the Company’s Subsidiaries. There are no outstanding obligations or commitments of any character of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any of the Company Securities. All Company Stock Options and Company RSUs may, by their terms or the terms of the applicable Company Stock Plan, be treated in accordance with Section 2.06. Section 4.06 Subsidiaries. The Company has no Subsidiaries, except for the entities identified in Section 4.06(a) of the Company Disclosure Schedule, which sets forth the name, jurisdiction of incorporation or organization (as applicable) and entity form of each Subsidiary of the Company; and neither the Company nor any of its Subsidiaries: (i) owns any share capital of, or any Equity Interest of any nature in, any other Person, other than the Company or its Subsidiaries; or (ii) has agreed or is obligated to make, or is

24 bound by any Contract under which it may become obligated to make, any material future investment in or material capital contribution to any other Person. Each Subsidiary of the Company is a corporation or other business entity duly incorporated or organized (as applicable), validly existing and in good standing under the laws of its jurisdiction of incorporation or organization and has all corporate or other organizational powers and authority required to own, lease and operate its properties and assets and to carry on its business as now conducted. Each such Subsidiary is duly qualified to do business and is in good standing in each jurisdiction where such qualification is necessary, except for those jurisdictions where failure to be so qualified or in good standing would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. The Company has Made Available to Parent complete and correct copies of the certificate of incorporation and bylaws (or other organizational and governing documents, as applicable) of each of the Company’s material Subsidiaries as currently in effect. None of the Company’s Subsidiaries is in violation of any provision of its certificate of incorporation or bylaws (or other organizational and governing documents, as applicable) in any material respect. Except as set forth in Section 4.06(c) of the Company Disclosure Schedules, each outstanding share of capital stock of, or other Equity Interest or voting security in, each Subsidiary of the Company is (i) owned, directly or indirectly, beneficially and of record, by the Company, (ii) to the extent required by Applicable Law, duly authorized, validly issued, fully paid and non-assessable, (iii) free and clear of all Liens (other than Permitted Liens), (iv) not subject to any preemptive rights or any restriction on the right to vote, transfer, sell or otherwise dispose of such outstanding capital stock or other Equity Interest or voting security and (v) not subject to or issued in violation of any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right, commitment, understanding, restriction or arrangement under any provision of Applicable Law, the organizational documents of such Subsidiary or any Contract to which such Subsidiary is a party or otherwise bound. No Subsidiary of the Company owns any Company Securities. Section 4.07 SEC Filings and the Sarbanes-Oxley Act. The Company has Made Available to Parent complete and correct copies of (i) the Company’s annual reports on Form 10-K for its fiscal years ended December 31, 2015, December 31, 2014 and December 31, 2013, (ii) its proxy or information statements filed by the Company relating to meetings of the stockholders of the Company since January 1, 2015 and (iii) all of its other reports, statements, schedules and registration statements filed by the Company with the SEC since January 1, 2015, (the documents referred to in this Section 4.07(a), together with all information incorporated by reference therein in accordance with applicable SEC regulations, are collectively referred as the “Company SEC Documents”). Since December 31, 2014, the Company has filed with or furnished to the SEC each report, statement, schedule, form or other document or filing required by Applicable Law to be filed with or furnished to the SEC by the Company at or prior to

25 the time so required. No Subsidiary of the Company is required to file or furnish any report, statement, schedule, form or other document with, or make any other filing with, or furnish any other material to, the SEC. As of its filing date (or, if amended or superseded by a filing prior to the date hereof, on the date of such filing), each Company SEC Document complied, as to form in all material respects with the applicable requirements of the Securities Act, the Exchange Act and the Sarbanes-Oxley Act. As of its filing date (or, if amended or superseded by a filing prior to the date hereof, on the date of such filing), no Company SEC Document filed pursuant to the Exchange Act contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. No Company SEC Document that is a registration statement, as amended or supplemented, if applicable, filed pursuant to the Securities Act, as of the date such registration statement or amendment became effective, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading. The Company has Made Available to Parent correct and complete copies of all comment letters received by the Company from the SEC relating to the Company SEC Documents, together with all written responses of the Company thereto. As of the date hereof there are no outstanding or unresolved comments in any comment letters received by the Company from the SEC relating to the Company SEC Documents and the Company has not received any written notice from the SEC that any of the Company SEC Documents is the subject of any ongoing review, outstanding comment or outstanding investigation by the SEC. Each required form, report and document containing financial statements that has been filed with or submitted to the SEC by the Company since December 31, 2014 was accompanied by the certifications required to be filed or submitted by the Company’s principal executive officer and principal financial officer, as applicable, pursuant to the Sarbanes-Oxley Act and, at the time of filing or submission of each such certification, such certification was true and accurate and complied with the Sarbanes- Oxley Act. None of the Company, any current executive officer of the Company or, to the Knowledge of the Company, any former executive officer of the Company has received written notice from any Governmental Authority challenging or questioning the accuracy, completeness, form or manner of filing of such certifications made with respect to the Company SEC Documents filed prior to the date hereof. Section 4.08 Financial Statements; Internal Controls. The audited consolidated financial statements and unaudited consolidated interim financial statements of the Company included in the Company SEC Documents (i) complied as to form, as of their respective filing dates with the SEC, in all material respects with the applicable accounting requirements and the published rules and

26 regulations of the SEC with respect thereto, (ii) were prepared in accordance with GAAP applied on a consistent basis during the periods involved (except, in the case of unaudited statements, for any absence of footnotes), and (iii) fairly presented (except as may be indicated in the notes thereto) in all material respects the consolidated financial position, results of operations and cash flows of the Company and its consolidated Subsidiaries as of the dates thereof and for the periods presented therein (subject to normal year-end adjustments in the case of any unaudited interim financial statements which would not, individually or in the aggregate, be material to the Company and its Subsidiaries, taken as a whole). The Company’s system of internal controls over financial reporting (as defined in Rules 13a-15(f) and 15d-15(f) under the Exchange Act) is sufficient to provide reasonable assurance (i) that transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP, (ii) that receipts and expenditures are executed in accordance with the authorization of Company management, and (iii) that any unauthorized use, acquisition or disposition of the Company’s assets that would materially affect the Company’s financial statements would be prevented or detected in a timely manner. Since December 31, 2014, none of the Company, its Subsidiaries or, to the Knowledge of the Company, the Company’s independent registered accountant has identified or been made aware of: (A) any significant deficiency or material weakness in the design or operation of internal controls over financial reporting utilized by the Company; (B) any illegal act or fraud, whether or not material, that involves the management or other employees of the Company or any of its Subsidiaries; or (C) any claim or allegation regarding any of the foregoing. The Company’s “disclosure controls and procedures” (as defined in Rules 13a-15(e) and 15d-15(e) under the Exchange Act) are reasonably designed to ensure that (i) all information (both financial and non-financial) required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported to the individuals responsible for preparing such reports within the time periods specified in the rules and forms of the SEC and (ii) all such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure and to make the certifications of the principal executive officer and principal financial officer of the Company required under the Exchange Act with respect to such reports. Section 4.09 Absence of Certain Changes. Since December 31, 2015 through the date hereof, the Company and its Subsidiaries have conducted their business in the ordinary course consistent with past practice and there has not been any event, development or circumstance that has had or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Except as contemplated by this Agreement, since the Company Balance Sheet Date through the date of this Agreement, the Company has not taken any actions which, had such actions been taken after the date of this Agreement, would have required the prior written consent of Parent pursuant to Section 6.01(a), (f), (g), (h), (i), (j), or (o).

27 Section 4.10 No Undisclosed Material Liabilities. There are no liabilities or obligations of the Company or any of its Subsidiaries of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, and there is no existing condition, situation or set of circumstances that would reasonably be expected to result in such a liability or obligation, other than: liabilities or obligations disclosed or provided for in the Company SEC Documents; liabilities or obligations incurred in the ordinary course of business since the Company Balance Sheet Date in amounts consistent with past practice; liabilities or obligations that would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect; and liabilities or obligations incurred in connection with the transactions contemplated by this Agreement (including the Merger). Section 4.11 Litigation. There is no (a) Proceeding pending against or, to the Knowledge of the Company, threatened in writing against the Company, any of its Subsidiaries or any present or, to the Knowledge of the Company, former officer, director or employee of the Company or any of its Subsidiaries (in such individuals’ capacity as such), or any property or asset of the Company or its Subsidiaries, and no such Proceeding has been filed against the Company or any of its Subsidiaries since January 1, 2014 or (b) outstanding Order to which the Company or any of its Subsidiaries is subject which, in either case of clauses (a) or (b), (i) would, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect or (ii) as of the date hereof, challenges the validity or propriety, or seeks to prevent, materially impair or materially delay, or would reasonably be expected to have the effect of preventing, impairing or materially delaying, consummation of the Merger. Section 4.12 Compliance with Applicable Law. Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the Company and each of its Subsidiaries is and, since January 1, 2014, has been, in compliance with all Applicable Laws and Orders. Except as set forth in Section 4.12(a) of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries has received any written notice since January 1, 2014 (i) of any administrative, civil or criminal investigation or audit by any Governmental Authority relating to the Company or any of its Subsidiaries or (ii) from any Governmental Authority alleging that the Company or any of its Subsidiaries is not in compliance with any Applicable Law or Order, except for such notices described in clauses (i) and (ii) that would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) each of the Company and its Subsidiaries has in effect all Governmental Authorizations necessary for it to own, lease or otherwise hold and operate its properties and assets and to carry on its businesses and

28 operations as now conducted and (ii) there have occurred no defaults (with or without notice or lapse of time or both) under, violations of, or events giving rise to any right of termination, amendment or cancelation of, any such Governmental Authorizations, nor shall any such Governmental Authorizations cease to be effective as a result of the transactions contemplated by this Agreement. Section 4.13 Anti-Corruption Laws; Trade Control Laws. During the five (5) years prior to the date hereof, none of the Company nor any of its Subsidiaries, nor, while acting on behalf of the Company or any of its Subsidiaries, any of their respective officers, directors or employees, and to the Knowledge of the Company, none of the third-party Representatives acting on behalf of the Company or any Subsidiary of the Company, has: (a) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity; (b) made any unlawful payment or unlawfully given, offered, promised, or authorized or agreed to give, any money or thing of value, directly or indirectly, to foreign or domestic Government Officials or employees or to foreign or domestic political parties or campaigns; or (c) violated any provision of the Foreign Corrupt Practices Act of 1977, as amended, the UK Bribery Act of 2010, or any rules or regulations hereunder, or any comparable foreign law or statute (“Anti-Corruption Laws”). Neither the Company nor any of its Subsidiaries, nor any of their respective officers, directors or employees while acting on behalf of the Company or any of its Subsidiaries, nor to the Knowledge of the Company, any agent or other third party Representative acting on behalf of the Company or any of its Subsidiaries, is currently, or has been in the last five (5) years: (i) a Sanctioned Person, (ii) organized, resident or located in a Sanctioned Country, (iii) engaging in any dealings or transactions with any Sanctioned Person or in any Sanctioned Country, to the extent such activities violate applicable Sanctions Laws or Ex-Im Laws if conducted by a corporation incorporated in the United States or in a European Union member state, (iv) engaging in any export, reexport, transfer or provision of any goods, software, technology, technical data or service without, or exceeding the scope of, any required or applicable Governmental Authorizations under all applicable Ex-Im Laws, or (v) otherwise in violation of applicable Sanctions Laws, Ex-Im Laws, or the anti-boycott laws administered by the U.S. Department of Commerce and the U.S. Department of Treasury’s Internal Revenue Service (“Trade Control Laws”). During the five (5) years prior to the date hereof, neither the Company nor any of its Subsidiaries has, in connection with or relating to any Anti-Corruption Laws or Trade Control Laws applicable to the business of the Company or any of its Subsidiaries: received from any Governmental Authority or, to the Knowledge of the Company, any other Person, any notice, inquiry, or internal or external allegation; made any voluntary or involuntary disclosure to a Governmental Authority; or conducted any internal investigation or audit concerning any actual or potential violation of Anti-Corruption Laws and Trade Control Laws. Section 4.14 Material Contracts.

29 Except for this Agreement, or as set forth in Section 4.14 of the Company Disclosure Schedule, as of the date hereof, neither the Company nor any Subsidiary of the Company is a party to any contract, arrangement, commitment or understanding currently in effect or by which the Company or any of its Subsidiaries or any of their respective properties or assets is bound: (i) that is a “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K of the Exchange Act), (ii) that is a customer Contract with a Significant Customer, (iii) that obligates the Company or any of its Subsidiaries to make any future capital commitment or capital expenditure in excess of $2,000,000, (iv) containing a covenant limiting the ability of the Company or any Subsidiary of the Company to compete or engage in any line of business or to compete with any Person in any geographic area, or that prevents the Company or any of its Subsidiaries from entering any territory, market or field or freely engaging in business anywhere in the world, (v) with any Third Party containing any “non-solicitation,” “no-hire” or similar provision which restricts the Company or any of its Subsidiaries from soliciting, hiring, engaging, retaining, or employing any Person’s current or former employees in any material respect, outside of the normal course of business and consistent with past practice, (vi) relating to or evidencing Indebtedness or any guarantee for the benefit of a Third Party of Indebtedness by the Company or any Subsidiary of the Company in excess of $1,000,000, (vii) that is a license to Company Intellectual Property Assets other than non-exclusive licenses granted to customers in the ordinary course of business with an annualized value of less than $50,000, (viii) that is a license to the Company or any of its Subsidiaries of any Intellectual Property Assets of another Person (excluding licenses for unmodified, commercially available, off-the-shelf Software with a replacement cost or annual license fee of less than $250,000), (ix) that is for any collaboration, joint development, a strategic alliance or other similar arrangement, (x) to which any of the Company’s or its Subsidiaries’ directors or officers is a party (other than Company Employee Plans and any award agreements thereunder or employment agreements entered into between such individuals and the Company’s non-U.S. Subsidiaries in the ordinary course of business solely as to comply with Applicable Law or custom),

30 (xi) that relates to the formation, creation, governance or control of, or the economic rights or obligations of the Company or any of its Subsidiaries in, any joint venture, limited liability company, partnership or other similar arrangement (excluding organizational documents of the Company’s Subsidiaries), in each case, that is material to the Company and its Subsidiaries, taken as a whole. (xii) that relates to the acquisition or disposition of any business, assets or properties (whether by merger, sale of stock, sale of assets or otherwise) that was entered into after January 1, 2014 and (a) pursuant to which any earn-out or deferred or contingent payment obligations remain outstanding or (b) pursuant to which a claim for indemnification may still be made against the Company or any of its Subsidiaries for breaches of general representations and warranties within the general survival period set forth therein (excluding claims based on willful misconduct, intentional misrepresentation or fraud), (xiii) that is a collective bargaining agreement or other agreement with any labor organization, (xiv) any Government Contact with an estimated value in excess of $2,000,000, (xv) that would reasonably be expected to involve payments by or to the Company or any of its Subsidiaries of $2,000,000 or more per any twelve- month period and is not otherwise covered by the above, or (xvi) that grants a right or exclusivity, or provides a “most favored nation” benefit, to any Significant Customer. The Company has not received any written or, to the Knowledge of the Company, oral notice from any Person that such Person intends to terminate, or not renew, any Material Contract. Each contract, arrangement, commitment or understanding of the type described above in this Section 4.14, whether or not set forth in Section 4.14 of the Company Disclosure Schedule is referred to herein as a “Material Contract.” Since January 1, 2014 the Company has not received any written notice that it or its Subsidiaries is in default or breach of any “non-solicitation”, “no-hire” or similar Contract provision which restricts the Company or any of its Subsidiaries from soliciting, hiring, engaging, retaining, or employing any Person’s current or former employees. All of the Material Contracts are valid and binding on the Company or any Subsidiary of the Company, as the case may be, and, to the Knowledge of the Company, each other party thereto, as applicable, and in full force and effect, except as may be limited by bankruptcy, insolvency, moratorium and other similar Applicable Law affecting creditors’ rights generally and by general principles of equity. As of the date hereof, neither the Company nor any Subsidiary of the Company has, and to the Knowledge of the Company, none of the other parties thereto have, violated any provision of, or committed or failed to perform any act, and no event or condition exists, which (with or without notice, lapse of time or both) would constitute a default under the provisions of

31 any Material Contract, except in each case for those violations and defaults which, individually or in the aggregate, would not reasonably be expected to result in a Company Material Adverse Effect and, as of the date hereof, neither the Company nor any Subsidiary of the Company has received written notice of any of the foregoing. To the Knowledge of the Company, no Person is challenging the validity or enforceability of any Material Contract, except in each case for those challenges which, individually or in the aggregate, would not reasonably be expected to result in a Company Material Adverse Effect and neither the Company nor any Subsidiary of the Company has received written notice of any of the foregoing. Section 4.15 Taxes. (i) All income and other material Company Returns required by Applicable Law to be filed with any Taxing Authority have been filed when due (taking into account extensions) in accordance with all Applicable Laws, (ii) each such Company Return is true, correct and complete in all material respects, and (iii) the Company and each of its Subsidiaries have paid (or have had paid on their behalf) all Taxes due and owing. Neither the Company nor any of its Subsidiaries has granted any currently effective extension or waiver of the statute of limitations period applicable to any federal or material state income or material franchise Company Return, which period (after giving effect to such extension or waiver) has not yet expired. (i) No deficiencies for Taxes with respect to the Company or any of its Subsidiaries have been claimed, proposed or assessed in writing by any Taxing Authority, except for deficiencies that have been paid or otherwise resolved, (ii) except as set forth in Section 4.15(c) of the Company Disclosure Schedule, there is no claim, audit, action, suit, proceeding or investigation pending or threatened in writing against or with respect to the Company or any of its Subsidiaries in respect of any Tax; and (iii) no claim has been made in writing by a Taxing Authority in a jurisdiction where the Company or any of its Subsidiaries does not file income, franchise, sales, or use Tax Returns that it is or may be subject to taxation by that jurisdiction. There are no Liens for Taxes on any assets of the Company or any of its Subsidiaries, other than Permitted Liens. During the three (3) year period ending on the date hereof, neither the Company nor any of its Subsidiaries was a “distributing corporation” or a “controlled corporation” in a transaction intended to be governed by Section 355 of the Code. Neither the Company nor any of its Subsidiaries has participated in any “listed transaction” within the meaning of Treasury Regulations Section 1.6011-4(b)(2). (i) Neither the Company nor any of its Subsidiaries is or has been a member of an affiliated group of corporations within the meaning of Section 1504 of the Code or any group that has filed a combined, consolidated or unitary Tax Return (other than the group of which the Company or one of its Subsidiaries is or was the common

32 parent); and (ii) neither the Company nor any of its Subsidiaries has any liability for the Taxes of any Person (other than the Company or its Subsidiaries) under Treasury Regulations Section 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, or by contract (other than customary commercial or financial arrangements entered into the ordinary course of business consistent with past practice). There are no material Tax sharing agreements or similar arrangements, including Tax indemnity arrangements (other than customary commercial or financial arrangements entered into in the ordinary course of business consistent with past practice) with respect to or involving the Company or any of its Subsidiaries. To the Knowledge of the Company, all transactions and arrangements entered into among any of the Company and/or any of its Subsidiaries have been made on substantially arm’s-length terms for purposes of Section 482 of the Code and any other relevant transfer pricing laws in any jurisdiction. Neither the Company nor any of its Subsidiaries will be required to include any material item of income in, or exclude any material item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any (i) change in method of accounting or use of an impermissible method of accounting for a taxable period ending on or prior to the Closing Date, (ii) “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or foreign income Tax law) executed on or prior to the Closing Date, (iii) installment sale or open transaction disposition made on or prior to the Closing Date, (iv) prepaid amount received or deferred revenue accrued on or prior to the Closing Date outside of the ordinary course of business, or (v) election under Section 108(i) of the Code. None of the Company’s non-U.S. Subsidiaries (i) has, or at any time since January 1, 2014, has had, a material amount that is includible in the income of a United States person under Section 951 of the Code, (ii) has, or at any time since January 1, 2014, has had, a material investment in United States property as defined in Section 956 of the Code, (iii) is a passive foreign investment company as defined in Section 1297(a) of the Code, (iv) is engaged in the conduct of a trade or business within the United States within the meaning of Sections 864(b) or 882(a) of the Code, or is treated as or considered to be so engaged under Section 882(d) or Section 897 of the Code, or (v) is filing tax returns in any jurisdiction other than the country in which it is organized by virtue of having a permanent establishment, fixed place of business, or otherwise Section 4.15(l) of the Company Disclosure Schedule sets forth the U.S. federal income tax classification of each of the Company’s Subsidiaries. “Company Return” means any Tax Return of, with respect to or that includes the Company or any of its Subsidiaries. “Tax” means any tax or other like governmental assessment or charge (including withholding required by applicable Tax law on amounts paid to or by any

33 Person), together with any interest, penalty, addition to tax or additional amount with respect thereto. “Taxing Authority” means any Governmental Authority responsible for the imposition of any Tax. “Tax Return” means any report, return, document, declaration or other information required to be filed with or supplied to a Taxing Authority, including information returns, any document with respect to or accompanying payments of estimated Taxes, or with respect to or accompanying requests for the extension of time in which to file any such report, return, document, declaration or other information. Section 4.16 Employee Benefit Plans. Section 4.16(a) of the Company Disclosure Schedule contains a correct and complete list identifying each Company Employee Plan. “Company Employee Plan” means each “employee benefit plan,” as defined in Section 3(3) of ERISA (whether or not subject to ERISA), each employment, retention, termination, severance or similar contract, plan, arrangement or policy and each other Contract, plan, agreement, program, policy or arrangement providing for compensation or benefits, including bonuses, profit-sharing, stock option or other stock-related or equity-based rights or other forms of incentive or deferred compensation, insurance (including any self-insured arrangements), health or medical benefits, fringe benefit, employee assistance program, vacation, paid time off, disability or sick leave benefits, supplemental unemployment benefits, severance benefits and post-employment or retirement benefits (including compensation, pension, health, medical or life insurance benefits), other than any employment Contract, plan, arrangement or policy that is terminable “at will” (or following a notice period imposed by Applicable Law) without any contractual obligation on the part of the Company to make any severance, termination, change in control, or similar payment (which, in the case of non-U.S. employees is not in excess of such benefits that are statutorily required), which is sponsored, maintained, administered or contributed to or required to be contributed to by the Company or any Subsidiary of the Company or with respect to which the Company or any Subsidiary of the Company has any current or contingent liability or obligation. With respect to each Company Employee Plan, the Company has Made Available to Parent complete and correct copies, to the extent applicable, of (i) the plan and trust documents (and all material amendments thereto) and the most recent summary plan description (and any summaries of material modifications), (ii) the most recent annual report (Form 5500 series), (iii) the most recent financial statements, (iv) the most recent Internal Revenue Service determination, opinion or advisory letter and (v) all related insurance contracts and administrative service agreements. Neither the Company nor any Subsidiary of the Company has any current or contingent liability or obligation with respect to any benefit or compensation plan, program, agreement, Contract or arrangement by reason of at any time being considered a single employer under Section 414 of the Code with any other Person. None of the Company, any of its Subsidiaries, or any ERISA Affiliate of the Company or any of its Subsidiaries or any predecessor thereof sponsors, maintains,

34 participates in or contributes or is obligated to contribute to, or has in the past six (6) years sponsored, maintained or contributed or has been obligated to contribute to, and neither the Company nor any of its Subsidiaries has any current or contingent liability or obligation under or with respect to any: (i) defined benefit plan (as defined in Section 3(35) of ERISA) or plan that is or was subject to Section 412 of the Code or Title IV of ERISA; (ii) multiemployer plan within the meaning of Section 4001(a)(3) or 3(37) of ERISA; or (iii) multiple employer welfare arrangement (as defined in Section 3(40) of ERISA). Each Company Employee Plan which is intended to be qualified under Section 401(a) of the Code has timely received or is permitted to rely upon a favorable determination or advisory or opinion letter, or has pending or has time remaining in which to file, an application for such determination from the Internal Revenue Service, and no act or omission has occurred that would reasonably be expected to adversely affect the qualification of such Company Employee Plan. Each Company Employee Plan and each related trust, insurance contract and fund has been established, maintained, funded, operated and administered in material compliance with its terms and with the requirements prescribed by Applicable Law including ERISA and the Code, which are applicable to such Company Employee Plan. All required contributions, payments, reimbursements, accruals and premiums for all periods ending prior to or as of the Closing Date with respect to each Company Employee Plan have been made or properly accrued. No events have occurred with respect to any Company Employee Plan that would result in a payment or assessment by or against the Company or any of its Subsidiaries of any excise Taxes under Sections 4972, 4975, 4976, 4977, 4979, 4980B, 4980D, 4980E or 5000 of the Code. Neither the Company nor any of its Subsidiaries has received notice that any Company Employee Plan is under audit or is subject of an investigation by the Internal Revenue Service, the U.S. Department of Labor, the SEC or any other Governmental Authority. With respect to each Company Employee Plan established or maintained outside of the United States for the benefit of service providers of the Company or any Subsidiary of the Company residing outside of the United States (a “Foreign Benefit Plan”), except as would not be material to the Company and its Subsidiaries, taken as a whole: (i) all contributions required by Applicable Law or by the terms of such Foreign Benefit Plan have been made, or, if applicable, accrued, in accordance with normal accounting practices; (ii) the fair market value of the assets of each funded Foreign Benefit Plan, the liability of each insurer for any Foreign Benefit Plan, together with any accrued contributions, is sufficient to procure or provide for the accrued benefit obligations with respect to all current and former participants in such plan according to the actuarial assumptions and valuations most recently used to determine employer contributions to such Foreign Benefit Plan and no transaction contemplated by this Agreement shall cause such assets or insurance obligations to be less than such benefit obligations; and (iii) each Foreign Benefit Plan required to be registered has been registered and has been maintained in good standing with the applicable Governmental Authority.

35 Except as provided in Section 2.06 and Section 2.07, or as set forth in Section 4.16(f) of the Company Disclosure Schedule, the consummation of the transactions contemplated by this Agreement will not (either alone or together with any other event): (i) entitle any current or former employee or director or other service provider of the Company or any of its Subsidiaries to severance pay, compensation or benefits under any Company Employee Plan; (ii) accelerate the time of payment or vesting of any compensation or equity-based award or benefits; (iii) trigger any funding (through a grantor trust or otherwise) of compensation or benefits under any Company Employee Plan; or (iv) trigger any payment, increase the amount payable or trigger any other obligation pursuant to any Company Employee Plan. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated by this Agreement would (either alone or in conjunction with any other event) give rise to the payment of any amount that would not be deductible pursuant to the terms of Section 280G of the Code. Neither the Company nor any of its Subsidiaries is obligated to reimburse or gross-up any service provider for any Tax that might be imposed under Section 409A(a) or Section 4999 of the Code. Except as provided in Section 4.16(h) of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries has any liability in respect of post-retirement or post-termination health, medical or life insurance benefits for retired, former or current employees or directors or other service providers of the Company or its Subsidiaries except as required to comply with Section 4980B of the Code or any similar state law provision. There is no Proceeding (or claim against the Company from a non- Governmental Authority) pending against or involving or, to the Knowledge of the Company, threatened against or involving any Company Employee Plan (other than routine claims for benefits). Each Company Employee Plan which is a “non-qualified deferred compensation plan” (as such term is defined in Section 409A(d)(1) of the Code) is in material compliance with the requirements of Section 409A of the Code and applicable guidance issued thereunder. Each Company Stock Option (i) is exempt from the additional tax and interest described in Section 409A(a)(1)(B) of the Code, (ii) has an exercise price at least equal to the fair market value of Company Common Stock on a date no earlier than the date of the corporate action authorizing the grant if such Company Stock Option, (iii) no Company Stock Option has had its exercise date or grant date delayed or “back-dated,” and (iv) all Company Stock Options have been issued in compliance in all material respects with all Applicable Laws and properly accounted for in all material respects in accordance with GAAP. Except as would not have or reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, any individual who performs services for the Company or any of its Subsidiaries and who is not treated as an employee for U.S. federal income tax purposes by the Company or any of its Subsidiaries is not an

36 employee under Applicable Law and is not an employee for any purpose (including Tax withholding purposes or Company Employee Plan purposes). Except as would not have or reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, each U.S. employee of the Company and any of its Subsidiaries has been properly classified as “exempt” or “non-exempt” under Applicable Law. Section 4.17 Labor and Employment Matters. Except as listed in Section 4.17(a) of the Company Disclosure Schedule, the Company and each of its Subsidiaries are, and since January 1, 2014 have been, in material compliance with all federal, state, and foreign Applicable Laws respecting employment and employment practices, terms and conditions of employment, collective bargaining, and wages and hours, including, to the extent applicable, Title VII of the Civil Rights Act of 1964, as amended, the Equal Pay Act of 1967, as amended, the Age Discrimination in Employment Act of 1967, as amended, the Americans with Disabilities Act, as amended, state anti-discrimination laws and other than normal accruals of wages during regular payroll cycles, there are no arrearages in the payment of wages except for possible violations or arrearages, which, individually or in the aggregate, are not and would not be, individually or in the aggregate, material in magnitude. Except as would not have or reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect: (i) neither the Company nor any of its Subsidiaries has received notice of any Proceedings pending, scheduled or threatened (in writing) by or before any Governmental Authority pertaining to the employment practices of the Company and (ii) no written complaints relating to employment practices of the Company have been received by the Company or, to the Knowledge of the Company, made to any Governmental Authority. Except as listed in Section 4.17(b) of the Company Disclosure Schedule, neither the Company nor any Subsidiary of the Company is a party to, or otherwise bound by, any collective bargaining agreement or relationship or other agreement or understanding with a labor union, works council or other labor organization. Neither the Company nor any Subsidiary of the Company is, or has been since January 1, 2013, subject to any charge, demand, petition or representation proceeding seeking to compel, require or demand it to bargain with any labor union or labor organization. To the Knowledge of the Company, no union organizing activities are underway or threatened with respect to employees of the Company or any of its Subsidiaries and no such activities have occurred since January 1, 2013. There are no pending or, to the Knowledge of the Company, threatened labor strikes, walkouts, slowdowns, lockouts or other material labor disputes involving the Company or any Subsidiary of the Company, and no such disputes have occurred since January 1, 2013. Section 4.18 Insurance Policies. Section 4.18 of the Company Disclosure Schedule lists all material insurance policies and fidelity bonds covering the assets, business, equipment, properties, operations, employees, officers or directors of the Company and its Subsidiaries as of the date hereof (collectively, the “Insurance Policies”). All of the Insurance Policies or renewals thereof are in full force and effect. Neither the Company nor any of its Subsidiaries has received any written notice that coverage has been denied or disputed by the

37 underwriters of such policies or bonds. All premiums due and payable under all such policies and bonds have been paid when due, and the Company and its Subsidiaries are otherwise in material compliance with the terms of such policies and bonds (or other policies and bonds providing substantially similar insurance coverage). To the Knowledge of the Company, there is no termination of any Insurance Policy threatened in writing. Section 4.19 Environmental Matters. The Company and its Subsidiaries are and have for the past three (3) years been in compliance in all material respects with all Environmental Laws. The Company and its Subsidiaries hold all Environmental Permits required for the operation of the business of the Company and its Subsidiaries and are and have for the past three (3) years been in compliance in all material respects with the terms and conditions of such Environmental Permits. No claim or written notice is pending, or to the Knowledge of the Company, threatened in writing against the Company or any Subsidiary alleging that the Company or any Subsidiary is in material violation of, or has material liability under, any Environmental Law. No Hazardous Substance has been released, treated, stored, disposed of, arranged for the disposal of, transported, or handled, and no Person has been exposed to any Hazardous Substances, in each case so as to give rise to any material liabilities (contingent or otherwise) of the Company and its Subsidiaries arising under Environmental Laws. To the Knowledge of the Company, neither this Agreement nor the consummation of the transactions contemplated by this Agreement will result in any obligations for site investigation or cleanup, or notification to or consent of Government Authorities or Third Parties, in each case, pursuant to any of the so called “transaction triggered” or “responsible property transfer” Environmental Laws, including the New Jersey Industrial Site Recovery Act, N.J.S.A. 13:1K-6 et seq., and the rules and regulations promulgated thereunder. The Company and its Subsidiaries have Made Available to Parent all material environmental audits, reports and other material environmental documents relating to the Company’s and its Subsidiaries’ past or current properties, facilities or operations which are in their possession or under their reasonable control. Section 4.20 Intellectual Property. Section 4.20(a) of the Company Disclosure Schedule contains a complete list of all (i) issued Patents and applications for Patents, (ii) registered Marks and applications for Marks. (iii) registered Copyrights and applications for Copyrights, (iv) domain name registrations; and (v) Company Software, in each such case that are included in the Company Intellectual Property Assets. The Company and its Subsidiaries exclusively own the Company Intellectual Property Assets required to be listed on

38 Section 4.20(a) of the Company Disclosure Schedule and all other Company Intellectual Property Assets, in each case, free and clear of all Liens other than Permitted Liens and, to the Knowledge of the Company, have a valid and enforceable right to use all other Intellectual Property Assets used in or necessary to the conduct of the Business. All Patents, Marks and Copyrights owned by the Company and its Subsidiaries that are issued by, or registered or the subject of an application filed with, as applicable, the U.S. Patent and Trademark Office, the U.S. Copyright Office or any similar office or agency anywhere in the world have been duly maintained (including the payment of maintenance fees) and are not expired, canceled or abandoned, except for such issuances, registrations or applications that are not material to the Business or that the Company or any of its Subsidiaries has permitted to expire or has canceled or abandoned in its reasonable business judgment and, to the Knowledge of the Company, all of the foregoing that are issued or registered are valid and enforceable. In the three (3) years immediately prior to the date hereof, there have been, and as of the date hereof there are, no Proceedings pending, or, to the Knowledge of the Company, threatened in writing, (i) alleging material infringement, misappropriation or any other material violation of any Intellectual Property Assets of any Person (“Third Party Rights”) by the Company or any of its Subsidiaries, or (ii) contesting the validity, scope, use, enforceability, ownership or registrability of any Company Intellectual Property Assets. To the Knowledge of the Company, the operation of the Business does not infringe, misappropriate or otherwise violate, and the operation of the business of the Company and its Subsidiaries for the past three (3) years has not infringed, violated or misappropriated, any Third Party Right. To the Knowledge of the Company, there is no material infringement by any Person of any of the Company Intellectual Property Assets. All Persons who have made material contributions to the conception or development of any Company Intellectual Property Assets have executed and delivered to the Company or one of its Subsidiaries a valid and enforceable written Contract (i) providing for the non-disclosure by such Person of all Trade Secrets of the Company and its Subsidiaries, and (ii) providing for the assignment (by way of a present grant of assignment) by such Person to the Company or one of its Subsidiaries of all Intellectual Property Assets conceived of or developed by such Person in connection with his or her employment by, engagement by or Contract with the Company or such Subsidiary, as applicable. Section 4.20(g) of the Company Disclosure Schedule contains a complete list of all Third Party Components (other than commercially available, off-the-shelf Software with a replacement cost or annualized value of less than $50,000), in each case identifying (x) the Company Software and versions thereof associated with such Third Party Component, (y) the license or other Contract granting the Company or any of its Subsidiaries rights in and to such Third Party Component (including the name and

39 version number of the applicable Contract for each such Third Party Component that constitutes Open Source Software), and (z) whether any modification thereto was made by or for the Company or any of its Subsidiaries. With respect to any Third Party Component that constitutes Open Source Software, except as set forth in Section 4.20(g) of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries has incorporated any Open Source Software into the Company products, and the Company and its Subsidiaries are and have been in material compliance with all applicable licenses with respect thereto. The Company has not used any Open Source Software in any manner that would require the Company to disclose any source code for the Company Software. Except as set forth in Section 4.20(g) of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries has disclosed, licensed, released or delivered to any Person or agreed to disclose, license, release or deliver to any Person, any source code for the Company Software. Neither the Company nor its Subsidiaries has taken any action, and, to the Knowledge of the Company, no event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time, or both) will, or would reasonably be expected to, result in a requirement that any source code for the Company Software be disclosed, licensed, released or delivered to any Person by the Company or any of its Subsidiaries. The Company and its Subsidiaries have taken reasonable security measures to protect the confidentiality of Trade Secrets owned by the Company and its Subsidiaries. The Systems are (i) sufficient for operation of the Business, including as to capacity and ability to process current and anticipated peak volumes in a timely manner, and (ii) to the Knowledge of the Company free of any disabling codes or instructions, including viruses or worms capable of detection through the latest versions of commercially available anti-virus software. In the past three (3) years, there have not been any material malfunctions, material breakdowns or continued substandard performance of any Systems. For purposes of this Agreement: (i) “Business” means the business of the Company and its Subsidiaries as currently conducted. (ii) “Company Intellectual Property Assets” means all Intellectual Property Assets owned by the Company and its Subsidiaries, including Company Software. (iii) “Company Software” means all Software internally developed and owned by, or acquired from any Person and owned by, the Company and its Subsidiaries. (iv) “Intellectual Property Assets” means rights in the following worldwide: (A) patents and patent applications (collectively, “Patents”);

40 (B) trade names, logos, slogans, Internet domain names, registered and unregistered trademarks and service marks and related registrations and applications for registration (collectively, “Marks”); (C) copyrights in both published and unpublished works, including all compilations, databases and computer programs, manuals and other documentation and all copyright registrations and applications (collectively, “Copyrights”); (D) Internet domain names; (E) software (including source and object code), together with any error corrections, updates, modifications or enhancements thereto, firmware, development tools, algorithms, files and program architecture (collectively, “Software”) and rights in data, databases, and other collections of data; and (F) trade secrets, know-how and confidential and proprietary information (including source code for Software) (collectively, “Trade Secrets”). (v) “Open Source Software” means Software governed by any (a) license that is, or has substantially similar terms as, a license now or in the future approved by the Open Source Initiative and listed at http://www.opensource.org/licenses (which licenses shall include all versions of GNU GPL, GNU LGPL, GNU Affero GPL, Eclipse Public License, Common Public License, CDDL, and Mozilla Public License) and (b) “copyleft,” “free software” or “public” license, or other licenses with substantially similar terms. (vi) “Systems” means the Software, computer firmware, hardware, data processing, communications, telecommunications, networks and computer systems that are owned by the Company and its Subsidiaries. (vii) “Third Party Component” means, with respect to the Company Software, all of the following that are not exclusively owned by the Company or any of its Subsidiaries that are material to the use of the Company Software: (i) Software that is embedded in, used in, incorporated into, combined with, linked with, distributed with, provided to any Person as a service with, provided via a network as a service or application with, or made available with, such Company Software, including any Software that is referenced or required to be present or available (including available via another machine connected directly or through a network) in such Company Software for such Company Software to properly function in accordance with its specifications or from which any of the Company Software inherits, links, or otherwise calls functionality (including libraries or other shared-source repositories); and (ii) Intellectual Property Assets that are embodied in such Company Software. Section 4.21 Properties. Neither the Company nor any of its Subsidiaries owns any real property or interests in real property in fee (or the equivalent interest in the applicable jurisdiction).

41 Section 4.21(b) of the Company Disclosure Schedule sets forth (x) a true and complete list of all Lease Agreements having annual rental obligations of $250,000 or more as of the date hereof, (y) the address for each Leased Real Property subject to each such Lease Agreement and (z) current rent amounts payable by the Company or its Subsidiaries pursuant to each such Lease Agreement. The Company has delivered or made available to Parent a true and complete copy of each such Lease Agreement. All such Lease Agreements are valid and binding obligations of the Company and in full force and effect. Except as set forth in Section 4.21(b) of the Company Disclosure Schedule, with respect to each of the Lease Agreements set forth in Section 4.21(b) of the Company Disclosure Schedule: (i) neither the Company nor any of its Subsidiaries nor, to the Knowledge of the Company, any other party to the Lease Agreement, is in breach or default under such Lease Agreement in any material respect, and no event has occurred or circumstance exists which, with the delivery of notice, the passage of time or both, would constitute such a breach or default, or permit the termination, modification or acceleration of rent, or the loss of any security deposits or other amounts or instruments deposited by or on behalf of the Company or any Subsidiary under such Lease Agreement in a manner that is or would reasonably be expected to be material to the Business; (ii) neither the Company nor any of its Subsidiaries has subleased, licensed or otherwise granted any Person the right to use or occupy such Leased Real Property or any portion thereof; and (iii) no Lease Agreement is subject to any Lien other than Permitted Liens. Section 4.22 Data Privacy. (i) The Company and its Subsidiaries are and have been in compliance in all material respects with all Applicable Laws and the Company’s and its Subsidiaries’ privacy policies, in each case in connection with the Company’s and its Subsidiaries’ collection, storage, transfer and use of any personally identifiable information from any individuals, including, without limitation, any customers, prospective customers, employees and other third parties (collectively, “Personal Information”), (ii) the Company and its Subsidiaries have commercially reasonable physical, technical, organizational and administrative security measures and policies in place to protect all Personal Information collected by them from and against unauthorized access, use and disclosure and (iii) the Company and its Subsidiaries are and have been in compliance in all material respects with all Applicable Laws relating to data loss, theft and breach of security notification obligations. There has been no actual or, to the Knowledge of the Company, alleged theft or unauthorized collection, storage, transfer or use by any Person) of (x) the Systems, including information stored or contained therein or transmitted thereby or (y) Personal Information collected by the Company and its Subsidiaries or on their behalf. Section 4.23 Interested Party Transactions. Since the Company Balance Sheet Date to the date hereof, no event has occurred that would be required to be reported by the Company pursuant to Item 404 of Regulation S-K. Section 4.24 Customers. Section 4.24 of the Company Disclosure Schedule lists the twenty (20) largest customers of the Company and its Subsidiaries (determined on the basis of gross revenues recognized by the Company and its Subsidiaries for the fiscal year 2015 and expected gross revenues of the Company and its Subsidiaries for the fiscal year 2016) (each, a “Significant Customer”). Between the Company Balance Sheet Date and the date of this

42 Agreement, there has not been (i) any material adverse change in the business relationship of the Company or its Subsidiaries with any Significant Customer, or (ii) any material and adverse change in any material term (including credit terms) of the agreements or related arrangements with any Significant Customer inconsistent with past practice. As of the date hereof, Company has not received any notice in writing from any Significant Customer that it intends to terminate, or not renew, its relationship with the Company or its Subsidiaries. Section 4.25 Brokers’ Fees. Except for the Company Financial Advisor, a copy of whose engagement agreement (and all indemnification and other agreements related to such engagement) has been Made Available to Parent, there is no investment banker, broker, finder or other intermediary that has been retained by or is authorized to act on behalf of the Company or any of its Subsidiaries, Affiliates, or any of their respective officers or directors in their capacity as officers or directors, who is entitled to any banking, broker’s, finder’s or similar fee or commission in connection with the Merger and the other transactions contemplated by this Agreement. Section 4.26 Opinion of Financial Advisor. The Special Committee has received from the Company Financial Advisor a written opinion (or an oral opinion to be confirmed in writing), dated as of the date hereof, to the effect that, as of such date and based upon and subject to the assumptions, qualifications, matters and limitations set forth therein, the consideration to be received in the Merger by the holders of Company Common Stock (other than Parent, Holdings, the Company, Merger Sub, the Rollover Investor and their respective direct or indirect wholly-owned Subsidiaries and any holders of Company Common Stock that have properly and validly exercised their statutory rights of appraisal in respect of such shares under Section 262 of the DGCL) pursuant to this Agreement is fair, from a financial point of view, to such holders (it being understood and agreed that such written opinion is for the benefit of the Special Committee and the Company Board, and may not be relied upon by Parent or Merger Sub). A signed copy of such opinion shall be delivered to Parent as soon as practicable for information purposes only. ARTICLE 5 REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB Parent and Merger Sub represent and warrant to the Company that: Section 5.01 Corporate Existence and Power. Each of Parent and Merger Sub is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of formation and has all corporate powers required to carry on its business as now conducted. Section 5.02 Corporate Authorization. Each of Parent and Merger Sub has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement. The execution and delivery by Parent and Merger Sub of this Agreement and the consummation by Parent and Merger Sub of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate action on the part of Parent and Merger Sub. This Agreement constitutes a valid and binding agreement of each of Parent and Merger Sub, enforceable against each such Person in accordance with its

43 terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium and other similar Applicable Law affecting creditors’ rights generally and by general principles of equity. Section 5.03 Governmental Authorization. The execution, delivery and performance by Parent and Merger Sub of this Agreement and the consummation by Parent and Merger Sub of the transactions contemplated hereby do not require any action, approval, permit, consent, declaration, registration or authorization by or in respect of, or filing with, any Governmental Authority, other than (a) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware and appropriate documents with the relevant authorities of other states in which Parent is qualified to do business, (b) compliance with any applicable requirements of (i) the HSR Act and (ii) any other Antitrust Laws, (c) compliance with any applicable requirements of the Securities Act, the Exchange Act and any other U.S. state or federal securities laws, and (d) any actions, filings, approvals, permits, consents, declarations, regulations or authorizations the absence of which would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. Section 5.04 Non-contravention. The execution, delivery and performance by Parent and Merger Sub of this Agreement and the consummation by Parent and Merger Sub of the transactions contemplated by this Agreement do not and will not (with or without notice or lapse of time, or both) (a) contravene, conflict with, or result in any violation or breach of any provision of the certificate of incorporation or bylaws (or similar governing documents) of Parent or the certificate of incorporation and bylaws of Merger Sub, (b) assuming compliance with the matters referred to in Section 5.03, contravene, conflict with or result in a violation or breach of any provision of any Applicable Law or Order binding upon or applicable to Parent or Merger Sub or any of their respective properties or assets, or (c) require any consent or approval under, violate, conflict with, result in any breach of or any loss of any benefit under, or constitute a change of control or default under, or result in termination or give to others any right of termination, vesting, amendment, acceleration or cancelation of any material benefit under any contract, commitment or arrangement (whether written or oral) to which Parent, Merger Sub or any other Subsidiary of Parent is a party, or by which they or any of their respective properties or assets may be bound or affected, with such exceptions, in the case of each of clauses (b) and (c) above, as would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. Section 5.05 Capitalization and Operation of Merger Sub. The authorized capital stock of Merger Sub consists of 1,000 shares of common stock, par value $0.01 per share, all of which are validly issued and outstanding. All of the issued and outstanding capital stock of Merger Sub is, and at the Closing Date will be, owned by Parent. Merger Sub has been formed solely for the purpose of engaging in the transactions contemplated by this Agreement and prior to the Closing Date will have engaged in no other business activities and will have incurred no liabilities or obligations other than in connection with the transactions contemplated hereby. Section 5.06 No Vote of Parent Stockholders; Required Approval. No vote or consent of the holders of any class or series of capital stock of Parent or the holders of any other securities of Parent (equity or otherwise) is necessary to adopt this Agreement or to approve the Merger or the other transactions contemplated by this Agreement. The vote or consent of Parent

44 as the sole stockholder of Merger Sub is the only vote or consent of the holders of any class or series of capital stock of Merger Sub necessary to approve the Merger and adopt this Agreement, which consent shall be given immediately following the execution of this Agreement. Section 5.07 Litigation. As of the date hereof, there is no Proceeding pending against or, to the knowledge of Parent, threatened in writing against or affecting, Parent or any of its Subsidiaries that would reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. Neither Parent nor any of its Subsidiaries is subject to any Order that would reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. Section 5.08 Available Funds. Parent has delivered to the Company a true, correct and complete copy, as of the date hereof, of (i) an executed commitment letter (the “Equity Commitment Letter”) from H.I.G. Middle Market LBO Fund II, L.P. (the “Sponsor”) to invest, subject to the terms and conditions therein, cash in the aggregate amount set forth therein (being collectively referred to as the “Equity Financing”), (ii) an executed rollover agreement (the “Rollover Agreement”) between Rory J. Cowan (the “Rollover Investor”) and Holdings, pursuant to which, and subject to the terms and conditions therein, the Rollover Investor shall contribute to Holdings the amount of Company Common Stock set forth therein (the “Rollover Investment”), and (iii) an executed commitment letter and (subject to redactions of fee amounts and certain economic terms of the market flex, none of which could reasonably be expected to adversely affect the aggregate amount or availability of the Debt Financing on the Closing Date or impose new or additional conditions to, or otherwise expand, amend or modify any of the conditions to, the availability of the Debt Financing) fee letter from the financial institutions identified therein (the “Debt Commitment Letter” and, together with the Equity Commitment Letter, the “Financing Commitment Letters” and the Financing Commitment Letters together with the Rollover Agreement, the “Transaction Commitment Letters”) to provide, on the terms and subject only to the conditions therein, debt financing in the amounts set forth therein (being collectively referred to as the “Debt Financing” and, together with the Equity Financing, the “Financing”). As of the date hereof, none of the Transaction Commitment Letters has been amended or modified, and no terms thereunder have been waived, no such amendment, modification or waiver is contemplated, and the respective obligations and commitments contained in such letters have not been withdrawn or rescinded in any respect. Parent or Merger Sub has fully paid, or caused to be paid, any and all commitment fees or other fees in connection with the Transaction Commitment Letters that are payable on or prior to the date hereof. Assuming (i) the Financing is funded in accordance with the Equity Commitment Letter and the Debt Commitment Letter (including in the event that the market flex provision of the Debt Financing is exercised in full), as applicable, and (ii) the contribution contemplated by the Rollover Agreement is made in accordance with the terms of the Rollover Agreement, the net proceeds contemplated by the Equity Commitment Letter and the Debt Commitment Letter will, together with the contribution contemplated by the Rollover Agreement, in the aggregate be sufficient for Parent and Merger Sub and the Surviving Corporation to pay the amounts contemplated in Article 2, including the Aggregate Merger Consideration, to make any repayment or refinancing of debt contemplated by this Agreement or the Debt Commitment Letter, to pay any other amounts required to be paid on the Closing Date in connection with the consummation of the transactions contemplated by this Agreement and to pay all related fees and expenses required to be paid on the Closing Date. The Transaction Commitment Letters are,

45 valid, legal, binding and enforceable obligations of Merger Sub, enforceable against Merger Sub in accordance with their terms, and, to the knowledge of the Parent and Merger Sub, valid, legal, binding and enforceable obligations of the other parties thereto, enforceable against such Persons in accordance with their terms, in each case, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other Applicable Laws relating to or affecting creditors’ rights generally or by equitable principles (regardless of whether enforcement is sought at law or in equity). To the knowledge of Parent, the Transaction Commitment Letters are in full force and effect as of the date hereof and, assuming the accuracy of the Company’s representations and warranties hereunder as of the date hereof, no event has occurred which, with or without notice, lapse of time or both, would or would reasonably be expected to constitute a default or breach on the part of Parent or Merger Sub or, to the knowledge of Parent, any other parties thereto, under any of the Transaction Commitment Letters. Assuming the accuracy of the Company’s representations and warranties hereunder, as of the date hereof, Parent does not have any reason to believe that any of the conditions to the funding of the full amount of the Financing will not be satisfied or that the full amount of the Financing will not be available to Parent or Merger Sub on the date of the Closing or that any of the conditions to the contribution contemplated in the Rollover Agreement will not be satisfied or that the contribution contemplated by the Rollover Agreement will not be made to Holdings on or before the date of the Closing. The Financing Commitment Letters contain all of the conditions precedent to the obligations of the parties thereunder to make the full amount of the Financing available to Parent on the terms therein, and the Rollover Agreement contains all of the conditions precedent to the obligations of the parties thereunder to make the contribution to Parent or its Affiliates described therein. There are no side letters or other agreements, arrangements or understandings (including fee or side letters) to which Parent or any of its Affiliates is a party related to the funding or investing, as applicable, of the full amount of the Financing other than as set forth in the Transaction Commitment Letters. Concurrently with the execution of this Agreement, the Guarantor has delivered to the Company the duly executed Guarantee. No event has occurred that would constitute a breach or default (or with notice or lapse of time or both would constitute a default) under the Guarantee by the Guarantor. The obligations of Parent and Merger Sub under this Agreement are not subject to any conditions regarding Parent’s, Merger Sub’s, their respective Affiliates’ or any other Person’s (including, for the avoidance of doubt, the Company’s or any Subsidiary of the Company’s) ability to obtain the Financing. Section 5.09 Solvency. Assuming (a) satisfaction of the conditions to Parent’s obligation to consummate the Merger, and after giving effect to the transactions contemplated by this Agreement, including the Financing (including in the event that the market flex provision of the Debt Financing is exercised in full) and the payment of the amounts contemplated in Article 2, including the Aggregate Merger Consideration, (b) any repayment or refinancing of debt contemplated in this Agreement or the Financing Commitment Letters, (c) the Company and its Subsidiaries, taken as a whole, are solvent immediately prior to the Closing, (d) all cost estimates, financial or other projections and other predictions of the Company have been prepared in good faith based upon assumptions that were and continue to be reasonable, immediately after giving effect to the transactions contemplated hereby, (e) the accuracy of the representations and warranties of the Company set forth in Article 3 hereof, (f) payment of all amounts required to be paid in connection with the consummation of the transactions contemplated by this Agreement, and (g) payment of all related fees and expenses, Parent and

46 the Surviving Corporation, taken as a whole, will be Solvent as of the Effective Time and immediately after the consummation of the transactions contemplated by this Agreement. For the purposes of this Agreement, the term “Solvent” when used with respect to any Person, means that, as of any date of determination (x) the amount of the “fair saleable value” of the assets of such Person will, as of such date, exceed (i) the value of all “liabilities of such Person, including contingent and other liabilities,” as of such date, as such quoted terms are generally determined in accordance with Applicable Laws governing determinations of the insolvency of debtors, and (ii) the amount that will be required to pay the probable liabilities of such Person on its existing debts (including contingent and other liabilities) as such debts become absolute and mature, (y) such Person will not have, as of such date, an unreasonably small amount of capital for the operation of the businesses in which it is engaged or proposed to be engaged following such date, and (z) such Person will be able to pay its liabilities, including contingent and other liabilities, as they mature. For purposes of this definition, “not have an unreasonably small amount of capital for the operation of the businesses in which it is engaged or proposed to be engaged” and “able to pay its liabilities, including contingent and other liabilities, as they mature” means that such Person will be able to generate enough cash from operations, asset dispositions or refinancing, or a combination thereof, to meet its obligations as they become due. Section 5.10 Absence of Certain Agreements. As of the date hereof, neither Parent, Merger Sub nor any of their respective Affiliates has entered into any agreement, arrangement or understanding (in each case, whether oral or written), or authorized, committed or agreed to enter into any agreement, arrangement or understanding (in each case, whether oral or written), (i) pursuant to which any stockholder of the Company would be entitled to receive in respect of any share consideration of a different amount or nature than the Merger Consideration or pursuant to which any stockholder of the Company has agreed to vote to adopt this Agreement or has agreed to vote against any Superior Proposal or (ii) pursuant to which any stockholder of the Company or any of its Subsidiaries has agreed to make an investment in, or contribution to, Parent or Merger Sub in connection with the transactions contemplated by this Agreement. There are no agreements, arrangements or understandings (in each case, whether oral or written) between Parent, Merger Sub, the Sponsor or any of their respective Affiliates, on the one hand, and any member of the Company’s management or directors, on the other hand, as of the date hereof that relate in any way to, or are in connection with, the transactions contemplated by this Agreement. Section 5.11 Stock Ownership. Neither Parent nor Merger Sub owns any shares of capital stock of the Company. Section 5.12 Competing Businesses. None of Parent, Sponsor nor any of their respective Affiliates owns any interest in any Person that derives a significant portion of its revenues from a line of business in the industries in which the Company or its Subsidiaries operate that would reasonably be expected to have an adverse effect on the ability of Parent to consummate the transactions contemplated hereby in accordance with the terms hereof. Section 5.13 Brokers’ Fees. Other than the engagement of Credit Suisse Securities (USA) LLC by Parent to act as investment banker, there is no other investment banker, broker, finder or other agent or intermediary that has been retained by or is authorized to act on behalf of Parent or any of its Subsidiaries, Affiliates, or any of their respective officers or directors in their capacities as officers or directors, who is entitled to any advisory, banking, broker’s, finder’s or

47 similar fee or commission in connection with the Merger and the other transactions contemplated by this Agreement. ARTICLE 6 COVENANTS Section 6.01 Conduct of the Company. Except for matters (i) permitted or contemplated by this Agreement, (ii) set forth on Schedule 6.01, (iii) required by Applicable Law or the rules or regulations of Nasdaq, or (iv) undertaken with the prior written consent of Parent (which consent shall not be unreasonably withheld, conditioned or delayed), from the date hereof until the Effective Time, the Company shall, and shall cause each of its Subsidiaries to, conduct its business in the ordinary course, consistent with past practice, and use its commercially reasonable efforts to (w) preserve intact its business organization and material tangible and intangible assets, (x) keep available the services of its officers and employees who are integral to the operations of their businesses as presently conducted, (y) maintain in effect all of its Governmental Authorizations, and (z) maintain satisfactory relationships with customers, lenders, suppliers, licensors, licensees, distributors and others, in each case who have a material business relationship with the Company or any of its Subsidiaries. Without limiting the generality of the foregoing, except for matters expressly permitted or contemplated by this Agreement or as set forth on Schedule 6.01, or as required by Applicable Law or the rules or regulations of Nasdaq, from the date hereof until the Effective Time, the Company shall not, nor shall it permit any of its Subsidiaries to, do any of the following without the prior written consent of Parent (which consent shall not be unreasonably withheld, conditioned or delayed): amend the Company’s certificate of incorporation, bylaws or other comparable charter or organizational documents of the Company’s Subsidiaries (whether by merger, consolidation or otherwise); (i) establish a record date for, declare, set aside or pay any dividends on, or make any other distributions (whether in cash, stock, property or otherwise) in respect of, or enter into any Contract with respect to the voting of, any capital stock of the Company or any capital stock or other Equity Interests of its Subsidiaries, other than dividends and distributions by a direct or indirect wholly owned Subsidiary of the Company to the Company or any of the Company’s other wholly owned Subsidiaries (except for dividends or distributions resulting from the vesting, settlement, exercise or terms of Company Equity Awards), (ii) split, combine, subdivide or reclassify any Company Securities or any capital stock or other Equity Interests, or securities convertible, exchangeable or exercisable for capital stock or other Equity Interests, of its Subsidiaries, (iii) except as otherwise provided in Section 6.01(c), issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for, any Company Securities or any shares of capital stock or other Equity Interests, or securities convertible, exchangeable or exercisable for capital stock or other Equity Interests, of its Subsidiaries, (iv) purchase, redeem or otherwise acquire any Company Securities, except for acquisitions of shares of Company Common Stock by the Company in accordance with the terms of Company Equity Awards in effect as of the date hereof or Company Equity Awards issued, granted or awarded as permitted by Section 6.01(c), or

48 (v) materially and adversely amend, modify or change any term of any Indebtedness of the Company or any of its Subsidiaries; (i) issue, deliver, sell, grant, announce, pledge, transfer, subject to any Lien or otherwise encumber or dispose of any Company Securities, other than (w) the issuance of shares of Company Common Stock upon the exercise of Company Stock Options or pursuant to the terms of Company RSUs, in each case, that are outstanding on the date of this Agreement or that may be awarded as contemplated in this Section 6.01(c) and in accordance with the applicable equity award’s terms, (x) the issuance of shares of the Company Common Stock in accordance with the provisions of Section 2.06(c) hereof or (y) grants or awards of Company Securities required to be made pursuant to the terms of existing employment or other compensation agreements or arrangements in effect as of the date hereof or (ii) amend any term of any Company Security or any outstanding share of capital stock of, or other Equity Interest or voting security in, any Subsidiary of the Company (in each case, whether by merger, consolidation or otherwise); adopt a plan or agreement of, or resolutions providing for or authorizing, complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization, in each case, with respect to the Company or any of its Subsidiaries; (i) increase the salary, wages, benefits, bonuses or other compensation payable or to become payable to the Company’s current or former directors, employees or executive officers, except for (A) increases required to be made pursuant to the terms of existing employment or other compensation agreements or arrangements in effect as of the date hereof or (B) increases required under any Company Employee Plan set forth in Section 4.16 of the Company Disclosure Schedule, collective bargaining agreement, or under Applicable Law; (ii) hire any new employees, unless such hiring is in the ordinary course of business, consistent with past practice, and is with respect to employees having an annual base salary not to exceed, for each such new hire, $200,000 (and excluding any signing bonus or annual bonus opportunity, which may be awarded in the ordinary course, consistent with past practice); (iii) pay or agree to pay any pension, retirement allowance, termination or severance pay, bonus or other employee benefit not required by any existing Company Employee Plan; (iv) enter into or materially amend any Contracts of employment or any consulting, bonus, severance, retention, retirement or similar agreement for existing employees, except in the ordinary course of business, consistent with past practice; or (v) except as required to ensure that any Company Employee Plan is not then out of compliance with Applicable Law or with respect to annual renewals (or substantially similar replacements) of benefit plans and arrangements in the ordinary course of business and consistent with past practice, enter into or adopt any new, or materially increase benefits under, amend, establish, adopt, modify or terminate any existing Company Employee Plan or any collective bargaining agreement; (i) acquire any business, assets or capital stock of any Person or division thereof, whether in whole or in part (and whether by purchase of stock, purchase of

49 assets, merger, consolidation, or otherwise), or (ii) enter into or acquire any interest in any joint venture or similar agreement or arrangement; sell, assign, lease, license, pledge, transfer, permit to lapse, subject to any Lien or otherwise abandon or dispose of any Company Intellectual Property Assets, material assets or material properties or any material interest therein except (i) pursuant to existing Contracts, (ii) non-exclusive licenses of Company Intellectual Property Assets to its customers, contractors, partners or suppliers in the ordinary course of business, consistent with past practice, (iii) sales of inventory or used equipment in the ordinary course of business, consistent with past practice, or (iv) Permitted Liens incurred in the ordinary course of business, consistent with past practice; agree to any exclusivity, non-competition or similar provision or covenant (x) restricting the Company, any of its Subsidiaries or any of their respective Affiliates, from (A) competing in any line of business or with any Person or in any area or (B) engaging in any activity or business (including with respect to the marketing or distribution of their respective products or services), or (y) pursuant to which any benefit or right would be required to be given or lost as a result of so competing or engaging; make any material change to any of the accounting methods used by the Company, except for such changes that are required by GAAP or Regulation S-X promulgated under the Exchange Act; (i) incur or assume any Indebtedness except (x) for borrowings and issuances of letters of credit under the Company’s current credit facilities (as in effect on the date hereof) or capital leases, in each case in the ordinary course of business or (y) in respect of indebtedness owing by any wholly owned Subsidiary of the Company to the Company or another wholly owned Subsidiary of the Company, or (ii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other Person (other than the Company or any of its wholly owned Subsidiaries); disclose any Trade Secrets to any other Person, other than in the ordinary course of business and pursuant to a reasonable confidentiality agreement or obligation; make or change any material Tax election, change any annual Tax accounting period, adopt or change any material method of Tax accounting, enter into any material closing agreement, Tax sharing agreement or Tax indemnity agreement, settle any material Tax claim, audit or assessment, or surrender any right to claim a material Tax refund; other than in the ordinary course of business consistent with past practice, make or authorize any capital expenditures in an aggregate amount in excess of $3,000,000; enter into any Contract that would reasonably be expected to involve annual payments by the Company or any of its Subsidiaries in excess of $250,000, which provides a Third Party with consent rights that would be triggered by the Merger;

50 settle or compromise, or propose to settle or compromise, any claim or Proceeding involving or against the Company or any of its Subsidiaries, other than settlements or compromises involving only monetary payment by the Company or any of its Subsidiaries in an amount not to exceed $250,000 individually or $1,000,000 in the aggregate; except for amendments, terminations, or non-renewals in the ordinary course of business consistent with past practice that would not be material and adverse to the Company and its Subsidiaries, taken as a whole, modify, amend, waive, fail to enforce (in each case, in any material respect), assign to any Third Party or terminate any Material Contract or enter into a Contract that would be a Material Contract if entered into prior to the date hereof, other than customer Contracts entered into in the normal course of business, consistent with past practice; fail to maintain all material Leased Real Property in the condition required under the applicable Lease Agreement, ordinary wear and tear and damage by casualty or other repair or restoration that is not the obligation of the Company under the applicable Lease Agreement excepted, and shall not demolish or remove any of the existing improvements or erect new improvements on such Leased Real Property or any portion thereof, other than as currently planned and except in the ordinary course of business; amend or modify in a manner that is materially adverse to the Company and its Subsidiaries, taken as a whole, or extend, renew or terminate any Lease Agreement, or enter into any new Contract that would be a Lease Agreement if entered into prior to the date hereof; implement any employee layoffs that would reasonably be expected to implicate the WARN Act; or authorize, commit or agree to take any of the foregoing actions. Notwithstanding the foregoing, nothing contained in this Agreement shall give to Parent or Merger Sub, directly or indirectly, rights to control or direct the operations of the Company and its Subsidiaries prior to the Effective Time. In addition, notwithstanding the foregoing, nothing in this Section 6.01 shall restrict the Company and its Subsidiaries from, or require the consent of Parent prior to, engaging in any transaction or entering into any agreement exclusively among the Company and its Subsidiaries. Section 6.02 Go-Shop; Unsolicited Proposals. During the period beginning on the date hereof and continuing until 11:59 p.m. Eastern time on January 26, 2017 (the “Go-Shop Period,” and the first (1st) calendar day immediately after the Go-Shop Period, the “Non-Solicitation Start Date”), the Company and its Subsidiaries and its and their Representatives shall have the right to: (i) solicit, initiate, facilitate and encourage any inquiry, proposal or offer that could constitute an Acquisition Proposal, including by way of providing access to non-public information to any Person pursuant to an Acceptable Confidentiality Agreement; provided, that the Company shall promptly (and in any event within twenty-four (24)

51 hours) make available to Parent and Merger Sub any non-public information concerning the Company or its Subsidiaries that the Company provides to any Person given such access that was not previously made available to Parent or Merger Sub, (ii) engage in, continue, enter into and otherwise participate in any discussion or negotiation with any Person with respect to any Acquisition Proposal, and (iii) otherwise cooperate with, assist, participate in, and facilitate any such inquiry, proposal, offer, discussion or negotiation and any effort or attempt to make any Acquisition Proposal, including through the waiver or release by the Company, at its sole discretion, of any standstill or similar agreement with any Person (a “Standstill Release/Waiver”). Subject to Section 6.03(b) and Section 6.03(c) and except as permitted by this Section 6.02, until the earlier to occur of the Effective Time or the termination of this Agreement pursuant to and in accordance with Section 8.01, beginning on the Non- Solicitation Start Date: (i) the Company shall not, nor shall the Company permit any of its Subsidiaries to, nor shall the Company authorize or knowingly permit any of its Representatives or any of its Subsidiary’s Representatives to, directly or indirectly (other than with respect to Parent and Merger Sub and any Excluded Person), (A) solicit, initiate, knowingly facilitate or knowingly encourage any inquiries (including by way of providing information), proposals or offers that constitute, or that would reasonably be expected to lead to, an Acquisition Proposal, (B) knowingly engage in, continue or otherwise participate in any discussions or negotiations with any Third Party regarding an Acquisition Proposal, or furnish to any Third Party information or data or provide to any Third Party access to the businesses, properties, assets or personnel of the Company or any of its Subsidiaries in connection with, for the purpose of encouraging or facilitating, or that could reasonably be expected to lead to, an Acquisition Proposal, (C) approve, endorse, recommend, or execute or enter into any agreement, arrangement or understanding, including any letter of intent, memorandum of understanding, merger agreement, acquisition agreement, option agreement, joint venture agreement, partnership agreement or similar agreement respect to an Acquisition Proposal (other than an Acceptable Confidentiality Agreement) (an “Alternative Acquisition Agreement”) or enter into any agreement, contract or commitment requiring the Company to abandon, terminate, breach or fail to consummate the transactions contemplated by this Agreement, or (D) resolve, propose or agree to do any of the foregoing; and (ii) the Company shall, and shall cause its Subsidiaries to, and shall direct the Company’s and its Subsidiaries’ Representatives to immediately cease and terminate any existing solicitation, encouragement, discussion or negotiation with any Third Party, other than an Excluded Person, theretofore conducted by the Company, its Subsidiaries or their respective Representatives with respect to an Acquisition Proposal and the Company shall request that all non-public information previously provided by or on behalf of the Company or any of its Subsidiaries to any such Third Party (other than an Excluded Person) be returned

52 or destroyed in accordance with the applicable Acceptable Confidentiality Agreement. Notwithstanding anything to the contrary contained in Section 6.02(b), if, at any time on or after the Non-Solicitation Start Date, but prior to the Stockholder Approval; (i) the Company receives an unsolicited written Acquisition Proposal from a Third Party, (ii) such Acquisition Proposal did not, directly or indirectly, result from or arise out of a material breach of this Section 6.02, (iii) the Company Board (acting upon the recommendation of the Special Committee) determines in good faith, after consultation with the Company Financial Advisor and outside legal counsel, that such Acquisition Proposal constitutes, or could reasonably be expected to lead to, a Superior Proposal and (iv) the Company Board shall have determined in good faith, after consultation with the Company Financial Advisor and outside legal counsel, that failure to take such action would be inconsistent with the directors’ fiduciary duties under Applicable Law, then the Company may (A) furnish information and data with respect to the Company and its Subsidiaries to the Third Party making such Acquisition Proposal and afford such Third Party access to the businesses, properties, assets and personnel of the Company and its Subsidiaries, and (B) enter into, maintain and participate in discussions or negotiations with the Third Party making such Acquisition Proposal regarding such Acquisition Proposal or otherwise cooperate with or assist or participate in, or facilitate, any such discussions or negotiations (including by entering into a customary confidentiality agreement with such Third Party for the purpose of receiving non-public information relating to such Third Party’s business); provided, however, that the Company (1) will not, and will not permit its Subsidiaries or its or their Representatives to, furnish any non-public information except pursuant to an Acceptable Confidentiality Agreement and (2) will promptly (but in any event within twenty-four (24) hours of provision thereof to any Third Party) provide to Parent any material non- public information concerning the Company or its Subsidiaries or access provided to such Third Party, which was not previously provided to Parent. Notwithstanding anything to the contrary contained in this Agreement, the Company and its Representatives may (x) following the receipt of an Acquisition Proposal from a Third Party, and provided that such Acquisition Proposal shall not have been obtained in violation of Section 6.02(a) and the Company shall have complied with the requirements of this Section 6.02 with respect to such Acquisition Proposal (other than immaterial violations or noncompliance), contact such Third Party solely (other than contacts in the ordinary course of business) in order to clarify and understand the terms and conditions of an Acquisition Proposal made by such Third Party so as to determine whether such Acquisition Proposal constitutes, or could reasonably be expected to lead to, a Superior Proposal and (y) direct any Persons to this Agreement, including the specific provisions and restrictions of this Section 6.02. Notwithstanding the foregoing, the Company shall not provide any commercially sensitive non-public information to any competitors of the Company performing services in the translation, digital marketing services, or software localization and testing industries in connection with the actions permitted by this Section 6.02(c), except in a manner consistent with the Company’s past practices in dealing with the disclosure of such information in the context of considering Acquisition Proposals prior to the date of this Agreement, and subject to any limitations placed on Parent, Merger Sub and/or their Representatives with respect to such information in connection

53 with the transactions contemplated hereby. Notwithstanding the foregoing, the Company and its Subsidiaries and its and their Representatives may continue to engage in any of the activities described in this Section 6.02(c) with respect to any Excluded Person. On the first (1st) Business Day following the Non-Solicitation Start Date, the Company shall deliver to Parent (x) a list identifying all Excluded Persons and (y) a copy of any Acquisition Proposal made in writing by any Excluded Person and any other material written terms or proposals provided to the Company by any Excluded Person. From and after the Non-Solicitation Start Date, the Company shall as promptly as practicable (and in any event within twenty-four (24) hours) notify Parent if any proposals or offers with respect to an Acquisition Proposal are received from a Third Party, or any non-public information is requested from, or any discussions or negotiations are sought to be initiated or continued with, the Company, any of the Company’s Subsidiaries or any of the Company’s Representatives, in each case by a Third Party for the purpose of making an Acquisition Proposal or seeking to initiate discussions or negotiations concerning an Acquisition Proposal, which notification shall include (i) a copy of the applicable written Acquisition Proposal (or, if oral, the material terms and conditions of such Acquisition Proposal), (ii) the identity of the Third Party making such Acquisition Proposal or information request (unless the Company is prohibited from disclosing such identity pursuant to a contractual obligation with such Third Party existing as of the date hereof) and (iii) whether the Company has any intention to provide confidential information to such person. The Company shall thereafter keep Parent informed on a reasonably current basis of the status of (and in any event within twenty- four (24) hours of any material developments, discussions or negotiations regarding) any such Acquisition Proposal, and the material terms and conditions thereof (including any change in price or form of consideration or other material amendment thereto). Without limiting the generality of the foregoing, the Company shall provide Parent with a copy of documentation setting forth the material terms of the Acquisition Proposal that is exchanged between the Third Party (or its Representatives) making such Acquisition Proposal and the Company (or its Representatives) within twenty-four (24) hours after the exchange thereof. Except as permitted under Section 6.02(a), the Company agrees not to effect a Standstill Release/Waiver, other than to the extent the Company Board or any committee thereof determines in good faith, after consultation with the Company Financial Advisor and outside legal counsel, that failure to provide a Standstill Release/Waiver would be inconsistent with the directors’ fiduciary duties under Applicable Law, and the Company will use its reasonable best efforts to enforce or cause to be enforced to the fullest extent permitted by Applicable Law each such agreement. The Company agrees that in the event any Subsidiary or Representative is acting at the direction of the Company or one of its Subsidiaries and such action which, if taken by the Company, would constitute a breach by the Company of Section 6.02(b), Section 6.02(c) or Section 6.02(e), the Company shall be deemed to be in breach of Section 6.02(b), Section 6.02(c) or Section 6.02(e), as applicable. Section 6.03 Board Recommendation.

54 Subject to Section 6.03(b) and Section 6.03(c), none of the Company Board, the Special Committee or any other committee of the Company Board shall (i) fail to make, withdraw, amend or modify, or publicly propose to withhold, withdraw, amend or modify, in any manner adverse to the transactions contemplated by this Agreement, Parent or Merger Sub, the Board Recommendation, (ii) adopt or recommend, or publicly propose to adopt or recommend, an Acquisition Proposal or Superior Proposal, (iii) fail to recommend against acceptance of any Third Party tender offer or exchange offer for the shares of Company Common Stock within ten (10) Business Days after commencement of such offer, (iv) approve or recommend, or publicly propose to approve or recommend, or cause or permit the Company or any Subsidiary of the Company to execute or enter into any Alternative Acquisition Agreement, (v) fail to include the Company Recommendation in the Proxy Statement (each of the foregoing actions described in clauses (i) through (v) being referred to as an “Adverse Recommendation Change”), (vi) other than as described in clause (iii) above, fail to publicly reaffirm the Board Recommendation within five (5) Business Days after receipt of a written request by Parent to provide such affirmation (provided that the Company shall not be obligated to make such reaffirmation more than once) or (vii) resolve or publicly propose to take any action described in the foregoing clauses (i) through (vi). (i) Notwithstanding anything in this Agreement to the contrary, at any time prior to the Stockholder Approval, and subject to the Company’s or the Company Board’s, as applicable, compliance with this Section 6.03 and Section 6.02, the Company Board (acting upon the recommendation of the Special Committee) may, if the Company Board (acting upon the recommendation of the Special Committee) determines in good faith (after consultation with the Company Financial Advisor and outside legal counsel), that the failure to do so would be inconsistent with the fiduciary duties of the directors under Applicable Law, (A) make an Adverse Recommendation Change in response to either (1) a Superior Proposal received after the date hereof or (2) any material fact, event, change, development or circumstances not known or reasonably foreseeable by the Company Board as of the date hereof, which fact, event, change, development or circumstances becomes known to the Company Board prior to the Stockholder Approval (such material fact, event, change, development or circumstance, an “Intervening Event”); provided, however, that in no event shall the receipt, existence or terms of an Acquisition Proposal, or any inquiry, indication of interest, proposal or offer that could reasonably be expected to lead to an Acquisition Proposal, constitute an Intervening Event, or (B) cause the Company to terminate this Agreement pursuant to Section 8.01(h) and to authorize the Company to enter into a binding written Agreement concerning a transaction that constitutes a Superior Proposal (which agreement shall be entered into substantially concurrently with such termination), subject in each case to compliance with the terms of paragraph (ii) or (iii) below, as applicable. (ii) In the case of an Adverse Recommendation Change sought to be made under clause (1) of Section 6.03(b)(i)(A) or termination of this Agreement

55 pursuant to Section 8.01(h) in response to a Superior Proposal, (x) no Adverse Recommendation Change pursuant to this Section 6.03(b) may be made and (y) no termination of this Agreement pursuant to Section 8.01(h) may be made, in either case (A) until after the third (3rd) Business Day following written notice from the Company advising Parent that the Company Board (acting upon the recommendation of the Special Committee) intends to make an Adverse Recommendation Change or terminate this Agreement pursuant to Section 8.01(h) (a “Notice of Superior Proposal”) and specifying the reasons therefor, including, if applicable, the material terms and conditions of, and the identity of the Third Party making, such Superior Proposal, and a copy of all relevant transaction documents (it being understood and agreed that any amendment to the financial terms or any other material term of such Superior Proposal shall require a new Notice of Superior Proposal, which shall require a new notice period of three (3) Business Days, and compliance with this Section 6.03(b) with respect to such new notice); (B) unless during such three (3) Business Day period, the Company shall, and shall cause its Representatives to, to the extent requested by Parent, negotiate with Parent in good faith to make such adjustments to the terms and conditions of this Agreement, the Guarantee, the Financing Commitment Letters and the Rollover Agreement as would enable the Company Board (acting upon the recommendation of the Special Committee) to maintain the Board Recommendation and not make an Adverse Recommendation Change or terminate this Agreement; and (C) unless, prior to the expiration of such three (3) Business Day period, Parent does not make a proposal to adjust the terms and conditions of this Agreement, the Guarantee, the Financing Commitment Letters and the Rollover Agreement that the Company Board (acting upon the recommendation of the Special Committee) determines in good faith (x) after consultation with the Company Financial Advisor and outside legal counsel, that the failure to make an Adverse Recommendation Change or authorize the termination of this Agreement would be inconsistent with its fiduciary duties under Applicable Law and (y) after taking into account any adjustment or modification to the terms of this Agreement, the Guarantee, the Financing Commitment Letters and the Rollover Agreement proposed by Parent, that the Acquisition Proposal constitutes a Superior Proposal. None of the Company, the Company Board or any committee of the Company Board shall enter into any agreement with any Third Party to limit or prohibit the Company from giving prior notice to Parent of the Company’s intention to (x) effect an Adverse Recommendation Change or (y) terminate this Agreement in light of a Superior Proposal.

56 (iii) In the case of an Intervening Event, no Adverse Recommendation Change pursuant to this Section 6.03(b) may be made (A) until after the third (3rd) Business Day following written notice from the Company advising Parent that the Company Board or any committee thereof intends to take such action and specifying the facts underlying the determination by the Company Board (acting upon the recommendation of the Special Committee) that an Intervening Event has occurred, and the facts underlying the reason for the Adverse Recommendation Change, in reasonable detail (a “Notice of Intervening Event”); (B) unless during such three (3) Business Day period, the Company shall, and shall cause its Representatives to, to the extent requested by Parent, negotiate with Parent in good faith to enable Parent to amend this Agreement, the Guarantee, the Financing Commitment Letters and the Rollover Agreement in such a manner that obviates the need for an Adverse Recommendation Change; and (C) unless, by the expiration of such three (3) Business Day period, the Company Board (acting upon the recommendation of the Special Committee) determines in good faith, taking into consideration any amendments to this Agreement, the Guarantee, the Financing Commitment Letters and the Rollover Agreement proposed by Parent (after consultation with the Company Financial Advisor and outside legal counsel), that the failure to effect an Adverse Recommendation Change would be inconsistent with the fiduciary duties of the directors under Applicable Law. The provisions of this Section 6.03(b)(iii) shall also apply to any material change to the facts and circumstances relating to an Intervening Event, in which case such change shall require a new Notice of Intervening Event and the Company shall be required to comply again with the provisions of this Section 6.03(b)(iii), except that any reference to three (3) Business Days shall instead be to two (2) Business Days. Nothing contained in Section 6.02 or this Section 6.03 or elsewhere in this Agreement shall prohibit the Company from (i) taking and disclosing a position contemplated by Rule 14d-9, Rule 14e-2(a) or Item 1012(a) of Regulation M-A promulgated under the Exchange Act with regard to an Acquisition Proposal, or (ii) making any disclosure to the Company’s stockholders if, in the good faith judgment of the directors (acting upon the recommendation of the Special Committee), after consultation with outside legal counsel, the failure to do so would reasonably be expected to be inconsistent with the fiduciary duties of the Company Board under Applicable Law or any disclosure requirements under Applicable Law; provided, however, that that the Company and the Company Board may not effect an Adverse Recommendation Change, except to the extent permitted by Section 6.03(b). In addition, it is understood and agreed

57 that, for purposes of this Agreement, a factually accurate public statement by the Company that describes the Company’s receipt of an Acquisition Proposal and the operation of this Agreement with respect thereto, or any “stop, look and listen” communication by the Company Board pursuant to Rule 14d-9(f) of the Exchange Act, or any similar communication to the stockholders of the Company, shall not constitute an Adverse Recommendation Change or a proposal by the Company Board to withdraw or modify its recommendation of this Agreement, the Merger or the other transactions contemplated by this Agreement. Section 6.04 Approval of Merger As promptly as reasonably practicable following the clearance of the Proxy Statement by the SEC, the Company shall, in accordance with Applicable Law and the Company’s governing documents, duly set a record date for, call, give notice of, convene and hold a special meeting of the Company’s stockholders (including any adjournments and postponements thereof, the “Stockholder Meeting”) for the purpose of considering and taking action upon the matters requiring Stockholder Approval (with the record date and meeting date set in consultation with Parent). Once established, the Company shall not change the record date for the Stockholder Meeting without the prior written consent of Parent (such consent not to be unreasonably withheld, delayed or conditioned). Notwithstanding anything to the contrary in this Agreement, nothing will prevent the Company from postponing or adjourning the Stockholder Meeting if (i) there are holders of an insufficient number of shares of Company Common Stock present or represented by proxy at the Stockholder Meeting to constitute a quorum at the Stockholder Meeting or (ii) the Company is required to postpone or adjourn the Stockholder Meeting by Applicable Law, Order or a request from the SEC or its staff. Unless the Company Board (acting upon the recommendation of the Special Committee) has withdrawn the Company Recommendation in compliance with Section 6.03, the Company shall use its reasonable best efforts to cause the definitive Proxy Statement to be mailed to the Company’s stockholders and to solicit from stockholders of the Company proxies in favor of the adoption and approval of this Agreement at the Stockholder Meeting and shall take all other action necessary or advisable to secure the vote or consent of the holders of Shares required by Applicable Law to effect the Merger. In furtherance and not in limitation of this Section 6.04(a), the Company agrees that the definitive Proxy Statement may be mailed to the Company’s stockholders, setting forth the record date and meeting date for the Stockholder Meeting, prior to the Non- Solicitation Start Date, unless the timing of such mailing would, on the advice of outside legal counsel or the SEC, reasonably be expected to violate Applicable Law, the Company Board’s fiduciary duties, or SEC guidance. As promptly as reasonably practicable after the execution of this Agreement (and in any event within fifteen (15) Business Days of the date of this Agreement), the Company shall prepare a proxy/information statement in preliminary form for the Stockholder Meeting (together with any amendments thereof or supplements thereto and any other required proxy materials, the “Proxy Statement”) seeking stockholder approval of the matters requiring Stockholder Approval and file it with the SEC. Subject to Section 6.03 and Article 8, the Company Board shall cause the Board

58 Recommendation to be included in the Proxy Statement. The Company shall use commercially reasonable efforts to respond as promptly as reasonably practicable to any comments received from the SEC or its staff concerning the Proxy Statement, and to resolve any such comments, and shall, subject to Section 6.04(a), cause the Proxy Statement to be mailed to its stockholders as promptly as reasonably practicable after the resolution of any such comments. The Company shall notify Parent promptly upon the receipt of any comments from the SEC or its staff or any other government officials and of any request by the SEC or its staff or any other government officials for amendments or supplements to the Proxy Statement and shall supply Parent with copies of all correspondence between it or any of its Representatives, on the one hand, and the SEC, or its staff or any other government officials, on the other hand, with respect to the Proxy Statement. Without limiting the generality of the foregoing, each of Parent and Merger Sub shall reasonably cooperate with the Company in connection with the preparation and filing of the Proxy Statement, including as promptly as practicable furnishing to the Company in writing upon request any and all information relating to it as may be required to be set forth in the Proxy Statement under Applicable Law. Parent shall ensure that such information supplied by it in writing for inclusion in the Proxy Statement will not, on the date it is first mailed to stockholders of the Company and at the time of the Stockholder Meeting or filed with the SEC (as applicable), contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not false or misleading. Notwithstanding anything to the contrary stated above, prior to filing or mailing the Proxy Statement or any other required filings (any amendment or supplement thereto), or responding to any comments of the SEC with respect thereto, the Company shall provide Parent and its counsel with a reasonable opportunity to review and comment on such document or response and shall consider Parent’s comments in good faith. The Company shall ensure that the Proxy Statement will not, on the date it is first mailed to stockholders of the Company and at the time of the Stockholder Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not false or misleading and (ii) will comply as to form in all material respects with the applicable requirements of the Exchange Act. Notwithstanding the foregoing, the Company assumes no responsibility with respect to information supplied in writing by or on behalf of Parent or Merger Sub for inclusion or incorporation by reference in the Proxy Statement. If, at any time prior to the Effective Time, any information relating to the Company, Parent or Merger Sub, or any of their respective Subsidiaries, officers or directors, should be discovered by Parent or the Company that should be set forth in an amendment to the Proxy Statement so that such document would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, then the party hereto that discovers such information shall promptly notify the other party hereto and, to the extent required by Applicable Law, the Company shall file as promptly as practicable with the SEC and disseminate to the holders of Company Common Stock an appropriate amendment or supplement containing such information.

59 Section 6.05 Access to Information. Subject to Applicable Law, Section 6.12(c), Section 6.18 and applicable contractual restrictions, upon reasonable notice, the Company shall (and shall cause its Subsidiaries to) afford Parent’s officers and Parent’s other authorized Representatives reasonable access, during normal business hours throughout the period prior to the Effective Time, to its properties, books, Contracts, personnel, Tax Returns, work papers, and records as Parent may reasonably request to review. The foregoing shall not require the Company (a) to provide access to or otherwise make available or furnish any books, Contracts, work papers, or records governed by a confidentiality, non-disclosure or other similar agreement in effect as of the date hereof, (b) to provide access to or otherwise make available or furnish any information if and to the extent that the provision of such information would, in the good faith judgment of the Company based on the advice of counsel, reasonably be expected to result in the loss of any attorney-client, work product or other legal privilege or protection (it being agreed that, (i) in the case of clauses (a) and (b), the Company shall give notice to Parent of the fact that it is withholding such information or documents and thereafter the Company and Parent shall use their respective reasonable best efforts to cause such information to be provided in a manner that would not reasonably be expected to violate such restriction or waive the applicable privilege or protection and (ii) in the cause of clause (a), the Company shall use commercially reasonable efforts to obtain any consents of third parties that are necessary to permit such access), (c) to provide access to or otherwise make available any information relating to the process conducted by the Company that led to the execution of this Agreement, or (d) to provide access to or otherwise make available or furnish any information if and to the extent that the provision of such information would, in the good faith judgment of the Company based on the advice of counsel, reasonably be expected to violate any Applicable Law. All requests for information made pursuant to this Section 6.05 shall be directed to the executive officer or other Person designated by the Company. All such information shall be deemed Evaluation Material (as such term is defined in the Confidentiality Agreement) and be governed by the terms of the Confidentiality Agreement. Notwithstanding anything herein to the contrary, Parent and Merger Sub shall not, and shall cause their respective Representatives not to, contact any customer or supplier of the Company in connection with the Merger or any of the other transactions contemplated by this Agreement without the Company’s prior written consent (such consent not to be unreasonably withheld, conditioned or delayed), and Parent and Merger Sub acknowledge and agree that any such contact shall be arranged by and with a Representative of the Company participating. Section 6.06 Notice of Certain Events. From the date of this Agreement until the Effective Time, each of the Company and Parent will give prompt notice to the other (and will subsequently keep the other informed on a current basis of any material developments related to such notice) of any inaccuracy or breach of any representation or warranty or breach of covenant or agreement contained in this Agreement that could reasonably be expected to cause, in the case of Parent and Merger Sub, any of the conditions set forth in Section 7.01 or Section 7.03 not to be satisfied, and, in the case of the Company, any of the conditions set forth in Section 7.01 or Section 7.02 not to be satisfied and (b) any written notice or other communication received by such party or any of its Subsidiaries from any Person alleging that the consent of such party is or may be required in connection with the transactions contemplated by this Agreement. For the avoidance of doubt, the delivery of notice given by any party pursuant to this Section 6.06 shall not cure any breach of any of the representations, warranties, covenants, obligations or

60 conditions contained in this Agreement or otherwise limit or affect the remedies available hereunder to the party receiving such notice. Section 6.07 Employee Benefit Plan Matters. With respect to employees of the Company or its Subsidiaries immediately before the Effective Time who continue employment with Parent, the Surviving Corporation or any Subsidiary of Parent or the Surviving Corporation immediately following the Effective Time (“Continuing Employees”), Parent shall cause the service of each such Continuing Employee to be recognized for purposes of eligibility to participate, levels of benefits (but not for benefit accruals under any defined benefit pension plan) and vesting under each compensation, retirement, vacation, fringe or other welfare benefit plan, program or arrangement of Parent, the Surviving Corporation or any of their Subsidiaries, but not including any defined benefit pension, nonqualified deferred compensation, post-termination welfare or equity-based compensation plans, programs, agreements or arrangements in which any Continuing Employee is or becomes eligible to participate in the year in which the Effective Time occurs (collectively, the “Parent Benefit Plans”), but solely to the extent service was credited to such employee for such purposes under a comparable Company Employee Plan immediately prior to the Closing Date and to the extent such credit would not result in a duplication of benefits or compensation. For a period of not less than twelve (12) months after the Closing Date (or, if earlier, until the termination of employment of the relevant employee), Parent shall provide or cause to be provided each Continuing Employee with (i) (A) base salary or base hourly rate and (B) cash incentive compensation opportunities, in each case in an amount at least equal to the same level that was provided to each such Continuing Employee immediately prior to the Closing Date, and (ii) additional cash or equity incentives comparable to each such Continuing Employee’s level of equity compensation prior to the Closing Date, and (iii) employee benefits (other than equity-based, defined benefit pension, post-termination welfare or nonqualified deferred compensation benefits, except to the extent provided for in any agreements or arrangements existing as of the date hereof) that are substantially similar in the aggregate to those provided to each such Continuing Employee immediately prior to the Closing Date under the Company Employee Plans set forth in Section 4.16 of the Company Disclosure Schedule. In addition and notwithstanding the foregoing, Parent acknowledges that the Surviving Corporation shall assume liability for the obligations set forth on Schedule 6.07(b), including the Company’s Amended and Restated Change of Control Plan and the other Company employee arrangements and benefits enumerated thereon (which Contracts listed thereon are assumed by operation of Applicable Law), and shall honor and comply with the requirements of such obligations in accordance with their applicable terms. With respect to each Parent Benefit Plan that is a health benefit plan in which any Continuing Employee is or becomes eligible to participate in the plan year in which the Effective Time occurs, Parent shall use or cause the Surviving Corporation or any Subsidiary of Parent or the Surviving Corporation to use commercially reasonable efforts to cause each such Parent Benefit Plan to (i) waive all limitations as to pre-

61 existing conditions, waiting periods, required physical examinations and exclusions with respect to participation and coverage requirements applicable under such Parent Benefit Plan for such Continuing Employees and their eligible dependents to the same extent that such pre-existing conditions, waiting periods, required physical examinations and exclusions would not have applied or would have been waived under the corresponding Company Employee Plan in which such Continuing Employee was a participant immediately prior to his commencement of participation in such Parent Benefit Plan; provided, however, that for purposes of clarity, to the extent such benefit coverage includes eligibility conditions based on periods of employment, Section 6.07(a) shall control; and (ii) provide each Continuing Employee and their eligible dependents with credit for any co-payments and deductibles paid in the calendar year that, and prior to the date that, such Continuing Employee commences participation in such Parent Benefit Plan in satisfying any applicable co-payment or deductible requirements under such Parent Benefit Plan for the applicable calendar year, to the extent that such expenses were recognized for such purposes under the comparable Company Employee Plan. Nothing in this Section 6.07 shall (i) be deemed to establish, amend or modify any Parent Benefit Plan or any other benefit or compensation plan, program, agreement, Contract, policy or arrangement or limit the ability of Parent, the Surviving Corporation or any of their Affiliates to amend, modify or terminate any benefit or compensation plan, program, agreement, Contract, policy or arrangement at any time, (ii) confer upon any Person not a party to this Agreement any rights or remedies of any nature or kind whatsoever, including any third-party beneficiary rights, or any right to employment or continued employment or any term or condition of employment, or (iii) restrict the ability of Parent, the Surviving Corporation or any of their Affiliates to terminate the employment of any Person (including any Continuing Employee) at any time and for any or no reason. Section 6.08 State Takeover Laws. If any “control share acquisition,” “fair price,” “moratorium” or other anti-takeover Applicable Law becomes or is deemed to be applicable to the Company, Parent, Merger Sub, the Merger or any other transaction contemplated by this Agreement, then each of the Company, Parent, Merger Sub, as applicable, and their respective Board of Directors shall grant such approvals and take such actions as are necessary so that the transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise act to render such anti-takeover Applicable Law inapplicable to the foregoing. Section 6.09 Obligations of Merger Sub. Parent shall cause Merger Sub to perform its obligations under this Agreement and to consummate the Merger and the other transactions contemplated hereby on the terms and conditions set forth in this Agreement. Section 6.10 Voting of Shares. Parent shall vote any shares of Company Common Stock beneficially owned by it or any of its Subsidiaries in favor of adoption of this Agreement at the Stockholder Meeting, and will vote or cause to be voted the shares of Merger Sub held by it or any of its Subsidiaries, as the case may be, in favor of adoption of this Agreement.

62 Section 6.11 Director and Officer Liability. For six (6) years after the Effective Time, Parent shall, or shall cause the Surviving Corporation to, maintain officers’ and directors’ liability insurance in respect of acts or omissions occurring prior to the Effective Time covering each such person currently covered by the Company’s officers’ and directors’ liability insurance policy on terms with respect to coverage and amount no less favorable than those of such policy in effect on the date hereof; provided, however, that in satisfying its obligation under this Section 6.11(a), neither Parent nor the Surviving Corporation shall be obligated to pay annual premiums in excess of 300% of the amount per annum the Company paid in its last full fiscal year prior to the date hereof (the “Current Premium”) and if such premiums for such insurance would at any time exceed 300% of the Current Premium, then the Surviving Corporation shall cause to be maintained policies of insurance that, in the Surviving Corporation’s good faith judgment, provide the maximum coverage available at an annual premium equal to 300% of the Current Premium. The provisions of the immediately preceding sentence shall be deemed to have been satisfied if prepaid “tail” or “runoff” policies have been obtained by the Company prior to the Effective Time, which policies provide such directors and officers with coverage for an aggregate period of six (6) years with respect to claims arising from facts or events that occurred on or before the Effective Time, including, in respect of the transactions contemplated by this Agreement; provided, however, that the amount paid for such prepaid policies does not exceed 300% of the Current Premium. If such prepaid policies have been obtained prior to the Effective Time, the Surviving Corporation shall (and Parent shall cause the Surviving Corporation to) maintain such policies in full force and effect for their full term, and continue to honor the obligations thereunder. From and after the Effective Time, the Surviving Corporation shall (and Parent shall cause the Surviving Corporation to): (i) indemnify and hold harmless each individual who at the Effective Time is, or at any time prior to the Effective Time was, a director or officer of the Company or of a Subsidiary of the Company (each, an “Indemnified Party”) for any and all costs and expenses (including fees and expenses of legal counsel, which shall be advanced as they are incurred; provided, that the Indemnified Party shall not be entitled to such advancement unless and until such Indemnified Party has made an undertaking to repay such expenses if it is ultimately determined that such Indemnified Party was not entitled to indemnification under this Section 6.11), judgments, fines, penalties or liabilities (including amounts paid in settlement or compromise) imposed upon or reasonably incurred by such Indemnified Party in connection with or arising out of any action, suit or other proceeding (whether civil or criminal, and including any proceeding before any regulatory, administrative or legislative body or agency) in which such Indemnified Party may be involved or with which he or she may be threatened (regardless of whether as a named party or as a participant other than as a named party, including as a witness) (an “Indemnified Party Proceeding”) (A) by reason of such Indemnified Party’s being or having been such director or officer of the Company or such Subsidiary or an employee or agent of the Company or otherwise in connection with any action taken or not taken at the request of the Company or such Subsidiary (B) arising out of such Indemnified Party’s service in connection with any other corporation or organization for which he or she serves or has

63 served as a director, officer, employee, agent, trustee or fiduciary at the request of the Company (including in any capacity with respect to any employee benefit plan), in each of (A) or (B), whether or not the Indemnified Party continues in such position at the time such Indemnified Party Proceeding is brought or threatened and at, or at any time prior to, the Effective Time (including any Indemnified Party Proceeding relating in whole or in part to the transactions contemplated by this Agreement or relating to the enforcement of this provision or any other indemnification or advancement right of any Indemnified Party subject to the undertaking in this Section 6.11 to repay advanced amounts), to the fullest extent permitted under Applicable Law; and (ii) fulfill and honor in all respects the obligations of the Company and its Subsidiaries pursuant to: (x) each indemnification agreement in effect between the Company or any of its Subsidiaries and any Indemnified Party as of the date hereof, the form of which has been Made Available to Parent; and (y) any indemnification provision (including advancement of expenses subject to the undertaking in this Section 6.11 to repay advanced amounts) and any exculpation provision set forth in the certificate of incorporation or bylaws of the Company or its Subsidiary, as applicable, as in effect on the date hereof. Parent shall pay all expenses, including attorneys’ fees, that may be incurred by Indemnified Parties in connection with their enforcement of their rights provided under this Section 6.11. Parent’s and the Surviving Corporation’s obligations under the foregoing clauses (i) and (ii) shall continue in full force and effect for a period of six (6) years from the Effective Time; provided, however, that all rights to indemnification, exculpation and advancement of expenses under this Section 6.11 in respect of any claim asserted or made within such period shall continue until the final disposition of such claim. If Parent or the Surviving Corporation fails to comply with its obligations in this Section 6.11(b) and an Indemnified Party commences a suit which results in a final determination that the Parent or the Surviving Corporation failed to comply with such obligation, Parent shall pay such Indemnified Party its costs and expenses (including reasonable attorney’s fees and disbursements) in connection with such suit, together with interest thereon at the rate of interest per annum equal to the prime lending rate as published in the Wall Street Journal in effect on the date such payment was required to be made through the date of payment. If Parent, the Surviving Corporation or any of its successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers or conveys all or substantially all of its properties and assets to any Person, then, and in each such case proper provision shall be made so that the successors and assigns of Parent or the Surviving Corporation, as the case may be, shall assume the obligations set forth in this Section 6.11. The provisions of this Section 6.11 are (i) intended to be for the benefit of, and shall be enforceable by, each Indemnified Party, his or her heirs and his or her representatives and (ii) in addition to, and not in substitution for, any other rights to indemnification or contribution that any such individual may have under any certificate of incorporation or bylaws, by contract or otherwise. The obligations of Parent and the Surviving Corporation under this Section 6.11 shall not be terminated or modified in such a manner as to adversely affect the rights of any Indemnified Party to whom this Section 6.11 applies unless (x) such termination or modification is required by Applicable Law or

64 (y) the affected Indemnified Party shall have consented in writing to such termination or modification (it being expressly agreed that the Indemnified Parties to whom this Section 6.11 applies shall be third party beneficiaries of this Section 6.11; provided, however, that such rights of the Indemnified Parties as third-party beneficiaries under this Section 6.11 shall not arise unless and until the Merger is consummated). Section 6.12 Reasonable Best Efforts. Subject to the terms and conditions of this Agreement and without limiting the generality of anything contained in this Section 6.12, the Company and Parent shall cooperate with each other and use (and shall cause their respective Subsidiaries to use) their reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things reasonably necessary, proper or advisable on its part under this Agreement and Applicable Law to consummate the transactions contemplated by this Agreement as soon as reasonably practicable, including preparing and filing as promptly as reasonably practicable all documentation to effect all necessary notices, reports and other filings and to obtain as promptly as practicable all consents, registrations, approvals, permits and authorizations necessary or advisable to be obtained from any Governmental Authority, including under the Antitrust Laws, in order to consummate the Merger and to fully carry out the purposes of this Agreement. The Company shall use commercially reasonable efforts to take all actions reasonably requested by Parent to obtain waivers or consents from any Significant Customers, if required under any Contracts with Significant Customers, and any Third Parties whose waiver or consent is required under any Material Contract. In furtherance and not in limitation of the foregoing, each of the Company and Parent (and their respective Affiliates, if applicable) shall: (i) promptly, but in no event later than five (5) Business Days after the date hereof, file any and all notices, reports and other documents required to be filed by such party under the HSR Act with respect to the Merger and the other transactions contemplated by this Agreement and shall use reasonable best efforts promptly to cause the expiration or termination of any applicable waiting periods under the HSR Act; and (ii) promptly make all filings, and use reasonable best efforts to timely obtain all consents, permits, authorizations, waivers, clearances and approvals, and to cause the expiration or termination of any applicable waiting periods, as may be required under any other applicable Antitrust Laws (to the extent required); (iii) as promptly as reasonably practicable provide such information as may reasonably be requested by the U.S. Department of Justice (the “DOJ”) or the Federal Trade Commission (the “FTC”) under the HSR Act or by any other Governmental Authority in connection with the Merger and other transactions contemplated hereby; (iv) use reasonable best efforts to cause to be taken, on a timely basis, all other actions necessary or appropriate for the purpose of consummating and effectuating the Merger and the other transactions contemplated by this Agreement and (v) promptly take, and cause its Affiliates to take, all reasonable actions and steps requested or required by any Governmental Authority as a condition to granting any consent, permit, authorization, waiver, clearance and approvals, and to cause the prompt expiration or termination of any applicable waiting period and to resolve such objections, if any, of the FTC and the DOJ, or other Governmental Authorities of any other

65 jurisdiction for which consents, permits, authorizations, waivers, clearances, approvals and expirations or terminations of waiting periods are required with respect to the Merger and the other transactions contemplated by this Agreement; provided, that the Company and its Subsidiaries and Parent and its Affiliates will only be required to take or commit to take any such action, or agree to any such condition or restriction, if such action, commitment, agreement, condition or restriction is binding on the Company or its Subsidiaries or on Parent or its Affiliates, only in the event the Closing occurs; provided, further, that, subject to the obligations of Parent set forth in this Section 6.12(d) – (f), the Company and its Subsidiaries shall only be permitted to take or commit to take any such action, or agree to any such condition or restriction, with the prior written consent of Parent. Parent shall pay all filing fees under the HSR Act. Without limiting the generality of anything contained in this Section 6.12 each party hereto shall: (i) give the other parties prompt notice of the making or commencement of any request, inquiry, investigation, action or Proceeding by or before any Governmental Authority with respect to the Merger or the other transactions contemplated by this Agreement; (ii) keep the other parties reasonably informed as to the status of any such request, inquiry, investigation, action or Proceeding; (iii) promptly inform the other parties of any substantive communication to or from the FTC, DOJ or any other Governmental Authority to the extent regarding the Merger or other transactions contemplated by this Agreement, or regarding any such request, inquiry, investigation, action or Proceeding, and provide a copy of all substantive written communications, and (iv) pull and re-file any notice under the HSR Act only if the other parties agree. Subject to Applicable Law, in advance and to the extent practicable, each of Parent or Company, as the case may be, will consult the other on all the information relating to Parent or the Company, as the case may be, and any of their respective Subsidiaries that appear in any filing made with, or substantive written materials submitted to, any third party and/or any Governmental Authority in connection with the Merger or the other transactions contemplated by this Agreement (including the Proxy Statement) and shall incorporate all comments reasonably proposed by Parent or the Company, as the case may be. Notwithstanding anything to the contrary contained herein, Parent shall be entitled to direct and control (i) all substantive communications, strategy and defense of the transactions contemplated by this Agreement, and (ii) all substantive negotiations and settlement discussions, if necessary, with any Governmental Authority; provided, however, that Parent shall keep the Company informed of Parent’s contacts with any Governmental Authority, allow the Company’s lawyers to review and comment on substantive submissions and presentations, and allow the Company’s lawyers to attend any substantive meetings and participate in any substantive telephone conference, without limitation; and provided, further, that if review of any information would be material in connection with any second request (or similar process), such information shall be provided solely to those individuals acting as outside antitrust counsel for the other parties; provided, that such counsel shall not disclose such information to such other parties and shall enter into a joint defense agreement with the providing party. In furtherance and not in limitation of the foregoing, Parent agrees to use its reasonable best efforts to avoid, eliminate or resolve each and every impediment and

66 obtain all clearances, consents, approvals and waivers under Antitrust Laws that may be required by any Governmental Authority, so as to enable the parties to consummate the Merger as soon as reasonably practicable (and in any event no later than three (3) Business Days prior to the End Date), including (i) committing to or effecting, by consent decree, hold separate orders, trust, or otherwise, the sale, license, transfer, assignment or other disposition of assets or businesses of Parent or Company or their respective Subsidiaries, (ii) terminating, relinquishing, modifying, transferring, assigning, restructuring, or waiving existing agreements, collaborations, relationships, ventures, contractual rights, obligations or other arrangements of Parent or Company or their respective Subsidiaries and (iii) creating or consenting to create any relationships, ventures, contractual rights, obligations, behavioral undertakings or other arrangements of Parent or Company or their respective Subsidiaries and, in each case, to enter, or offer to enter, into agreements and stipulate to the entry of an order or decree or file appropriate applications with any Governmental Authority in connection with any of the foregoing and in the case of actions by or with respect to the Company or its Subsidiaries or its or their businesses or assets, by consenting to such action by the Company (each a “Divestiture Action”). Subject to Parent’s obligations in this Section 6.12 Parent shall have the sole and exclusive right to propose, negotiate, offer to commit and effect, by consent decree, hold separate order or otherwise, any and all Divestiture Actions or otherwise to offer to take or offer to commit (and if such offer is accepted, commit to and effect) to take any Divestiture Action as may be required to resolve any Governmental Authority’s objections to the Merger or the other transactions contemplated by this Agreement; provided, however, that Parent shall consider in good faith the views of the Company and its counsel in connection therewith. In the event that any litigation or other administrative or judicial action or Proceeding is commenced challenging the Merger or any of the other transactions contemplated by this Agreement and such litigation, action or Proceeding seeks, or would reasonably be expected to seek, to prevent the consummation of the Merger or the other transactions contemplated by this Agreement, Parent and Merger Sub shall take any and all action to resolve any such litigation, action or Proceeding and each of the Company, Parent and Merger Sub shall cooperate with each other and use its respective reasonable best efforts to contest any such litigation, action or proceeding and to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order, whether temporary, preliminary or permanent, that is in effect and that prohibits, prevents or restricts consummation of the Merger or the other transactions contemplated by this Agreement. Neither Parent nor Merger Sub shall, nor shall they permit their respective Subsidiaries to, acquire or agree to acquire any rights, assets, business, Person or division thereof (through acquisition, license, joint venture, collaboration or otherwise), if such acquisition, would reasonably be expected to increase the risk of not obtaining any applicable clearance, consent, approval or waiver under Antitrust Laws with respect to the Merger or the other transactions contemplated by this Agreement. Section 6.13 Stockholder Litigation. The Company shall as promptly as reasonably practicable (and in any event within two (2) Business Days) notify Parent in writing

67 of, and shall give Parent the opportunity to review and timely comment on all filings and responses to be made by the Company in connection with (which such comments the Company will in good faith take into account), and participate and consult in the defense and settlement of, any Stockholder Litigation, and no such settlement, or other compromise or arrangement, or any Stockholder Litigation shall be agreed to without Parent’s prior written consent (which shall not be unreasonably withheld, conditioned or delayed). The Company shall keep Parent reasonably informed with respect to the status of any Stockholder Litigation. Without otherwise limiting the Indemnified Party’s rights with regard to the right to counsel, following the Effective Time, the Indemnified Party shall be entitled to continue to retain Goodwin Procter LLP or such other counsel selected by such Indemnified Party prior to the Effective Time to defend any Stockholder Litigation. Section 6.14 Public Announcements. Parent and the Company shall consult with each other before issuing any press release or making any other public statement, or scheduling a press conference or conference call with investors or analysts, with respect to this Agreement or the transactions contemplated by this Agreement and shall not issue any such press release or make any such other public statement without the consent of the other party, which shall not be unreasonably withheld, except as such release or announcement may be required by Applicable Law or any listing agreement with or rule of any national securities exchange or association upon which the securities of the Company or Parent, as applicable, are listed, in which case the party required to make the release or announcement shall, to the extent practicable, consult with the other party about, and allow the other party reasonable time (taking into account the circumstances) to comment on, such release or announcement in advance of such issuance, and the party will consider such comments in good faith; provided, however, that notwithstanding the foregoing, the Company shall not be required to consult with Parent before issuing any press release or making any other public statement with respect to an Adverse Recommendation Change effected in accordance with Section 6.03 or with respect to its receipt and consideration of any Acquisition Proposal. The parties hereto agree that the initial press release to be issued with respect to the transactions contemplated hereby following execution of this Agreement shall be substantially in the form heretofore agreed to by Parent and the Company. Section 6.15 Further Assurances. At and after the Effective Time, the officers and directors of the Surviving Corporation shall be authorized to execute and deliver, in the name and on behalf of the Company or Merger Sub, any deeds, bills of sale, assignments or assurances and to take and do, in the name and on behalf of the Company or Merger Sub, any other actions and things to vest, perfect or confirm of record or otherwise in the Surviving Corporation any and all right, title and interest in, to and under any of the rights, properties or assets of the Company acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger. Section 6.16 Section 16 Matters. Parent and the Company agree that, in order to most effectively compensate and retain those officers and directors of the Company who are subject to the reporting requirements of Section 16(a) of the Exchange Act in connection with the Merger, prior to and after the Effective Time, it is desirable that such Persons not be subject to a risk of liability under Section 16(b) of the Exchange Act to the fullest extent permitted by Applicable Law in connection with the transactions contemplated by this Agreement and, for that

68 compensatory and retentive purpose, agree to the provisions of this Section 6.16. Promptly after the date hereof, the Company shall take all such steps as may be required to cause any dispositions of shares of Company Common Stock resulting from the transactions contemplated by this Agreement by each individual who is subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the Company to be exempt under Rule 16b-3 promulgated under the Exchange Act, to the extent permitted by Applicable Law. Section 6.17 Financing. Each of Parent and Merger Sub shall use its commercially reasonable efforts to take, or cause to be taken, or do, or cause to be done, all things necessary, proper or advisable to arrange, obtain and consummate the Financing on and in accordance with the terms and conditions (including agreeing to any requested changes to the commitments thereunder in accordance with any flex provisions therein) described in the Financing Commitment Letters, and the contribution contemplated by the Rollover Agreement pursuant to the terms thereof, and, subject to the terms and conditions of this Agreement, shall not permit any amendment or modification to be made to, or any waiver of any provision under, the Financing Commitment Letters or the Rollover Agreement if such amendment, modification or waiver (A) with respect to the Financing Commitment Letters, reduces (or could have the effect of reducing) the aggregate amount of the Financing (including by increasing the amount of fees to be paid or original issue discount unless (x) the Debt Financing or the Equity Financing is increased by a corresponding amount or the Debt Financing is otherwise made available to fund such fees or original issue discount and (y) the representation and warranty set forth in Section 5.10 shall be true and correct as of the date of such amendment, modification or waiver after giving effect thereto), or (B) imposes new or additional conditions or otherwise expands, amends or modifies any of the conditions to the Financing or the contribution contemplated by the Rollover Agreement, in a manner that would reasonably be expected to (x) delay or prevent or make less likely the funding of the Financing or the contribution contemplated by the Rollover Agreement (or satisfaction of the conditions to the Financing or the contribution contemplated by the Rollover Agreement) on the Closing Date or (y) adversely impact the ability of Parent, Merger Sub or the Company, as applicable, to enforce its rights against the Debt Financing sources pursuant to the Financing Commitment Letters or the Rollover Agreement, in each of clauses (x) and (y) in any material respect (provided, that, subject to compliance with the other provisions of this Section 6.17(a), Parent and Merger Sub may amend the Debt Commitment Letter to add additional lenders, arrangers, bookrunners and agents). Parent shall promptly deliver to the Company copies of any amendment, modification or waiver to any Financing Commitment Letter or the Rollover Agreement. References to “Financing” shall include the financing contemplated by the Financing Commitment Letters as permitted to be amended, modified or waived by this Section 6.17(a), references to “Debt Financing” shall include the debt financing contemplated by the Debt Commitment Letter as permitted to be amended, modified or waived by this Section 6.17(a), references to the “Rollover Investment” shall include the financing contemplated by the Rollover Agreement as permitted to be amended, modified or waived by this Section 6.17(a) and references to “Debt Commitment Letter” shall include such documents as permitted to be amended, modified or waived by this Section 6.17(a).

69 Each of Parent and Merger Sub shall use its commercially reasonable efforts (A) to maintain, or cause to be maintained, in effect and effect the Financing Commitment Letters and the Rollover Agreement on the terms and conditions set forth therein, (B) to promptly negotiate and enter into definitive agreements with respect to the Debt Commitment Letter on the terms and conditions (including agreeing to any requested changes to the commitments thereunder in accordance with any flex provisions therein) contained in the Debt Commitment Letter (or on terms no less favorable in the aggregate to Parent or Merger Sub than the terms and conditions (including flex provisions) in the Debt Commitment Letter, subject in all respects to any restrictions on amendments or modifications set forth in by this Section 6.17), (C) to satisfy, or cause to be satisfied, on a timely basis all conditions to funding in the Debt Commitment Letter and such definitive agreements thereto and in the Equity Commitment Letter and the Rollover Agreement that it is required to satisfy and to consummate the Financing and make the Rollover Investment at or prior to the Closing, including using its commercially reasonable efforts to cause the lenders and the other persons committing to fund the Financing and make the Rollover Investment, to fund the Financing and make the Rollover Investment at the Closing on the terms and conditions set forth therein, (D) to promptly, diligently and fully enforce its rights under the Financing Commitment Letters and Rollover Agreement and (E) to comply with its, or cause their Affiliates to comply with their, obligations under the Financing Commitment Letters and the Rollover Agreement. Parent shall keep the Company fully informed, in all reasonable detail, of the status of its efforts to arrange and consummate the Debt Financing and of all material developments in respect thereof. Parent shall provide the Company, upon request, with copies of any executed material definitive documents in respect of the Debt Financing and such other information and documentation regarding the Debt Financing and any syndication efforts as shall be reasonably necessary to allow the Company to monitor the progress of such financing activities. Without limiting the generality of the foregoing, Parent and Merger Sub shall give the Company prompt notice (x) of any actual or threatened breach or default by any party to any of the Financing Commitment Letters, Rollover Agreement, or definitive agreements related to the Financing of which Parent or Merger Sub become aware, (y) of the receipt of (A) any written notice or (B) other written communication, in each case from any Financing source with respect to any (1) actual or threatened breach, default, termination or repudiation by any party to any of the Financing Commitment Letters, Rollover Agreement or definitive agreements related to the Financing of any provisions of the Financing Commitment Letters, Rollover Agreement or definitive agreements related to the Financing or (2) material dispute or disagreement between or among any parties to any of the Financing Commitment Letters, Rollover Agreement or definitive agreements related to the Financing with respect to the obligation to fund the Financing or the amount of the Financing to be funded at Closing, and (z) if at any time for any reason Parent or Merger Sub believes in good faith that it will not be able to obtain the Financing or the Rollover Investment on the terms and conditions, in the amount, in the manner or from the sources contemplated by any of the Financing Commitment Letters, the Rollover Agreement or definitive agreements related to the Financing. As soon as reasonably practicable, but in any event within two (2) Business Days of the date the Company delivers to Parent or Merger Sub a written request, Parent and Merger Sub shall provide any information reasonably requested by

70 the Company relating to any circumstance referred to in clause (x), (y) or (z) of the immediately preceding sentence or the status of the Debt Financing. Upon the occurrence of any circumstance referred to in clause (x), (y) or (z) of the second preceding sentence or if any portion of the Debt Financing or Rollover Investment otherwise becomes unavailable, and such portion is reasonably required to fund the Aggregate Merger Consideration and all fees, expenses and other amounts contemplated to be paid by Parent, Merger Sub, their Affiliates or the Surviving Corporation pursuant to this Agreement on the Closing Date, Parent and Merger Sub shall use their commercially reasonable efforts to arrange and obtain in replacement thereof alternative financing from alternative sources in an amount sufficient to consummate the Merger and the other transactions contemplated by this Agreement with terms and conditions (including structure, covenants and pricing) not less favorable, taken as a whole, to Parent and Merger Sub (or their Affiliates) than the terms and conditions set forth in the Debt Commitment Letter or the Rollover Agreement, as applicable, (provided that no alternative financing may contain any term that would not be permitted pursuant to Section 6.17(a) as an amendment to the Financing Commitment Letters) as promptly as reasonably practicable following the occurrence of such event. Parent shall deliver to the Company true and complete copies of all executed agreements, arrangements or understandings (including any side letters and fee letters) (subject to redactions consistent with Section 5.08) pursuant to which any such alternative source shall have committed to provide any portion of the Debt Financing or the Rollover Investment. References to “Financing” shall include the financing contemplated by the Financing Commitment Letters as permitted to be replaced pursuant to this Section 6.17(b), references to “Debt Financing” shall include the debt financing contemplated by the Debt Commitment Letter as permitted to be replaced pursuant to this Section 6.17(b) and references to “Debt Commitment Letter” shall include such documents as permitted to be replaced pursuant to this Section 6.17(b). Parent and Merger Sub acknowledge and agree that the obtaining of the Financing and the Rollover Investment, or any alternative financing, is not a condition to Closing. Prior to the Effective Time, the Company shall use its commercially reasonable efforts to provide to Parent and Merger Sub, and shall cause each of its Subsidiaries to use its commercially reasonable efforts to provide, and shall use commercially reasonable efforts to cause its Representatives, including legal and accounting, to provide (in each case at Parent’s sole expense) all cooperation reasonably requested by Parent that is customary in connection with the arrangement of the Debt Financing (provided that such requested cooperation does not unreasonably interfere with the ongoing operations of the Company and its Subsidiaries), including, but not limited to using commercially reasonable efforts to, (i) upon reasonable notice, assist in preparation for and participate (and use commercially reasonable efforts to cause senior management to participate) in a reasonable number of meetings, due diligence sessions, road shows, and presentations with prospective lenders (but not more than two (2) primary bank meetings) and rating agencies, and otherwise using commercially reasonable efforts to cooperate with the marketing efforts for the Debt Financing, (ii) assist with the timely preparation of customary materials for bank information memoranda and ratings agency presentations (and assisting in the obtaining of corporate, credit and facility ratings from ratings agencies), and similar documents required to be delivered in connection with the

71 Debt Commitment Letter as in effect on the date hereof (including executing a customary authorization letter to the extent required by the Debt Commitment Letter as in effect on the date hereof authorizing the distribution of information about the Company and its Subsidiaries to prospective lenders), (iii) furnish Parent with the historical financial statements of the Company identified in paragraph 5(1) and (2) of Exhibit D of the Debt Commitment Letter as in effect on the date hereof (subject to the immediately following proviso, the “Required Financial Information”); provided, however, that for the avoidance of doubt, in no event shall the Required Financial Information be deemed to include or shall the Company, its Subsidiaries or its Representatives otherwise be required to provide pro forma financial statements or pro forma adjustments in connection with the Debt Financing, (iv) provide Parent and Merger Sub with information reasonably necessary to complete customary perfection certificates and other customary loan documents as may be required in connection with the Debt Financing as may be reasonably requested by Parent or the Merger Sub, (v) assist Parent in delivering original stock certificates, if any, and original stock powers (or, if any, similar documents for limited liability companies) to the extent required on or prior to the Closing Date by the Debt Commitment Letter as in effect on the date hereof (including assisting in obtaining copies thereof prior to the Closing Date) and assist Parent in obtaining insurance certificates from the insurance policy underwriters of the Company and its Subsidiaries to the extent required on or prior to the Closing Date by the Debt Commitment Letter as in effect on the date hereof, and (vi) take reasonable corporate actions, subject to and only effective upon the occurrence of the Closing, reasonably necessary to permit the consummation of the Debt Financing; provided, that the Company shall not be required to provide, or cause its Subsidiaries to provide, cooperation under this Section 6.17 that: (A) unreasonably interferes with the ongoing business of the Company or its Subsidiaries; (B) causes any covenant, representation or warranty in this Agreement to be breached; (C) causes any closing condition set forth in Article 7 to fail to be satisfied or otherwise causes the breach of this Agreement or any Contract to which the any of the Company or its Subsidiaries is a party; (D) requires the Company or its Subsidiaries to incur any liability (including, without limitation, any commitment fees) in connection with the Debt Financing prior to the Closing; (E) requires the Company and its Subsidiaries or their respective directors, officers, managers or employees to execute, deliver or enter into, or perform any agreement, document, certificate or instrument with respect to the Debt Financing and the directors and managers of the Company and its Subsidiaries shall not be required to adopt resolutions approving the agreements, documents and instruments pursuant to which the Debt Financing is obtained, or (F) requires the Company or its Subsidiaries to provide any legal opinion or other opinion of counsel, or any other information that would, in its good faith opinion, result in a violation of applicable law or loss of attorney-client privilege); provided that, in such case, the Company will promptly inform Parent that information is being withheld pursuant to this clause (F). So long as requested by Parent at least ten (10) days prior to the Closing Date, the Company will, and will cause each of its Subsidiaries to, furnish Parent and the Merger Sub promptly, and in any event at least two (2) Business Days prior to the Closing Date, all documentation and other information with respect to the Company and its Subsidiaries that is required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations,

72 including, without limitation, the PATRIOT Act. In no event shall the Company be in breach of this Agreement because of the failure to deliver any financial or other information that is not currently readily available to the Company and its Subsidiaries on the date hereof or is not otherwise prepared in the ordinary course of business of the Company and its Subsidiaries at the time requested by Parent (other than the Required Financial Information) or for the failure to obtain review of any financial or other information by its accountants (other than the Required Financial Information). In no event shall the Company or its Subsidiaries be required to pay any commitment or other fee or incur any liability (including due to any act or omission by the Company, its Subsidiaries or any of their respective Affiliates or Representatives) or expense (including legal and accounting expenses) in connection with assisting Parent and Merger Sub in arranging the Debt Financing or as a result of any information provided by the Company, its Subsidiaries or any of their respective Affiliates or Representatives in connection with the Debt Financing. On or prior to the Closing Date, the Company will deliver to Parent a customary payoff letter executed by the lenders of the Credit Facility (or the administrative agent on behalf of such lenders), which letter will set forth (a) the total amount required to be paid at the Effective Time to satisfy in full the repayment of all Indebtedness outstanding under the Credit Facility at such time (the “Payoff Amount”), (b) the agent’s obligation to release all liens and other security securing the Credit Facility in due course and at Parent’s or its Subsidiaries’ expense after receiving the Payoff Amount, and (c) wire transfer instructions for paying the Payoff Amount. For the avoidance of doubt, the parties hereto acknowledge and agree that the provisions contained in this Section 6.17 represent the sole obligation of the Company, its Subsidiaries and their respective Affiliates and Representatives with respect to cooperation in connection with the Debt Financing. Notwithstanding anything herein to the contrary, the condition precedent set forth in Section 7.02(b), as it applies to the Company’s obligations under this Section 6.17(c), shall be deemed satisfied unless the Debt Financing has not been obtained primarily as a result of the Company’s breach of its obligations under this Section 6.17(c), which breach is a consequence of an act or failure to act by the Company with the actual knowledge that the taking of such action or failure to take such action would cause such breach. The Company hereby consents to the use of its and its Subsidiaries’ trademarks, service marks or logos in connection with the Debt Financing; provided, that such trademarks, service marks or logos are used solely in a manner that is not intended to or reasonably likely to harm or disparage the Company or any of its Subsidiaries or the reputation or goodwill of the Company or any of its Subsidiaries or any of their respective intellectual property rights. Parent shall promptly, upon request by the Company, reimburse the Company for all reasonable and documented out-of-pocket costs and expenses (including reasonable and documented attorneys’ and accountants’ fees) incurred by the Company or any of its Subsidiaries or their respective Representatives in connection with the cooperation required by or requested in accordance with this Section 6.17 or otherwise requested by Parent, Merger Sub or their Representatives in connection with the Debt Financing. Parent shall indemnify and hold harmless the Company, its Subsidiaries and their respective Affiliates and Representatives (collectively, the “Financing

73 Indemnitees”) from and against any and all costs, expenses, losses, damages, claims, judgments, fines, claims, losses, penalties, damages, interest, awards and liabilities directly or indirectly suffered or incurred by any of them in connection with the arrangement and consummation of the Financing and any information used in connection therewith (other than arising from fraud, gross negligence, willful misconduct of the Person seeking indemnification hereunder, as determined by a court of competent jurisdiction in a final, non-appealable judgment), to the fullest extent permitted by Applicable Law and with appropriate contribution to the extent such indemnification is not available. This Section 6.17(e) shall survive consummation of the Merger and the Closing and any termination of this Agreement, and is intended to benefit, and may be enforced by the Financing Indemnitees and their respective heirs, executors, estates, personal representatives, successors and assigns who are each third party beneficiaries of this Section 6.17(e). Section 6.18 Confidentiality. Parent and the Company hereby acknowledge and agree to continue to be bound by the letter agreement dated as of April 11, 2016 between H.I.G. Middle Market, LLC and the Company (the “Confidentiality Agreement”). Section 6.19 Director Resignations. Prior to the Closing, other than with respect to any directors identified by Parent in writing to the Company ten (10) Business Days prior to the Closing Date, the Company shall use its reasonable best efforts to deliver to Parent resignations executed by each director of the Company (and, to the extent requested by Parent, any director (or any equivalent) or each Subsidiary of the Company) in office immediately prior to the Effective Time, which resignations shall be effective at the Effective Time. ARTICLE 7 CONDITIONS TO THE MERGER Section 7.01 Conditions to the Obligations of Each Party. The obligation of each party hereto to consummate the Merger is subject to the satisfaction or, to the extent permitted by Applicable Law, waiver of, on or prior to the Closing, of the following conditions: the Stockholder Approval shall have been obtained; no Governmental Authority having jurisdiction over any party hereto shall have issued any Order or other action that is in effect (whether temporary, preliminary or permanent) restraining, enjoining or otherwise prohibiting the consummation of the Merger and no Applicable Law shall have been adopted that makes consummation of the Merger illegal or otherwise prohibited; provided, that the party seeking to assert this condition shall have used those efforts required hereunder (including under Section 6.12) to resist, lift or resolve such Order or Applicable Law; and the applicable waiting period (and any extension thereof, subject to Section 6.12) applicable to the Merger under the HSR Act shall have expired or been terminated.

74 Section 7.02 Conditions to the Obligations of Parent and Merger Sub. The obligation of Parent and Merger Sub to consummate the Merger is subject to the satisfaction, at or prior to Closing, of the following conditions: the representations and warranties of the Company set forth in this Agreement shall be true and correct on the date hereof and on the Closing Date as if made on the Closing Date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct only as of such earlier date), except where the failure of such representations and warranties to be so true and correct (disregarding all qualifications or limitations as to “materiality,” “Company Material Adverse Effect” or words of similar import) would not, individually or in the aggregate, have a Company Material Adverse Effect, provided that, notwithstanding the foregoing, (i) the representations and warranties set forth in Section 4.01 (Corporate Existence and Power), Section 4.02 (Corporate Authorization), Section 4.25 (Brokers’ Fees), and Section 4.26 (Opinion of Financial Advisor) shall be true and correct in all material respects as of the Closing Date as if made on and as of such date (other than representations and warranties that address matters only as of an earlier date, which shall be true and correct in all material respects as of such earlier date) and (ii) the representations and warranties set forth in Section 4.05 (Capitalization) shall be true and correct in all respects as of the Closing Date as if made on and as of such date (other than representations and warranties that address matters only as of an earlier date, which shall be true and correct as of such earlier date), except for any inaccuracies that would not, individually or in the aggregate, increase the Aggregate Merger Consideration payable in the Merger by more than $1,000,000 (disregarding any failures to be true and correct resulting or arising from any actions not prohibited by Section 6.01 or otherwise consented to by Parent or Merger Sub); the Company shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date; Parent shall have received at the Closing a certificate signed on behalf of the Company by the Chief Executive Officer or the Chief Financial Officer of the Company certifying that the conditions set forth in Section 7.02(a) and Section 7.02(b) and been satisfied; and since the date of the Agreement, there shall not have occurred and be continuing any Company Material Adverse Effect. Section 7.03 Conditions to the Obligations of the Company. The obligation of the Company to consummate the Merger is subject to the satisfaction, at or prior to Closing, of the following conditions: the representations and warranties of Parent and Merger Sub set forth in this Agreement shall be true and correct on the date hereof and on the Closing Date as if made on the Closing Date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct only as of such earlier date), except where the failure of such

75 representations and warranties to be so true and correct (disregarding all qualifications or limitations as to “materiality” or words of similar import) would not, individually or in the aggregate, prevent, materially delay or materially impair Parent’s or Merger Sub’s ability to consummate the transactions contemplated by this Agreement; Parent and Merger Sub shall each have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date; and the Company shall have received at the Closing a certificate signed on behalf of Parent by the Chief Executive Officer or the Chief Financial Officer of Parent certifying that the conditions set forth in Section 7.03(a) and Section 7.03(b) have been satisfied. ARTICLE 8 TERMINATION Section 8.01 Termination. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Closing. by mutual written agreement of the Company and Parent (notwithstanding any approval of this Agreement by the stockholders of the Company); by either Parent or the Company, upon prior written notice to the other party, if the Merger has not been consummated on or before June 10, 2017 (the “End Date”) (notwithstanding any approval of this Agreement by the stockholders of the Company); provided, however, that in the event that the Marketing Period has not ended on or prior to the End Date, then the End Date may be extended, at the sole option of Parent by delivery of written notice to the Company prior to the End Date, to the date that is one (1) Business Day following the last day of the Marketing Period; provided, further, that the right to terminate this Agreement under this Section 8.01(b) shall not be available to any party whose material breach of any provision of this Agreement has been the proximate cause of the failure of the conditions to Closing set forth in Article 7 to be satisfied; by either Parent or the Company, upon prior written notice to the other party, if any Governmental Authority of competent jurisdiction shall have issued a final and non-appealable Order or taken any other action enjoining, restraining or otherwise prohibiting the consummation of the transactions contemplated by this Agreement (notwithstanding any approval of this Agreement by the stockholders of the Company); provided, however, that the party seeking to terminate this Agreement pursuant to this Section 8.01(c) shall not have (i) breached in any material respects its obligations under Section 6.12 and (ii) been the primary cause of such Order due to failure to perform any such obligations; by either Parent or the Company, upon prior written notice to the other party, if the Stockholder Approval has not been obtained by reason of the failure to obtain

76 the required vote upon a final vote taken at the Stockholder Meeting (or any adjournment or postponement thereof); by Parent, upon prior written notice to the Company, in the event of a breach by the Company of any representation, warranty, covenant or other agreement contained herein that (i) would result in any condition set forth in Section 7.02 not being satisfied and (ii) has not been cured prior to the earlier of the End Date or the thirtieth (30th) calendar day following Parent’s delivery of written notice describing such breach to the Company; provided, however, that Parent shall not be entitled to terminate this Agreement pursuant to this Section 8.01(e) if, at the time of such termination, either Parent of Merger Sub is in material breach of any representation, warranty, covenant or agreement contained in this Agreement; by the Company, upon prior written notice to Parent, in the event of a breach by Parent or Merger Sub of any representation, warranty, covenant or other agreement contained herein that (i) would result in any condition set forth in Section 7.03 not being satisfied and (ii) has not been cured prior to the earlier of the End Date or the thirtieth (30th) calendar day following the Company’s delivery of written notice describing such breach to Parent; provided, however, that the Company shall not be entitled to terminate this Agreement pursuant to this Section 8.01(f) if, at the time of such termination, the Company is in material breach of any representation, warranty, covenant or agreement contained in this Agreement; by Parent, upon prior written notice to the Company, if, prior to the Stockholder Approval, the Company Board or any committee thereof shall have effected an Adverse Recommendation Change; by the Company, upon prior written notice to Parent, if prior to the Stockholder Approval the Company Board shall have effected an Adverse Recommendation Change in respect of a Superior Proposal in accordance with Section 6.03, the Company has complied in all respects (other than immaterial noncompliance) with Section 6.02, and substantially concurrently with such termination the Company enters into a definitive agreement with respect to such Superior Proposal; provided, that the effectiveness of the Company’s termination of this Agreement pursuant to this Section 8.01(h) is conditioned upon and subject to the prior or substantially concurrent payment by the Company to Parent (or its designee) of the Company Termination Fee in accordance with Section 9.04, and any purported termination pursuant to this Section 8.01(h) shall be void and of no force or effect until the Company shall have paid the Company Termination Fee; or by the Company, upon prior written notice to Parent, if (i) all of the conditions set forth in Section 7.01 and Section 7.02 have been satisfied (other than those conditions that by their terms are to be satisfied at the Closing, each of which is capable of being satisfied at the Closing), (ii) Parent and Merger Sub have failed to consummate the Merger at the Closing pursuant to Section 2.01 and (iii) the Company has irrevocably notified Parent in writing that (A) the Company is ready, willing and able to consummate the Merger and (B) all conditions set forth in Section 7.03 have been and continue to be

77 satisfied (other than those conditions that by their terms are to be satisfied at the Closing, each of which is capable of being satisfied at the Closing) or that it is willing to waive any unsatisfied conditions set forth in Section 7.03. Section 8.02 Effect of Termination. If this Agreement is terminated pursuant to Section 8.01, this Agreement shall become void and of no effect without liability of any party (or any Representative of such party) to each other party hereto; provided, however, that the provisions of (i) this Section 8.02, (ii) the last two sentences of Section 6.05, (iii) Section 6.17(e), (iv) Section 6.18 and (v) Article 9 shall survive any termination hereof pursuant to Section 8.01. Notwithstanding anything to the contrary provided in this Agreement, including in the foregoing provisions of this Section 8.02, nothing shall relieve any party for actual fraud. ARTICLE 9 MISCELLANEOUS Section 9.01 Notices. Any notices or other communications required or permitted under, or otherwise given in connection with, this Agreement shall be in writing and shall be deemed to have been duly given (i) when delivered or sent if delivered in person or sent by facsimile transmission (provided confirmation of facsimile transmission is obtained), (ii) on the fifth (5th) Business Day after dispatch by registered or certified mail, (iii) on the next Business Day if transmitted by national overnight courier or (iv) on the date delivered if sent by e-mail (provided confirmation of e-mail receipt is obtained), in each case as follows: if to Parent, Merger Sub, or the Surviving Corporation, to: H.I.G. Middle Market LBO Fund II, L.P. c/o H.I.G. Middle Market, LLC 600 Fifth Avenue 24th Floor New York, New York 10020 Attention: Matthew Lozow Facsimile No.: (212) 506-0559 Email: mlozow@higcapital.com with a copy to (which shall not constitute notice): Kirkland & Ellis LLP 300 North LaSalle Street Chicago, Illinois 60654 Attention: Jeffrey Seifman, P.C. Robert Goedert Facsimile No.: (312) 862-2200 Email: jeffrey.seifman@kirkland.com robert.goedert@kirkland.com

78 if to the Company (prior to the Merger) to: Lionbridge Technologies, Inc. 1050 Winter Street, Suite 2300 Waltham, Massachusetts 02451 Attention: Peggy Shukur, General Counsel Facsimile No.: (781) 434-6057 Email: peggy.shukur@lionbridge.com with a copy (which shall not constitute notice) to: Goodwin Procter LLP 100 Northern Avenue Boston, Massachusetts 02110 Attention: Stuart M. Cable, Esq. Jacqueline Mercier, Esq. Facsimile No.: (617) 523-1231 Email: scable@goodwinlaw.com jmercier@goodwinlaw.com Section 9.02 Survival of Representations and Warranties. The representations and warranties contained herein and in any certificate or other writing delivered pursuant hereto shall not survive the Effective Time. Section 9.03 Amendments and Waivers. Any provision of this Agreement may be amended or waived prior to the Effective Time if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement or, in the case of a waiver, by each party against whom the waiver is to be effective; provided, however, that without the further approval of the Company’s stockholders, no such amendment or waiver shall be made or given after the Stockholder Approval that requires the approval of the stockholders of the Company under the DGCL unless the required further approval is obtained; provided, further, that no amendment shall be made to this Section 9.03, Section 9.05, Section 9.06, Section 9.07, Section 9.08, Section 9.09 or Section 9.12 or the definition of “Debt Financing Party” (and any provision of this Agreement to the extent an amendment of such provision would modify the substance of any of the foregoing provisions) that are adverse to any Debt Financing Party without the consent of such Debt Financing Party. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by Applicable Law. Section 9.04 Expenses; Payment of Termination Fee.

79 Except as otherwise provided in this Agreement, all costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense, whether or not the Merger is consummated. For the avoidance of doubt, Parent shall pay all filing fees payable pursuant to (i) the HSR Act and (ii) any other Antitrust Laws. In the event that: (i) this Agreement is terminated pursuant to Section 8.01(g) (Adverse Recommendation Change); (ii) this Agreement is terminated pursuant to Section 8.01(h) (Company Superior Proposal); or (iii) (A) this Agreement is terminated by Parent or the Company pursuant to Section 8.01(d) (No Vote) or by Parent pursuant to Section 8.01(e) (Company Breach), (B) prior to the Stockholder Meeting an Acquisition Proposal shall have been made publicly or to the Company Board, and not withdrawn and (C) within twelve (12) months of the date this Agreement is terminated the Company consummates or enters into a definitive agreement for an Acquisition Proposal that is subsequently consummated (whether during such twelve (12) month period or thereafter); provided, that, for purposes of this Section 9.04(b)(iii), all percentages in the definition of Acquisition Proposal shall be replaced with 50%, then the Company shall pay Parent the Company Termination Fee (less the amount of any Tier I Parent Expenses previously paid to Parent pursuant to Section 9.04(f)) by wire transfer of same-day funds to an account designated by Parent (i) in the case of Section 9.04(b)(i), within two (2) Business Days after such termination, (ii) in the case of Section 9.04(b)(ii), concurrently with the termination of this Agreement pursuant to Section 8.01(h), and (iii) in the case of Section 9.04(b)(iii), on the date that the Company consummates an Acquisition Proposal (or no later than the next Business Day if such event occurs on a day that is not a Business Day). In the event that Parent shall become entitled to receive payment of the Company Termination Fee pursuant to this Section 9.04(b), the receipt of the Company Termination Fee and/or any Parent Expenses shall be deemed to be liquidated damages for any and all losses or damages suffered or incurred by Parent, Merger Sub, any of their respective Affiliates or any other Person in connection with this Agreement (and the termination hereof), the transactions contemplated by this Agreement (and the abandonment thereof) or any matter forming the basis for such termination, the Company shall have no further liability, whether pursuant to a claim at law or in equity, to Parent, Merger Sub or any of their respective Affiliates in connection with this Agreement (and the termination hereof), the transactions contemplated by this Agreement (and the abandonment thereof) or any matter forming the basis for such termination, and none of Parent, Merger Sub, any of their respective affiliates or any other Person shall be entitled to bring or maintain any claim, action or Proceeding against the Company or any of its Affiliates for damages or any equitable relief arising out of or in connection with this Agreement (other than

80 equitable relief to require payment of the Company Termination Fee and/or any Parent Expenses), any of the transactions contemplated by this Agreement or any matters forming the basis for such termination. If the Company fails to pay the Company Termination Fee and/or any Parent Expenses and Parent and/or Merger Sub commences a suit which results in a final, non-appealable judgment against the Company for the Company Termination Fee and/or any Parent Expenses or any portions thereof, then the Company shall pay Parent or Merger Sub its costs and expenses (including reasonable attorney’s fees and disbursements) in connection with such suit, together with interest on the Company Termination Fee and/or Parent Expenses at the “prime rate” as published in The Wall Street Journal, Eastern Edition, in effect on the date such payment was required to be made through the date of payment (calculated daily on the basis of a year of 365 days and the actual number of days elapsed, without compounding). For the avoidance of doubt, any payment made by the Company under Section 9.04(b) shall be payable only once with respect to Section 9.04(b) and not in duplication even though such payment may be payable under one or more provisions hereof. Parent shall have the right to assign the right to receive the Company Termination Fee and/or Parent Expenses to one or more Persons in its sole discretion; provided, however, that, for the avoidance of doubt, any such assignment shall not in any manner whatsoever affect the parties’ agreements set forth in the last paragraph of Section 9.04(b). In the event that this Agreement is terminated pursuant to Section 8.01(f) (Parent Breach) (but only if the failure to satisfy the condition specified therein results from an intentional breach by Parent or Merger Sub of any or their respective representations, warranties, covenants or agreements contained therein) or Section 8.01(i) (Failure to Close), then Parent shall pay the Company the Parent Termination Fee by wire transfer of same-day funds on the first (1st) Business Day following such termination. In the event that the Company shall become entitled to receive the payment of the Parent Termination Fee pursuant to this Section 9.04(d), the receipt of the Parent Termination Fee together with the amounts, if any, to be paid by Parent pursuant to Section 6.17(e) and this Section 9.04(d) (collectively, the “Company Expenses”) shall be deemed to be liquidated damages for any and all losses or damages suffered or incurred by the Company in connection with this Agreement (and the termination hereof), the transactions contemplated by this Agreement (and the abandonment thereof) or any matter forming the basis for such termination, and except for payment of the Parent Termination Fee and/or any Company Expenses, neither Parent nor Merger Sub shall have any further liability, whether pursuant to a claim at law or in equity, to the Company or any of its Affiliates under this Agreement (and the termination hereof), the transactions contemplated by this Agreement (and the abandonment thereof) or any matter forming the basis for such termination, and the Company shall not be entitled to bring or maintain any claim, action or Proceeding against Parent or Merger Sub for damages or any equitable relief arising out of or in connection with this Agreement (other than equitable relief to require payment of the Parent Termination Fee and/or any Company Expenses), any of the transactions contemplated by this Agreement or any matters forming the basis for such termination. If Parent fails to pay the Parent Termination Fee and/or any Company Expenses and the Company commences a suit which results in a final, non-

81 appealable judgment against Parent for the Parent Termination Fee and/or any Company Expenses or any portions thereof, then Parent shall pay the Company its costs and expenses (including reasonable attorney’s fees and disbursements) in connection with such suit, together with interest on the Parent Termination Fee and/or any Company Expenses at the “prime rate” as published in The Wall Street Journal, Eastern Edition, in effect on the date such payment was required to be made through the date of payment (calculated daily on the basis of a year of 365 days and the actual number of days elapsed, without compounding), which amounts shall themselves be Company Expenses. For the avoidance of doubt, the failure of Parent or Merger Sub to consummate the Merger on the date required by Section 2.01 after the conditions set forth in Article 7 (other than those conditions that by their nature are to be satisfied at the Closing and which are capable of being satisfied on the Closing Date, assuming for purposes hereof that the date of termination is the Closing Date) have been satisfied or waived shall constitute an intentional breach by Parent and Merger Sub for which Parent shall pay the Company the Parent Termination Fee in accordance with this Section 9.04(d). For the avoidance of doubt, any payment made by Parent under Section 9.04(d) shall be payable only once with respect to Section 9.04(d) and not in duplication even though such payment may be payable under one or more provisions hereof. In the event this Agreement is terminated by Parent pursuant to Section 8.01(e) (Company Breach) as a result of a willful breach of any representation, warranty, covenant or agreement under this Agreement by the Company, in each case under circumstances in which the Company Termination Fee is not then payable pursuant to Section 9.04(b), and prior to the time of such termination by Parent, Parent and Merger Sub were not in material breach of any of their representations, warranties, covenants or agreements under this Agreement, then the Company shall, following receipt of an invoice therefor, no later than two (2) Business Days after the date of such termination (or, if later after the date of receipt of the invoice therefor), pay, or cause to be paid, at the direction of Parent, up to $2,000,000, in the aggregate, of Parent’s reasonable and documented out-of-pocket fees and expenses (including legal fees and expenses) incurred by Parent and its Affiliates on or prior to the termination of this Agreement in connection with the transactions contemplated by this Agreement (including the Financing) (the “Tier I Parent Expenses”); provided, that the existence of circumstances that could require the Company Termination Fee to become subsequently payable by the Company pursuant to Section 9.04(b) shall not relieve the Company of its obligations to pay the Tier I Parent Expenses pursuant to this Section 9.04; provided further that the payment by the Company of any Tier I Parent Expenses pursuant to this Section 9.04 shall not relieve the Company of any subsequent obligation to pay the Company Termination Fee pursuant to Section 9.04(b) except to the extent indicated in Section 9.04(b). In the event this Agreement is terminated by the Company prior to the Non-Solicitation Start Date pursuant to Section 8.01(h) (Company Superior Proposal) so as to enter into an Alternative Acquisition Agreement with an Excluded Person who is not also a Prior Party, then the Company shall, following receipt of an invoice therefor, no later than two (2) Business Days after the date of such termination (or, if later, after the date of receipt of the invoice therefor), pay, or cause to be paid, at the direction of

82 Parent, up to $1,000,000, in the aggregate, of Parent’s reasonable and documented out-of- pocket fees and expenses (including legal fees and expenses) incurred by Parent and its Affiliates on or prior to the termination of this Agreement in connection with the transactions contemplated by this Agreement (including the Financing) (the “Tier II Parent Expenses” and, together, but without duplication, with any Tier I Parent Expenses, the “Parent Expenses”). The payment by the Company of any Tier II Parent Expenses pursuant to this Section 9.04(g) shall be in addition to payment by the Company of the Company Termination Fee pursuant to Section 9.04(b)(ii), but shall only be payable in the case of a termination by the Company prior to the Non-Solicitation Start Date pursuant to Section 8.01(h) (Company Superior Proposal) so as to enter into an Alternative Acquisition Agreement with an Excluded Person who is not also a Prior Party. For the avoidance of doubt, the Company shall not be obligated to pay both the Tier I Parent Expenses and the Tier II Parent Expenses. Each of the Company, Parent and Merger Sub acknowledges that (i) the agreements contained in this Section 9.04 are an integral part of the Agreement, (ii) the damages resulting from termination of this Agreement under circumstances where a Company Termination Fee or Parent Termination Fee is payable are uncertain and incapable of accurate calculation and therefore, the amounts payable pursuant to this Section 9.04 are not a penalty but rather constitute liquidated damages in a reasonable amount to compensate Parent or the Company, as the case may be, for the efforts and resources expended and opportunities foregone while negotiating this Agreement and in reliance on this Agreement and on the expectation of the consummation of the Agreement, and (iii) without the agreements contained in this Section 9.04, the parties hereto would not have entered into this Agreement. Section 9.05 Assignment; Benefit. This Agreement shall not be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties; provided, that Parent or Merger Sub may transfer or assign its rights and obligations under this Agreement, in whole or from time to time in part, to (a) one or more of its Affiliates at any time, (b) after the Effective Time, to any parties providing secured debt financing for purposes of creating a security interest herein or otherwise assigning this Agreement as collateral in respect of such secured debt financing, and (c) after the Effective Time, to any Person; provided, that any assignment by Parent or Merger Sub shall not relieve Parent or Merger Sub of its obligations hereunder. Notwithstanding anything contained in this Agreement to the contrary, nothing in this Agreement, express or implied, is intended to confer on any Person other than the parties hereto or their respective heirs, successors, executors, administrators and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except for (a) the rights of the Company’s stockholders to receive the Merger Consideration at the Effective Time pursuant to the terms and conditions of this Agreement, (b) the rights of the holders of Company Equity Awards to receive the payments in respect thereof following the Effective Time pursuant to Section 2.06, (c) the rights of the Indemnified Parties pursuant to Section 6.11 and (d) with respect to the Debt Financing Parties, Section 9.03, this Section 9.05, Section 9.06, Section 9.07, Section 9.08, Section 9.09, and Section 9.12, which, in each case, which shall inure to the benefit of the Debt Financing sources benefiting therefrom who are hereby expressly intended to be third-party beneficiaries thereof and who may enforce the covenants contained therein (solely as such provisions relates to such Debt Financing sources

83 in such capacity as third party beneficiary). For the avoidance of doubt, prior to the Effective Time, the rights and remedies conferred on the Company’s stockholders pursuant to Article 2 concerning payment of the Aggregate Merger Consideration may only be enforced by the Company acting on the behalf of the Company’s stockholders. The parties hereto further agree that, except for those rights contained in clause (d) of the second preceding sentence, the rights of third-party beneficiaries under this Section 9.05 shall not arise unless and until the Merger is consummated. Section 9.06 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflicts of law rules of such State; provided, that, notwithstanding the foregoing, any disputes involving Debt Financing Parties will be governed by, construed in accordance with and enforced under the Applicable Laws of the State of New York without giving regard to conflicts or choice of law principles that would result in the application of any Law other than the Law of the State of New York. Section 9.07 Jurisdiction. The parties hereto agree that any Proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated by this Agreement shall be brought in the Delaware Court of Chancery, New Castle County, or if that court does not have jurisdiction, a federal court sitting in the State of Delaware. Each party hereto hereby irrevocably submits to the exclusive jurisdiction of such court in respect of any legal or equitable action, suit or proceeding arising out of or relating to this Agreement or the transactions contemplated by this Agreement, or relating to enforcement of any of the terms of this Agreement, and hereby waives, and agrees not to assert, as a defense in any such action, suit or proceeding, any claim that it is not subject personally to the jurisdiction of such court, that the action, suit or proceeding is brought in an inconvenient forum, that the venue of the action, suit or proceeding is improper or that this Agreement or the transactions contemplated by this Agreement may not be enforced in or by such courts. Each party hereto agrees that notice or the service of process in any action, suit or proceeding arising out of or relating to this Agreement or the transactions contemplated by this Agreement shall be properly served or delivered if delivered in the manner contemplated by Section 9.01 or in any other manner permitted by law. Notwithstanding anything in this Agreement to the contrary, each of the parties hereto agrees that it will not bring, or support the bringing of, any suit or proceeding, claim or counterclaim, whether in law or in equity, whether arising in contract, tort, equity or otherwise, against the Debt Financing Parties arising out of or relating to this Agreement or any of the transactions contemplated herein, including any dispute arising out of or relating to the performance of the Debt Commitment Letter, in any forum other than the federal and New York State courts located in the Borough of Manhattan within the City of New York. Section 9.08 Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT (INCLUDING, FOR THE AVOIDANCE OF DOUBT, ANY LEGAL PROCEEDINGS ARISING OUT OF OR RELATED TO ANY DEBT FINANCING USED TO CONSUMMATE THE MERGER OR THE OTHER TRANSACTIONS CONTEMPLATED THEREBY).

84 Section 9.09 Specific Performance; Parent Liability Cap. The parties hereto agree that irreparable harm would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached, and, accordingly that the parties hereto shall be entitled to an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof, in addition to any other remedy to which they are entitled at law or in equity in connection with this Agreement. The parties hereto agree that unless and until this Agreement is validly terminated in accordance with Section 8.01 and any dispute over the right to termination has been finally resolved, (i) the parties hereto shall be entitled to an injunction or injunctions from a court of competent jurisdiction as set forth in Section 9.07 to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement (for the avoidance of doubt, including to specifically enforce a party’s obligation to effect the Closing, but excluding the Company’s covenants in Section 6.19), without bond, or other security being required, and (ii) the right of specific enforcement is an integral part of the transactions contemplated by this Agreement, including the Merger, and without that right, none of the Company, Parent or Merger Sub would have entered into this Agreement. The parties hereto further agree that that unless and until this Agreement is terminated in accordance with Section 8.01 and any dispute over the right to termination has been finally resolved, the Company shall be entitled to an injunction, specific performance or other equitable remedy to specifically enforce Parent’s and Merger Sub’s obligations to effect the Closing in the event that each of the following conditions have been satisfied: (A) the conditions set forth in Section 7.01 and Section 7.02 (other than those conditions that by their nature are to be satisfied at the Closing, provided that each such condition is then capable of being satisfied at the Closing) have been satisfied or waived at the time the Closing would have occurred but for the failure of the Equity Financing to be funded, and the conditions set forth in Section 7.01 remain satisfied, (B) the Debt Financing is available to be funded at the Closing and has been funded in accordance with the terms thereof or will be funded in accordance with the terms thereof at the Closing if the Equity Financing is funded at the Closing, and (C) the Company has irrevocably confirmed in writing to Parent that if specific performance is granted and the Equity Financing and Debt Financing are funded, then the Company will take such actions as are within its control to effect the Closing (such clauses (A) and (B), together, the “Specific Performance Conditions”). For the avoidance of doubt, in no event shall the Company be entitled to enforce or seek to enforce specifically Parent’s right to cause the Equity Financing to be funded or to complete the Merger if the Debt Financing has not been funded (or will not be funded at the Closing if the Equity Financing is funded at the Closing). In no event shall the Company be entitled to seek the remedy of specific performance of this Agreement other than solely under the specific circumstances and as specifically set forth in this Section 9.09. For the avoidance of further doubt, in no event shall the Company or its Subsidiaries, affiliates, directors, officers, employees, agents, partners, managers, members or stockholders be entitled to seek any remedy of specific performance or other equitable remedies against any Debt Financing Party. Each of the parties hereto agrees that it will not oppose the granting of an injunction, specific performance or other equitable relief on the basis that any other of such parties has an adequate remedy at law

85 or that any such injunction or award of specific performance or other equitable relief is not an appropriate remedy for any reason; provided, that solely with respect to the equitable remedy to specifically enforce Parent’s or Merger Sub’s obligation to effect the Closing, Parent and Merger Sub may oppose the granting of specific performance only on the basis that one of the Specific Performance Conditions has not been satisfied. The parties hereto further agree that (x) following the Company’s valid termination of this Agreement in accordance with Section 8.01, the Company shall be entitled to an injunction or injunctions from a court of competent jurisdiction as set forth in Section 9.07 to enforce specifically Parent’s and Merger Sub’s surviving obligations herein, including with respect to the payment of any fraud remedies under Section 8.02 or the payments of the Parent Termination Fee and/or any Company Expenses to which the Company is entitled under Section 9.04, and (ii) following Parent’s valid termination of this Agreement in accordance with Section 8.01, Parent shall be entitled to an injunction or injunctions from a court of competent jurisdiction as set forth in Section 9.07 to enforce specifically the Company’s surviving obligations herein, including with respect to the payment of any fraud remedies under Section 8.02 or the payments of the Company Termination Fee and/or any Parent Expenses to which Parent is entitled under Section 9.04. The parties hereto further agree that (i) by seeking the remedies provided for in this Section 9.09, a party shall not in any respect waive its right to seek any other form of relief that may be available to a party under this Agreement (including fraud remedies) for breach of any of the provisions of this Agreement or in the event that this Agreement has been terminated or in the event that the remedies provided for in this Section 9.09 are not available or otherwise are not granted, and (ii) nothing set forth in this Section 9.09 shall require any party hereto to institute any Proceeding for (or limit any party’s right to institute any Proceeding for) specific performance under this Section 9.09 prior or as a condition to exercising any termination right under Article 8 (and pursuing fraud remedies), nor shall the commencement of any Proceeding pursuant to this Section 9.09 or anything set forth in this Section 9.09 restrict or limit any party’s right to terminate this Agreement in accordance with the terms of Article 8 or pursue any other remedies under this Agreement that may be available at any time. Notwithstanding anything to the contrary contained in this Agreement, while the Company may pursue both a grant of specific performance as and only to the extent expressly permitted by this Section 9.09 and the payment of the Parent Termination Fee and/or Company Expenses (only to the extent expressly permitted by Section 9.04), under no circumstances shall the Company be permitted or entitled to receive both such grant of specific performance to require Parent and Merger Sub to effect the Closing and pay the Parent Termination Fee. The maximum aggregate liability of Parent and Merger Sub for monetary damages in connection with this Agreement, the Equity Commitment Letter, the Guarantee and the transactions contemplated by this Agreement shall be limited to $21,368,000 plus the Company Expenses (the “Parent Liability Cap”). In no event shall the Company seek or permit to be sought on behalf of the Company any damages of any kind, including consequential, indirect, or punitive damages, from any officer, director, agent or employee of Parent or Merger Sub, any direct or indirect holder of any Equity Interests or securities of Parent or Merger Sub or any direct or indirect director,

86 officer, employee, partner, Affiliate, member, controlling Person or representative of any of the foregoing, in connection with this Agreement or the transactions contemplated by this Agreement (other than as provided by Section 8.02 and this Section 9.09, and as expressly provided by and subject to the terms of the Equity Commitment Letter and the Guarantee); provided, however, subject to the terms and conditions of the Equity Commitment Letter and/or the Guarantee (and without limiting the Company’s remedies thereunder and under Section 9.09(a)), the Company may seek to cause Parent to enforce the terms of such Equity Commitment Letter and/or Guarantee to cause the Sponsor or Guarantor, as the case may be, to provide funds to Parent, which shall in no event exceed, in the aggregate, the Parent Liability Cap, to permit Parent to satisfy (i) any judgment, order or award of damages in favor of the Company obtained by the Company in accordance with Section 8.02, (ii) payment by Parent of the Parent Termination Fee and/or any Company Expenses, and/or (iii) any order requiring Parent and/or Merger Sub to specifically perform their obligations under this Agreement or other equitable relief permitted under this Agreement. Notwithstanding anything herein to the contrary and for the avoidance of doubt, nothing in this Section 9.09 nor Section 9.04 shall limit in any way any fraud remedies or the remedies of the parties under the Confidentiality Agreement. Section 9.10 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other Governmental Authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated by this Agreement is not affected in any manner materially adverse to any party. Upon such a determination, the parties hereto agree to negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner, in order that the transactions contemplated by this Agreement be consummated as originally contemplated to the fullest extent possible. Section 9.11 Parent Guarantee. Parent shall cause Merger Sub to comply in all respects with each of the representations, warranties, covenants, obligations, agreements and undertakings made or required to be performed by Merger Sub in accordance with the terms of this Agreement, the Merger, and the other transactions contemplated by this Agreement. As a material inducement to the Company’s willingness to enter into this Agreement and perform its obligations hereunder, Parent hereby unconditionally guarantees full performance and payment by Merger Sub of each of the covenants, obligations and undertakings required to be performed by Merger Sub under this Agreement and the transactions contemplated by this Agreement, subject to all terms, conditions and limitations contained in this Agreement, and hereby represents, acknowledges and agrees that any such breach of any such representation and warranty or default in the performance of any such covenant, obligation, agreement or undertaking of Merger Sub shall also be deemed to be a breach or default of Parent, and the Company shall have the right, exercisable in its sole discretion, to pursue any and all available remedies it may have arising out of any such breach or nonperformance directly against either or both of Parent and Merger Sub in the first instance. As applicable, references in this Section 9.11 to “Merger Sub” shall also include the Surviving Corporation following the Effective Time.

87 Section 9.12 Debt Financing Parties. None of the Company or its Subsidiaries, affiliates, directors, officers, employees, agents, partners, managers, members or stockholders (in each case, in their capacity as such) shall have any rights or claims against any Debt Financing Party in any way relating to this Agreement, including any dispute arising out of or relating in any way to the performance of any financing commitments of such Debt Financing Party with respect to the transactions contemplated hereby, whether at law or equity, in contract, in tort or otherwise. No Debt Financing Party shall have any liability (whether in contract, in tort or otherwise) to the Company or its Subsidiaries, affiliates, directors, officers, employees, agents, partners, managers, members or stockholders (in each case, in their capacity as such) for any obligations or liabilities of any party hereto under this Agreement or for any claim based on, in respect of, or by reason of, the transactions contemplated hereby, including any dispute arising out of or relating in any way to the performance of any debt financing commitments in connection with the Merger. Section 9.13 Entire Agreement; No Reliance. This Agreement, the Confidentiality Agreement, the exhibits and schedules to this Agreement, the Company Disclosure Schedule and any documents delivered by the parties in connection herewith (including the Financing Commitment Letters and the Guarantee) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect thereto. Each party hereto agrees that, except for the representations and warranties contained in Article 4 and Article 5 of this Agreement, neither the Company, Parent or Merger Sub makes any other representations or warranties and each hereby disclaims any other representations or warranties made by itself or any of its Representatives, with respect to the execution and delivery of this Agreement or the transactions contemplated by this Agreement, notwithstanding the delivery or disclosure to any other party or any other party’s Representatives of any document or other information with respect to any one or more of the foregoing. Without limiting the generality of the foregoing, and notwithstanding any otherwise express representations and warranties made by the parties in this Agreement, each of Parent and Merger Sub agrees that neither the Company nor any of its Subsidiaries makes or has made any representation or warranty with respect to (i) any projections, forecasts, estimates, plans or budgets or future revenues, expenses or expenditures, future results of operations (or any component thereof), future cash flows (or any component thereof) or future financial condition (or any component thereof) of the Company or any of its Subsidiaries or the future business, operations or affairs of the Company or any of its Subsidiaries heretofore or hereafter delivered to or made available to it, or (ii) any other information, statements or documents heretofore or hereafter delivered to or made available to it, including the information in the electronic data room of the Company, with respect to the Company or any of its Subsidiaries or the business, operations or affairs of the Company or any of its Subsidiaries, except to the extent and as expressly covered by a representation and warranty made in this Agreement.

88 Section 9.14 Rules of Construction. Each of the parties hereto acknowledges that it has been represented by counsel of its choice throughout all negotiations that have preceded the execution of this Agreement and that it has executed the same with the advice of said independent counsel. Each party and its counsel cooperated and participated in the drafting and preparation of this Agreement and the documents referred to herein, and any and all drafts relating thereto exchanged among the parties shall be deemed the work product of all of the parties and may not be construed against any party by reason of its drafting or preparation. Accordingly, any rule of law or any legal decision that would require interpretation of any ambiguities in this Agreement against any party that drafted or prepared it is of no application and is hereby expressly waived by each of the parties hereto, and any controversy over interpretations of this Agreement shall be decided without regards to events of drafting or preparation. Section 9.15 Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by all of the other parties hereto. Until and unless each party has received a counterpart hereof signed by each other party hereto, this Agreement shall have no effect and no party shall have any right or obligation hereunder (whether by virtue of any other oral or written agreement or other communication). Signatures to this Agreement transmitted by facsimile transmission, by electronic mail in PDF form, or by any other electronic means designed to preserve the original graphic and pictorial appearance of a document, will be deemed to have the same effect as physical delivery of the paper document bearing the original signatures. [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

Signature Page to Agreement and Plan of Merger IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written. LIONBRIDGE TECHNOLOGIES, INC. By: /s/ Rory J. Cowan Name: Rory J. Cowan Title: Chief Executive Officer LBT ACQUISITION, INC. By: /s/ Aaron Tolson Name: Aaron Tolson Title: Vice President LBT MERGER SUB, INC. By: /s/ Aaron Tolson Name: Aaron Tolson Title: Vice President